Ex 10.21
CERTAIN INFORMATION IDENTIFIED WITH [***] IN THIS EXHIBIT HAS BEEN OMITTED BECAUSE THE REGISTRANT HAS DETERMINED THAT THEY ARE NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

COLLABORATION AGREEMENT
between
ELI LILLY AND COMPANY
and
FOGHORN THERAPEUTICS INC.

CONFIDENTIAL

i

CONFIDENTIAL

CONFIDENTIAL

CONFIDENTIAL

SCHEDULES

Schedule 1.30(a)    Patents – Genus Claims/Selective BRM Projects
Schedule 1.30(b)    Patents – Identified Patents/Selective BRM & [***] Projects
Schedule 1.30(c)    Patents – FHD-286/609
Schedule 1.35    Critical Success Factors
Schedule 1.61     FHD-286/609
Schedule 1.73    Foghorn Platform
Schedule 1.167    Product-Specific Patents
Schedule 1.217     Unavailable Targets
Schedule 3.3    Research Program Outline
Schedule 3.9    (Part A) – Good Research Practices
Schedule 3.9    (Part B) – Lilly Principles for Animal Care and Use for Third Party Organizations
Schedule 3.10    Pre-Approved Foghorn Subcontractors
Schedule 3.11    Materials Transfer Record
Schedule 9.3.1(a)    Cost Report
Schedule 11.2    Disclosures
Schedule 11.2.4(a)    Existing Patents
Schedule 11.2.4(d)    Licensed Patents
Schedule 11.2.10    Regulatory Documentation
Schedule 13.2    Press Release

CONFIDENTIAL
COLLABORATION AGREEMENT
This Collaboration Agreement (“Agreement”) is entered into as of December 10, 2021 (the “Execution Date”) by and between Foghorn Therapeutics Inc., a corporation organized and existing under the laws of Delaware, with its principal business office located at 500 Technology Square, Suite 700, Cambridge, Massachusetts 02139, U.S.A. (“Foghorn), and Eli Lilly and Company, a corporation organized and existing under the laws of Indiana, with its principal business office located at Lilly Corporate Center, Indianapolis, Indiana 46285, U.S.A. (“Lilly”). Lilly and Foghorn are each hereafter referred to individually as a “Party” and together as the “Parties.”
Whereas, Foghorn is a biopharmaceutical company that has developed the Foghorn Platform (as further defined below);
Whereas, Lilly is a pharmaceutical company engaged in the research, development, manufacturing, marketing and distribution of pharmaceutical products, including therapeutic products;
Whereas, Foghorn has identified or will identify certain compounds which are Directed To (as defined below) the Selective BRM Target, [***] Target and [***] Target;
Whereas, Foghorn and Lilly desire to collaborate to use Foghorn’s proprietary technologies, including the Foghorn Platform, to discover, generate, optimize, and select additional compounds which are Directed To Collaboration Targets (as defined below) such that Lilly could select a compound for further development to formulate products (for commercialization) containing or comprising such compounds as active pharmaceutical ingredients Directed To the applicable Collaboration Target;
Whereas, Foghorn and Lilly desire to engage in joint development and commercialization programs with respect to certain of such compounds and products, and to share in certain expenses and revenues incurred or derived in connection with such programs; and
Whereas, Lilly desires to obtain from Foghorn, and Foghorn desires to grant to Lilly, certain exclusive license rights to develop Compounds and develop, manufacture, and commercialize Products Directed To Collaboration Targets, subject to the terms and conditions of this Agreement.
Now, Therefore, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:
Article 1

DEFINITIONS
Capitalized terms used in this Agreement and the Schedules hereto shall have the following meanings (or the meanings ascribed to them elsewhere in this Agreement):
1.1“Acquirer” has the meaning set forth in the definition of “Change of Control.”
1.2“Additional Indication” means, with respect to a Discovery Product and a particular country or jurisdiction, the receipt of Marketing Approval in such country or

CONFIDENTIAL
jurisdiction for such Discovery Product [***], whether pursuant to the same or separate Marketing Approvals, provided, that all tumor types contained in a single Marketing Approval shall be considered a single “tumor type” for these purposes.
1.3“Additional Project” has the meaning set forth in Section 4.2.
1.4“Additional Research Plan” has the meaning set forth in Section 3.5.2.
1.5“Additional Target” has the meaning set forth in Section 4.2.
1.6“Additional Target Availability Notice” has the meaning set forth in Section 4.2.
1.7“Affiliate” means, with respect to any Person, any entity that, at the relevant time (whether as of the Effective Date or thereafter), directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, for so long as such control exists. As used in this Section 1.7, “control” means: (a) to possess, directly or indirectly, the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance; or (b) direct or indirect ownership of more than fifty percent (50%) (or such lesser percentage that is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) of the voting share capital or other equity interest in such entity.
1.8“Agreement” has the meaning set forth in the Preamble.
1.9“Alliance Manager” has the meaning set forth in Section 2.1.
1.10“Applicable Laws” means the applicable provisions of any and all federal, national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, guidelines or requirements, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, or permits of or from any court, arbitrator, Regulatory Authority, Governmental Authority, taxing authority, national securities exchange or exchange listing organization having jurisdiction over or related to the relevant subject item that may be in effect from time to time during the Term, including data protection and privacy laws.
1.11“Background IP” means Lilly Background IP or Foghorn Background IP, as applicable.
1.12“Budget” means individually or collectively, the Research Budget, Development Budget, and Commercialization Budget, as applicable.
1.13“Business Day” means any day, other than any Saturday, Sunday, or any day that banks are authorized or required to be closed in Indianapolis, Indiana or Cambridge, Massachusetts.
1.14“Calendar Quarter” means each respective period of three (3) consecutive months ending on March 31, June 30, September 30, and December 31 of any Calendar Year.

CONFIDENTIAL
1.15“Calendar Year” means each respective period of twelve (12) consecutive months commencing on January 1 and ending on December 31.
1.16“Candidate” means a Compound (a) that has achieved the Critical Success Factors for such Compound, and has successfully completed Dose-Finding Tox, in each case, as determined by the JRC or (b) with respect to which a GLP Toxicology Study has been initiated.
1.17“Change of Control” means, with respect to either Party: (a) the acquisition by a Third Party, whether in one transaction or a series of related transactions, of direct or indirect beneficial ownership of more than fifty percent (50%) of the outstanding voting equity securities of such Party; (b) the acquisition by a Third Party, whether in one transaction or a series of related transactions, of majority control of the board of directors or equivalent governing body of such Party or the ability to cause the direction of the management or allocation of corporate resources of such Party; (c) a merger or consolidation involving such Party, as a result of which a Third Party acquires direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (d) a sale of all or substantially all of the assets of such Party in one transaction or a series of related transactions to a Third Party. The acquiring or combining Third Party in any of (a), (b), (c) or (d), and any of such Third Party’s Affiliates (whether in existence as of or at any time following the applicable transaction, but other than the acquired Party and its Affiliates as in existence prior to the applicable transaction or Affiliates the acquired Party controls after the applicable transaction) are referred to collectively herein as the “Acquirer”; [***].
1.18“Claim” has the meaning set forth in Section 12.1.1.
1.19“Clinical Trial” means a human clinical trial, including a Phase I Clinical Trial, Phase II Clinical Trial or Phase III Clinical Trial, Phase IV Clinical Trial, or any post-Marketing Approval human clinical trial, as applicable.
1.20“CMO” means a contract manufacturing organization.
1.21“Collaboration Targets” means, individually or collectively, the Initial Targets, the Additional Targets (once selected and included in the Research Program pursuant to Section 4.2), and the Replacement Targets (once selected and included in the Research Program pursuant to Section 4.3), but in each case excluding any Discontinued Targets.
1.22“Combination Product” has the meaning set forth in the definition of “Net Sales.”
1.23“Commercialization” means, with respect to a Product, or other compound, product or therapy, the following activities: (a) marketing, promoting, distributing, offering for sale, sale, having sold, importing, exporting or otherwise commercializing the Product, or other product, compound, or therapy; and (b) activities, other than Research, Development and Manufacturing, in preparation for the foregoing activities; [***]. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning. For clarity, “Commercialization” shall not include Research or any Manufacturing or Development activities.

CONFIDENTIAL
1.24“Commercialization Budget” has the meaning set forth in Section 6.8.3.
1.25“Commercialization Operational Competency Activity” has the meaning set forth in Section 6.7.2(b).
1.26“Commercialization Plan” means, with respect to a Joint Program, a comprehensive written plan for the Commercialization of Products under such Joint Program, as approved by the JCC or the JSC in accordance with the terms of this Agreement.
1.27“Commercially Reasonable Efforts” of a Party means that level of reasonable, good faith efforts and resources commonly applied by such Party to carry out a particular task or obligation consistent with the general practice followed by such Party relating to other pharmaceutical compounds, products or therapies owned by it, or to which it has exclusive rights, which are of similar market potential at a similar stage in their development or product life, taking into account issues of safety and efficacy, product profile, the competitiveness of Third Party products in development and in the marketplace, supply chain management considerations, the proprietary position of the compound, product or therapy (including with respect to patent or regulatory exclusivity), the regulatory structure involved, the profitability of the applicable compound, product or therapy (including pricing and reimbursement status achieved), and other relevant technical, commercial, legal, scientific, regulatory or medical factors. For clarity, “Commercially Reasonable Efforts” shall be determined on an indication-by-indication, Target-by-Target, product-by-product, and country-by-country basis within the Territory, and it is anticipated that the level of effort for different indications, Targets, products and countries may differ and may change over time, reflecting changes in the status of the Target, compound, product or therapy and the indications and country(ies) involved.
1.28“Competing Program” has the meaning set forth in Section 8.3(a).
1.29[***] has the meaning set forth in Section 8.1.
1.30“Compound” means [***]
1.31“Confidential Proprietary Information” has the meaning set forth in Section 13.1.1.
1.32“Confidentiality Agreements” means the following agreements: (a) that certain Confidentiality Agreement entered into between Foghorn and Lilly as of [***], as it may be amended, (b) that certain Mutual Confidentiality Agreement entered into between Foghorn and Lilly as of [***], as it may be amended, and (c) that certain Mutual Confidentiality Agreement entered into between Foghorn and Lilly as of [***], as it may be amended.
1.33“Control” or “Controlled” means, with respect to any Know-How, Patents, or other Intellectual Property Rights, that a Party has the legal authority or right (whether by ownership, license, or otherwise) to grant to the other Party a license, covenant not to sue, sublicense, access, or right to use (as applicable) under such Know-How, Patents, or other Intellectual Property Rights, on the terms and conditions set forth herein, in each case without violating any obligations of the granting Party owed to a Third Party, breaching the terms of any

CONFIDENTIAL
agreement with a Third Party, or subjecting the granting Party to any additional fee or charge; [***].
1.34“Cover” means, with respect to [***].
1.35“Critical Success Factors” or “CSFs” means the criteria that must be met in order for a Compound to be designated as a Candidate, [***].
1.36“Development” or “Develop” means, with respect to a Compound or Product, or other compound, product or therapy, (a) all clinical and non-clinical research and development activities (other than Research, Manufacture and Commercialization activities) conducted with respect to such Compound or Product, or other compound, product or therapy, including toxicology, pharmacology test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, Clinical Trials, including design and conduct of Clinical Trials, and the preparation and submission of Regulatory Filings and all regulatory affairs related to the foregoing; and (b) [***]. When used as a verb, “Developing” means to engage in Development and “Developed” has a corresponding meaning. For clarity, “Development” shall not include any Research, Manufacture or Commercialization activities.
1.37“Development Budget” has the meaning set forth in Section 6.8.3.
1.38“Development Costs” means, with respect to a Joint Program and subject to the terms of this Section 1.38, to the extent such costs are incurred by a Party during the Term following the applicable Joint Program Start Date (or with respect to the [***] Programs, following successful completion of Dose-Finding Tox for such programs) in the conduct of activities under a Joint Program and in accordance with this Agreement, the following worldwide (except with respect to Discovery Programs, which shall be limited to U.S. only) costs associated with Research activities pertaining to the applicable Compounds or with obtaining, maintaining and renewing Regulatory Filings and Marketing Approvals pertaining to the applicable Products:
(a)all [***] costs incurred by the Party [***], as applicable (including the costs [***];
(b)for any [***], the [***] associated with [***];
(c)to the extent not included in [***], costs associated with [***], including [***] and other [***] costs;
(d)all [***] costs that are not [***] costs, including, for example, [***] costs, [***] costs, [***] costs, [***] costs;
(e)all costs for other [***] or related to [***]; and
(f)Third Party License Payments and payments pursuant to New Foghorn In-License Agreements and New Lilly In-License Agreements that are applicable to the activities under the Joint Program, in each case payable prior to Product Launch.

CONFIDENTIAL
All such foregoing costs to the extent incurred during the Term by a Party or such Party’s Affiliates in the conduct of activities under a Joint Program hereunder (including the carrying out of any Research and Development activities (including the conduct of any Clinical Trials) allocated to such Party hereunder) shall be included in such Party’s Development Costs to the extent such costs are (i) on a Clinical Trial phase-by-Clinical Trial phase basis, not greater than [***] of the costs (as set forth in the then-current Development Budget) applicable to all activities for which such Party is responsible under the applicable Development Plan relating to that Clinical Trial phase (which for avoidance of doubt, includes costs of all activities in the Development Plan associated with the conduct of the Clinical Trial and all other activities customarily associated with such phase of the applicable Clinical Trial, such as CMC, quality control, regulatory matters, etc.), except to the extent such overages are attributable to activities performed by a Party for which the other Party was responsible under the applicable Development Plan but failed to perform, and (ii) with respect to Discovery Programs, associated with Research activities in the U.S. pertaining to the applicable Compounds (other than activities conducted under a Research Plan) or with obtaining, maintaining and renewing Regulatory Filings and Marketing Approvals pertaining to applicable Products in the U.S. only. For clarity, Development Costs are exclusive of and do not include any costs for which a Party is solely responsible under this Agreement (including under a Development Plan, if applicable). Except to the extent already included in Internal Qualified Expenses, Development Costs shall not include either Party’s costs to the extent they solely relate to activities associated with overseeing execution of and compliance with this Agreement.
1.39“Development Operational Competency Activity” has the meaning set forth in Section 6.7.2(a).
1.40“Development Plan” means, with respect to a Joint Program, a comprehensive written plan for the Development of Products under such Joint Program, as approved by the JDC or the JSC in accordance with the terms of this Agreement. Such written plan shall describe fully the ongoing and proposed preclinical studies, toxicology work, Clinical Trials (including any required materials), product specifications and other key elements for obtaining Marketing Approval (including any elements requested by the JCC). The Parties understand that certain activities may include placeholder assumptions, as necessary in order to effectively estimate the applicable plan’s total scope.
1.41“Directed To” means, [***].
1.42 “Disclosing Party” has the meaning set forth in Section 13.1.2.
1.43“Discontinued Project” has the meaning set forth in Section 4.3.
1.44“Discontinued Target” means any of the following: (a) a Target that was [***]; (b) a Collaboration Target for which [***]; or (c) a Collaboration Target for which [***].
1.45“Discovery Product” means a Product arising from a Discovery Program.
1.46“Discovery Programs” means, for each Discovery Project, the Discovery Project, and following the completion of the Discovery Project, the conduct of Exploitation activities under this Agreement with respect to any Product resulting from such Discovery Project.

CONFIDENTIAL
1.47“Discovery Projects” means, individually or collectively, the Projects relating to the [***] Target, the Additional Targets, and any Replacement Targets (once added to the Research Program in accordance with this Agreement).
1.48“Dispute” has the meaning set forth in Section 15.2.
1.49“Dollar” means a U.S. dollar, and “$” is to be interpreted accordingly.
1.50“Dose-Finding Tox” or “DFT” means, with respect to a Compound or Product, an in vivo dose-ranging study that is conducted prior to a multi-dose GLP Toxicology Study.
1.51“Effective Date” means the Execution Date.
1.52“Eli Lilly and Company Animal Care and Use Requirement for Animal Researchers and Suppliers” has the meaning set forth in Section 3.9.
1.53“Eli Lilly and Company Good Research Practices” has the meaning set forth in Section 3.9.
1.54[***] has the meaning set forth in Section 7.6.1.
1.55“Excluded Technology” means [***].
1.56“Executive Officers” means (a) with respect to Foghorn, the Chief Executive Officer, and (b) with respect to Lilly, [***]; or any other person that the relevant party designates from time to time.
1.57“Expense and Margin Sharing” has the meaning set forth in Section 9.3.
1.58“Exploitation” means, individually or collectively, the Research, Development, registration, Manufacture, making, having made, use, storage, keeping, importation, exportation, transportation, promotion, marketing, distribution, offering for sale, sale or other exploitation or Commercialization of a Compound or Product or other compound, product or therapy. When used as a verb, “to Exploit” and “Exploiting” mean to engage in Exploitation, and “Exploited” has a corresponding meaning.
1.59“FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as amended.
1.60“FDA” means the United States Food and Drug Administration or any successor agency thereto.
1.61“FHD-286/609” means, [***], (a) the compounds with the chemical structures set forth on Schedule 1.61; [***].
1.62“Field” means any and all purposes, including the diagnostic, prophylactic, and therapeutic treatment of any disease or medical condition in humans or animals.

CONFIDENTIAL
1.63“Firewalls” means [***] safeguards established between [***], on the one hand, and on the other hand, [***], with the goal of ensuring that no [***] are accessible by [***] during the Firewall Period. For purposes of this definition, “Firewalls” shall include, during the Firewall Period, as necessary to satisfy this definition: (a) [***] administrative safeguards between (i) on the one hand, [***] and (ii) on the other hand, [***]; and (b) processes ensuring that (i) [***].
1.64“Firewall Event” has the meaning set forth in Section 17.8.4.
1.65“Firewall Period” means, with respect to [***], the period commencing on [***] and ending on [***].
1.66“First Commercial Sale” means the first invoice for commercial quantities of any Product sold to a Third Party by Lilly, its Affiliates or Sublicensees in any country after receipt of all Marketing Approvals (and Pricing and Reimbursement Approvals, outside the U.S.) for such Product in such country. Supply for nominal consideration solely for test marketing, sampling and promotional uses, clinical trial purposes or compassionate or similar uses shall not be considered to constitute a First Commercial Sale.
1.67“Foghorn” has the meaning set forth in the Preamble.
1.68“Foghorn Background IP” means, [***].
1.69[***] has the meaning set forth in the definition of Foghorn Background IP.
1.70[***] has the meaning set forth in the definition of Foghorn Background IP.
1.71[***] has the meaning set forth in Section 6.5.
1.72“Foghorn Patent” means any Patent included in the Foghorn Technology.
1.73“Foghorn Platform” means an integrated gene traffic control platform Controlled by or proprietary to Foghorn as of the Effective Date and during the term of this Agreement, known as the Gene Traffic Control® Product Platform (aka GTC® Product Platform), which is based on production and assembly of chromatin regulatory system components that enable the discovery, identification and delivery of compounds that target disease with genetically determined dependencies in the chromatin regulatory system. [***].
1.74“Foghorn [***]” has the meaning set forth in Section 7.6.2.
1.75“Foghorn Platform-Related [***]” means [***].
1.76“Foghorn Program IP” has the meaning set forth in Section 10.2.2(b).
1.77“Foghorn Technology” means, [***]included in Foghorn Technology unless [***].
1.78[***]

CONFIDENTIAL
1.79“FTE” means the equivalent of a full-time employee’s work performing activities under [***] which is at least [***] work hours per Calendar Year. If any such individual works partially on work under [***] and partially on other work in a Calendar Quarter, then the “FTE” to be attributed to such individual’s work hereunder shall be calculated [***].
1.80“FTE Rate” means the rate of FTE costs incurred by a Party, which for the purpose of this Agreement is deemed to be [***] per FTE per Calendar Year through calendar year 2021 and which shall be increased (or decreased) each subsequent calendar year by the percentage change in the [***] from the prior year. The FTE Rate includes costs of salaries, benefits, supplies, and other employee costs, and supporting overhead and administrative allocations.
1.81“Generic Equivalent” means, with reference to a Product, any biologic or pharmaceutical product that is sold by a Third Party (other than a licensee of Lilly or any of its Affiliates or any Third Party that purchases such product in a chain of distribution that includes any of Lilly or its Affiliates or licensees) and that is approved for marketing and/or sale by a Regulatory Authority in reliance on or using data from the Regulatory Filings for the Product that were submitted by Lilly, its Affiliates, or their licensees, and that meets the equivalency determination by the applicable Regulatory Authority in such country as is necessary to permit substitution of such product for the Product under Applicable Law in such country.
1.82“GLP Toxicology Study” means, with respect to a Compound or Product, an in vivo toxicology study that is conducted in compliance with then-current Good Laboratory Practices.
1.83“Good Clinical Practices” or “cGCP” means all applicable current Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of Clinical Trials, including, as applicable: (a) as set forth in the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) E6 and any other guidelines for good clinical practice for trials on medicinal products in the Territory; (b) the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto; (c) U.S. Code of Federal Regulations Title 21, Parts 50, 54, 56, 312 and 314, as may be amended from time to time; and (d) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time, and in each case (of (a)-(d)), that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.
1.84“Good Laboratory Practices” or “GLPs” means the then-current standards for laboratory activities for pharmaceuticals, as set forth in the FDA’s Good Laboratory Practice regulations as defined in 21 C.F.R. Part 58, the Council Directive 87/18/EEC, as amended, the principles for Good Laboratory Practice and/or the Good Laboratory Practice principles of the Organization for Economic Co-Operation and Development, and such standards of good laboratory practice as are required by the European Union and other organizations and governmental agencies in countries in which a Product is intended to be sold, to the extent such standards are not less stringent than United States Good Laboratory Practice.

CONFIDENTIAL
1.85“Good Research Practices” or “GRP” means research practices consistent with: (a) the research quality standards defining how Lilly’s research laboratories conduct good science for non-regulated work as set forth in Schedule 3.9 Part A of this Agreement; and (b) the Research Quality Association (RQA), 2014 Quality in Research Guidelines for Working in Non-Regulated Research; (c) the WHO Quality Practices in Basic Biomedical Research Guidelines; and (d) the equivalent Applicable Laws if any, in any relevant country, each as may be amended and applicable from time to time.
1.86“Government Official” has the meaning set forth in Section 11.4.8.
1.87“Governmental Authority” means any national, international, federal, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, and any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).
1.88“Gross Margin Share” has the meaning set forth in Section 9.3.3.
1.89“IND” means an investigational new drug application filed with the FDA or any similar application filed with a Regulatory Authority in a country outside the U.S. required to commence Clinical Trials of a pharmaceutical product.
1.90“Indemnitee” has the meaning set forth in Section 12.1.4.
1.91“Indemnitor” has the meaning set forth in Section 12.1.4.
1.92“Independent Study” has the meaning set forth in Section 6.9.
1.93“Independent Study Regulatory Achievement” has the meaning set forth in Section 6.9.
1.94 [***] has the meaning set forth in Section 10.7.1.
1.95“Initial Discovery Product” has the meaning set forth in Section 9.4.3.
1.96“Initial Projects” has the meaning set forth in Section 3.2.
1.97“Initial Research Plans” has the meaning set forth in Section 3.5.2.
1.98“Initial Targets” has the meaning set forth in Section 3.2.
1.99“Initiation” means, with respect to a Clinical Trial, the first dosing in the first human subject in such Clinical Trial.
1.100“Intellectual Property Rights” means any and all proprietary rights provided under: (a) patent law, including any Patents; (b) copyright law; (c) trademark law, or (d) any other applicable statutory provision or common law principle, including trade secret law, that may provide a right in ideas, formulae, algorithms, concepts, inventions (whether or not patentable), or Know-How, or the expression or use thereof.

CONFIDENTIAL
1.101“Internal Qualified Expenses” means any expenses incurred or accrued by a Party in the performance of activities directly related to the Development (including activities related to efforts to submit Regulatory Filings) or Commercialization of a Product, with personnel costs charged on a FTE Rate basis unless otherwise mutually agreed by the Parties; provided, that managerial, secretarial, clerical and administrative activities shall not be included within Internal Qualified Expenses; and no Internal Qualified Expense will be counted multiple times in Development Costs, the Supply Price or U.S. Eligible Costs, as applicable. As used in this definition, the term “managerial” shall mean activities performed by individuals who are not (a) directly performing activities under this Agreement; or (b) directly overseeing individuals directly performing activities under this Agreement (e.g., “managerial” activities include activities performed by individuals overseeing those that directly oversee individuals directly performing activities under this Agreement).
1.102 “Inventions” means all Know-How and inventions, whether or not patentable, including all rights, title and interest in and to the Intellectual Property Rights in all of the foregoing.
1.103“Iterated Know-How” has the meaning set forth in Section 3.13.
1.104[***] has the meaning set forth in Section 3.13.
1.105“JCC” has the meaning set forth in Section 2.4.
1.106“JDC” has the meaning set forth in Section 2.4.
1.107“JECC” has the meaning set forth in Section 2.4.
1.108“Joint IP” has the meaning set forth in Section 10.2.2(c).
1.109“Joint Patents” has the meaning set forth in Section 10.6.3.
1.110“Joint Program” has the meaning set forth in Section 6.1.
1.111“Joint Program Commercialization Operational Competencies” means, with respect to a Joint Program and a specific Commercialization activity allocated to Foghorn in the applicable Commercialization Plan, that Foghorn has sufficient resources, personnel, and infrastructure (including [***]) to conduct such specific Commercialization activity in accordance with the terms of this Agreement and the applicable Commercialization Plan and consistent with the scope of the activity allocated to Foghorn, provided, that such capabilities are at least consistent with those capabilities commonly applied by independent publicly traded Third Party biotechnology companies with a market capitalization in excess of [***] commercializing similar products for a substantially similar scope of activities without the support of other pharmaceutical companies, if any.
1.112 “Joint Program Competencies” means, with respect to a Joint Program, the Joint Program Financial Competencies and the Joint Program Operational Competencies.

CONFIDENTIAL
1.113“Joint Program Development Operational Competencies” means, with respect to a Joint Program and a specific Development activity allocated to Foghorn in the applicable Development Plan and to be conducted following the Initiation of the first Registrational Clinical Trial under such Joint Program, that Foghorn has sufficient resources, personnel, and infrastructure [***] to conduct such specific Development activity in accordance with the terms of this Agreement and the applicable Development Plan and consistent with the scope of the activity allocated to Foghorn, provided, that such capabilities are at least consistent with those capabilities commonly applied by independent publicly traded Third Party biotechnology companies with a market capitalization in excess of [***] developing similar products for a substantially similar scope of activities without the support of other pharmaceutical companies, if any.
1.114“Joint Program Financial Competencies” means, with respect to a Joint Program, that Foghorn has or has a reasonable expectation [***] of accessing sufficient financial resources [***] necessary to fund its share of the Expense and Margin Sharing with respect to the Development and Commercialization of Products under such Joint Program in accordance with the terms of this Agreement. For each determination of whether Foghorn has a reasonable expectation of accessing sufficient financial resources as described above [***].
1.115“Joint Program Operational Competencies” means, with respect to a Joint Program, the Joint Program Development Operational Competencies and the Joint Program Commercialization Operational Competencies.
1.116“Joint Program Products” means Candidates and Products arising from a Joint Program.
1.117“Joint Program Start Date” means (a) for the Selective BRM Program and the [***] Program, the Effective Date, except as may be modified pursuant to Article 16; and (b) for the Discovery Programs, the date on which Foghorn elects to opt in to Expense and Margin Sharing for such Discovery Program under Section 6.3.
1.118“JRC” has the meaning set forth in Section 2.4.
1.119[***] has the meaning set forth in Section 1.30.
1.120“JSC” has the meaning set forth in Section 2.3.
1.121“JSC Co-Chairpersons” has the meaning set forth in Section 2.3.
1.122“JSC Subcommittee” means the subcommittees of the JSC as the JSC may establish from time to time pursuant to Section 2.4, including the JRC, JDC, JCC, and JECC.
1.123“Know-How” means any proprietary scientific or technical information, inventions, discoveries, results and data of any type whatsoever, in any tangible or intangible form, including inventions, discoveries, databases, safety information, practices, methods, instructions, techniques, processes, drawings, documentation, specifications, formulations, formulae, knowledge, know-how, trade secrets, materials, skill, experience, test data and other information and technology applicable to formulations, compositions or products or to their

CONFIDENTIAL
manufacture, development, registration, use, marketing or sale or to methods of assaying or testing them, including pharmacological, pharmaceutical, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, physical and analytical, safety, quality control data, manufacturing, and stability data, studies and procedures, and manufacturing process and development information, results and data.
1.124“Launch” means, with respect to a Product in any country in the Territory, the date of first shipment of the Product to a Third Party in such country for end use or consumption of the Product in such country after Marketing Approval of a Product to market and sell a Product in such country is received or, if earlier, the invoicing of a Third Party for such shipment, excluding, however, any shipment or invoicing or other distribution of a Product for use in (a) a Clinical Trial, compassionate use, named patient programs, sales under a treatment IND, test marketing, or any non-registrational studies; (b) any similar instance where the Product is supplied at or below a Party’s cost of goods; or (c) any other temporary, limited time, or limited quantity approval. “Launched” when used as an adjective shall have its correlative meaning.
1.125“Lilly” has the meaning set forth in the Preamble.
1.126“Lilly Background IP” means [***].
1.127“Lilly Competitor” means a company that: (a) has [***]; and (b) either (i) has [***], or (ii) [***].
1.128“Lilly Compound-Related Patent” means [***].
1.129“Lilly-Controlled Products” has the meaning set forth in Section 5.1.
1.130“Lilly Indemnitee” has the meaning set forth in Section 12.1.1.
1.131[***] has the meaning set forth in Section 6.5.
1.132“Lilly Patent” means any Patent within the [***].
1.133“Lilly Product Technology” means, [***].
1.134“Lilly Program IP” has the meaning set forth in Section 10.2.2(a).
1.135[***] has the meaning set forth in Section 7.6.3.
1.136“Litigation Settlement Sublicensee” means any Third Party to which [***] has granted a license or sublicense to [***], as a result of a settlement of [***].
1.137“Loss of Market Exclusivity” has the meaning set forth in Section 9.5.6.
1.138“Losses” has the meaning set forth in Section 12.1.1.
1.139“Major European Country” means, [***].

CONFIDENTIAL
1.140“Major Market” means, individually, each of [***].
1.141“Manufacture” and “Manufacturing” means all activities related to the production, manufacture, formulation, finishing, packaging, labeling, shipping and holding of any Compound or Product, or other compound, product or therapy, or any component, intermediary or precursor thereof (including, for clarity, expression vectors, cell lines, culture media and feeds), and including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture, quality assurance and quality control (including testing).
1.142“Marketing Approval” means, with respect to a Product and a jurisdiction, all approvals, licenses, permits, notifications, registrations, clearances, authorizations, or waivers of any Regulatory Authority, that are necessary to initiate marketing and selling of the Product in the Field in the jurisdiction, including approval of an NDA or BLA and, where required, Pricing and Reimbursement Approval, and including any such approval that is an accelerated approval but not including approval that is in the nature of emergency use authorization.
1.143“Marketing Approval Application” means an NDA or BLA or similar application or submission for a Product filed with a Regulatory Authority in a jurisdiction to obtain Marketing Approval for the Product in the jurisdiction.
1.144“Milestone Events” has the meaning set forth in Section 9.4.1.
1.145“Milestone Payments” has the meaning set forth in Section 9.4.1.
1.146“NDA” means a New Drug Application (as more fully described in the FD&C Act and any applicable regulations promulgated thereunder by the FDA), or any analogous application or submission with any Regulatory Authority outside of the United States.
1.147“Net Sales” means, with respect to a particular Product, the gross amount invoiced by Lilly or a Lilly Affiliate or any Sublicensee thereof to unrelated Third Parties, excluding any Sublicensee, for the Product in the Territory, less the following items consistent with U.S. Generally Accepted Accounting Principles (U.S. GAAP), consistently applied:
(a)[***] and [***] allowed;
(b)[***], and any other [***] which effectively [***];
(c)Product [***];
(d)Any [***] Product, including [***], or the portion of the [***], as applicable, allocates to [***] in accordance [***];
(e)[***] fees;
(f)[***] expenses; and

CONFIDENTIAL
(g)Any other similar and customary deductions which are in accordance with U.S. GAAP.
Such amounts shall be determined from the books and records of Lilly or its Affiliate or Sublicensee, maintained in accordance with U. S. GAAP or, in the case of Sublicensees, such similar accounting principles, consistently applied. Lilly further agrees in determining such amounts, it will use Lilly’s then current standard procedures and methodology, including Lilly’s then current standard exchange rate methodology for the translation of foreign currency sales into U.S. Dollars or, in the case of Sublicensees, such similar methodology, consistently applied.
In the event that the Product is sold in the form of a combination product containing a Candidate and one or more other active compound(s), ingredient(s) and/or device(s) that is each not a Candidate (collectively, the “Other Product”) (whether combined in a single formulation or package, as applicable, or formulated separately but packaged under a single label approved by a Regulatory Authority and sold together for a single price) (such combination product, a “Combination Product”), the Net Sales of the Combination Product, for the purposes of determining royalty and commercial milestone payments and the Gross Margin Share, shall be determined by [***].
In the event that the weighted average sale price of a Product containing the Candidate that does not contain such Other Product can be determined but the weighted average sale price of the Other Product cannot be determined, Net Sales of the Combination Product for purposes of determining royalty and commercial milestone payments and the Gross Margin Share shall be [***].
In the event that the weighted average sale price of the Other Product can be determined but the weighted average sale price of a Product containing the Candidate that does not contain such Other Product cannot be determined, Net Sales of the Combination Product for purposes of determining royalty and commercial milestone payments and the Gross Margin Share shall be [***].
In the event that the weighted average sale price of both a Product containing the Candidate that does not contain such Other Product and such Other Product in the Combination Product cannot be determined, the Net Sales of the Combination Product for purposes of determining royalty and commercial milestone payments and the Gross Margin Share shall be [***].
The weighted average sale price for a Product containing the Candidate that does not contain such Other Product, an Other Product, or a Combination Product shall be calculated once each Calendar Year and such price shall be used during all applicable royalty reporting periods for the entire following Calendar Year. When determining the weighted average sale price of a Product containing the Candidate that does not contain such Other Product, an Other Product, or a Combination Product, the weighted average sale price shall be calculated by dividing the sales dollars (translated into U.S. dollars) by the units of active ingredient sold during the twelve (12) months (or the number of months sold in a partial Calendar Year) of the preceding Calendar Year for the respective Product containing the Candidate that does not contain such Other Product, the Other Product, or the Combination Product, as applicable. In the initial Calendar Year, a forecasted weighted average sale price will be used for the Product containing the Candidate that does not contain such Other Product, the Other Product, or the Combination Product. Any over or under payment due to a difference between forecasted and actual weighted average sale prices will be paid or credited in the first royalty payment or Gross Margin Share of the following Calendar Year.

CONFIDENTIAL
1.148[***] has the meaning set forth in Section 7.6.1.
1.149“New License Agreement” has the meaning set forth in Section 14.6.
1.150[***] has the meaning set forth in Section 7.7.
1.151“New Study” has the meaning set forth in Section 6.9.
1.152“New Study Proposal” has the meaning set forth in Section 6.9.
1.153“Other Product” has the meaning set forth in Section 1.147.
1.154“Party” and “Parties” has the meaning set forth in the Preamble.
1.155[***] has the meaning set forth in Section 14.3.
1.156“Patents” means: (a) any and all patents and patent applications, including provisional patent applications and rights to claim priority from any of these patents or patent applications; (b) any and all divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions (including supplementary protection certificates, patent term extensions, pediatric exclusivity, and the like) and the like of any such patents and patent applications; and (c) any and all foreign equivalents of the foregoing.
1.157“Payment” has the meaning set forth in Section 9.10.2.
1.158“Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.
1.159“Personal Information” means, in addition to any definition for any similar term (e.g., “personal data” or “personally identifiable information” or “PII”) provided by Applicable Laws, or by either Party in any of its own privacy policies, notices or contracts, all information that identifies, could be used to identify or is otherwise associated with an individual person, whether or not such information is directly associated with an identified individual person.
1.160“Phase I Clinical Trial” means a clinical trial of a Product generally consistent with 21 C.F.R. § 312.21(a) (or the non-United States equivalent thereof).
1.161“Phase II Clinical Trial” means a clinical trial of a Product generally consistent with 21 C.F.R. § 312.21(b) (or the non-United States equivalent thereof).
1.162“Phase III Clinical Trial” means a clinical trial of a Product generally consistent with 21 C.F.R. § 312.21(c) (or the non-United States equivalent thereof).
1.163“Phase IV Clinical Trial” means a clinical trial conducted concurrent with Marketing Approval generally consistent with 21 C.F.R. § 312.85 (or the non-United States equivalent thereof).
1.164[***]

CONFIDENTIAL
1.165“Pricing and Reimbursement Approval” means, with respect to a Product, the approval, agreement, determination or decision of any Regulatory Authority establishing the price or level of reimbursement for such Product, as required in a given country or jurisdiction prior to sale of such Product in such country or jurisdiction.
1.166“Product” means, with respect to a Collaboration Target, any pharmaceutical composition, preparation, formulation or product containing or comprising a Candidate that is Directed To such Collaboration Target, with all formulations, delivery systems or dosage forms containing the same Candidate being considered a single “Product.”
1.167“Product-Specific Patent” means a Patent within [***], including a Patent [***], that [***].
1.168“Program IP” has the meaning set forth in Section 10.2.2. [***]
1.169“Project” has the meaning set forth in Section 3.2.
1.170“Project Completion Event” has the meaning set forth in Section 3.2.
1.171“Project Leader” has the meaning set forth in Section 2.2.
1.172“Proof of Concept” means, with respect to a Discovery Product, a successful demonstration, as determined by the JDC, of technical efficacy and feasibility of such Discovery Product for its intended application, including successful completion of an appropriate Clinical Trial.
1.173“Proposed Additional Target” has the meaning set forth in Section 4.2.
1.174“Proposed Additional Target Notice” has the meaning set forth in Section 4.2.
1.175“Proposed Development Plan” has the meaning set forth in Section 6.3.1.
1.176“Proposed Replacement Target” has the meaning set forth in Section 4.3.
1.177“Proposed Replacement Target Notice” has the meaning set forth in Section 4.3.
1.178“Prosecute and Maintain” or “Prosecution and Maintenance” with respect to a particular Patent, means all activities associated with the preparation, filing, prosecution and maintenance of such Patent, together with the conduct of interferences, derivation proceedings, inter partes review and post-grant review, the defense of oppositions and other similar proceedings with respect to that Patent, including any activities associated with claims, including as a counterclaim or declaratory judgment action, of unpatentability, invalidity or unenforceability of such Patent that are brought by a Third Party in connection with an [***] under Section 10.7.
1.179“Prosecuting Party” has the meaning set forth in Section 10.6.3.
1.180“Reactivated Project” has the meaning set forth in Section 3.2(c).

CONFIDENTIAL
1.181“Receiving Party” has the meaning set forth in Section 13.1.2.
1.182“Registrational Clinical Trial” means a Clinical Trial that is intended [***] to obtain sufficient data and results [***] to support the filing of an application for a Marketing Approval. A Registrational Clinical Trial includes any Clinical Trial that [***].
1.183“Regulatory Authority” means any Governmental Authority that has responsibility in its applicable jurisdiction over the testing or Exploitation of pharmaceutical products (including any Product) in any country or jurisdiction. For countries or jurisdictions where governmental approval is required for pricing or reimbursement for a pharmaceutical product (including any Product) to be reimbursed by national health insurance (or its local equivalent), Regulatory Authority includes any Governmental Authority whose review or approval of pricing or reimbursement of such product is required.
1.184“Regulatory Filings” means, collectively, any and all applications, filings, submissions, approvals (including supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations, permits, notifications, and authorizations (including marketing and labeling authorizations), non-clinical and clinical study authorization applications or notifications (including all supporting files, writings, data, studies and reports) or waivers with respect to the testing or Exploitation of a Compound or Product made to or received from any Regulatory Authority in a given country or jurisdiction, including INDs.
1.185“Replacement Project” has the meaning set forth in Section 4.3.
1.186“Replacement Target” has the meaning set forth in Section 4.3.
1.187“Replacement Target Availability Notice” has the meaning set forth in Section 4.3.
1.188“Research” means conducting research activities to discover, design, optimize, deliver and advance Compounds and Products, including pre-clinical studies and optimization, but specifically excluding Development, Manufacture and Commercialization activities. When used as a verb, “Researching” means to engage in Research and “Researched” has a corresponding meaning.
1.189“Research Plan” has the meaning set forth in Section 3.5.1.
1.190“Research Program” has the meaning set forth in Section 3.1.
1.191“Research Term” has the meaning set forth in Section 3.4.
1.192“Residuals” has the meaning set forth in Section 13.1.5.
1.193“Restricted Person” has the meaning set forth in Section 11.4.7(b).
1.194“Royalty” has the meaning set forth in Section 9.5.2.
1.195“Royalty Term” has the meaning set forth in Section 9.5.1.

CONFIDENTIAL
1.196“Sales Force Costs” means those costs incurred by a Party that are directly attributable or reasonably allocable to Product detailing activities (but not, for clarity, any costs otherwise allocable to the marketing or other Commercialization activities relating to the Product).
1.197“Sanctioned Territory” has the meaning set forth in Section 11.4.7(b).
1.198“Selective BRM Program” means the Selective BRM Projects, and following the completion of a Selective BRM Project, the conduct of Exploitation activities under this Agreement with respect to a Product or Products resulting from such Selective BRM Project.
1.199“Selective BRM Projects” has the meaning set forth in Section 3.2.
1.200“Selective BRM Target” has the meaning set forth in Section 4.1.
1.201“Selective BRM/[***] Products” means, individually or collectively, Products arising from the Selective BRM Program or the [***] Program, as applicable.
1.202“Selective BRM/[***] Programs” means, individually or collectively, the Selective BRM Program and the [***] Program.
1.203“Sublicensee” means a Third Party [***] that is granted a license or sublicense to [***].
1.204“Supply Price” means the price for the [***], including the amounts [***] to [***], and all activities related to [***].
1.205“Target” means a biological target, specific protein, gene or gene sequence that can be identified by a UniProt identification number (https://www.uniprot.org/) (or similar database) or a specific defined molecular entity and variants thereof, to which a potential therapeutic agent is directed to, binds to, or modulates (including, for example purposes only, nucleic acids, carbohydrates, metabolites, etc.).
1.206“Term” has the meaning set forth in Section 14.1.
1.207“Terminated Patent” has the meaning set forth in Section 14.6.
1.208“Terminated Product” has the meaning set forth in Section 14.6.
1.209“Terminated Project” has the meaning set forth in Section 14.6.
1.210“Territory” means worldwide.
1.211“Third Party” means any Person, other than Lilly or Foghorn or an Affiliate of Lilly or Foghorn.
1.212[***] has the meaning set forth in Section 9.5.4.

CONFIDENTIAL
1.213“Trademark” means all trademarks, service marks, trade names, brand names, sub-brand names, trade dress rights, product configuration rights, certification marks, collective marks, logos, taglines, slogans, designs or business symbols and all words, names, symbols, colors, shapes, designations or any combination thereof that function as an identifier of source or origin or quality, whether or not registered, and all statutory and common law rights therein, and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.
1.214“U.S.” means the United States of America and its territories and possessions.
1.215“U.S. Eligible Costs” means, with respect to a Product associated with a Joint Program, to the extent incurred following the Joint Program Start Date for the Joint Program and during the Term, and in accordance with this Agreement (and, for clarity, solely to the extent not already counted as a deduction in the definition of Net Sales) each of the following costs to the extent allocable to the United States:
(a)all [***] costs (other than the [***]) associated with activities related to [***], including: [***];
(b)all [***] costs incurred in accordance with [***];
(c)all [***] costs incurred within or materially related to [***] subject to and in accordance with [***] (but, in each case, not including (i) any [***] costs incurred by [***], or (ii) [***] costs incurred by [***] in fulfilling its [***] hereunder);
(d)all costs with respect to [***] for [***] to the extent not subject to [***] by [***] under [***];
(e)all costs associated with any [***] of [***] (except to the extent any [***] such [***] hereunder at the time such [***] was [***], in which case, [***];
(f)all costs incurred in connection with [***] in accordance with [***] after [***], and in each case not including any [***] costs incurred by [***];
(g)all [***] costs incurred in respect of the [***] of [***] that are not included in the [***] on [***] including, for example, [***] costs, [***] costs, [***] costs, [***] costs;
(h)all [***] for any [***];
(i)any costs incurred by [***] in respect of [***] for [***] to the extent such costs are [***] in the [***] for such [***];
(j)any applicable [***] under [***] incurred by [***];
(k)[***] and [***] charges with respect to [***] to the extent not included [***];

CONFIDENTIAL
(l)[***] and payments pursuant to [***] (other than solely with respect to [***]) and [***] that are applicable to the activities under [***], in each case payable [***]; and
(m)[***] costs of [***], not to exceed the cost [***].
For clarity, “U.S. Eligible Costs” are exclusive of and do not include Development Costs, Sales Force Costs, or any costs for which a Party is solely responsible under this Agreement (including under the Development Plan or Commercialization Plan, if applicable). Except to the extent already included in Internal Qualified Expenses, “U.S. Eligible Costs” shall not include either Party’s costs to the extent they solely relate to overseeing execution of and compliance with this Agreement. [***].
1.216[***]
1.217“Unavailable Target” means each of the following: (a) each Target set forth on Schedule 1.217 and (b) a Target that, at the time Lilly seeks to add such Target (or specific portion or mutation thereof) to the Research Program as a Collaboration Target (either as an Additional Target or Replacement Target), is a Target [***].
1.218 “Valid Claim” means a claim that [***].
1.219“Working Group” has the meaning set forth in Section 2.5.
1.220[***]
1.221[***]
1.222[***]
Article 2

GOVERNANCE AND JOINT STEERING COMMITTEE
2.1Alliance Managers. Within [***] following the Effective Date, each Party shall appoint one (1) employee to act as the Alliance Manager for such Party (each, an “Alliance Manager”). Without limiting the responsibilities and authorities of the Project Leaders and the JSC (as expressly set forth herein), the Alliance Managers shall each be the primary point of contact for the Parties regarding the collaboration and related activities contemplated by this Agreement and shall help facilitate all such activities hereunder. For avoidance of doubt, the individual appointed by a Party to act as an Alliance Manager may, but need not, be the same individual appointed by such Party as a Project Leader, but an Alliance Manager may not be appointed to serve simultaneously as a JSC member. Either Party may change its Alliance Manager at any time upon reasonable prior written notice to the other Party.
2.2Project Leaders. Lilly and Foghorn shall each assign one (1) employee to serve as the primary point of contact between the Parties with respect to each Project under the Research Program (each, a “Project Leader”). The Project Leaders shall regularly communicate with each other to address Project-related issues, needs and updates and facilitate

CONFIDENTIAL
communications and organization of Working Groups (as needed and if established by the JSC) associated with the Research Plan for such Project. Either Party may change its Project Leaders at any time upon reasonable prior written notice to the other Party. For clarity, the same employee may, but need not, be the Project Leader for multiple Projects.
2.3Joint Steering Committee. Within [***] after the Execution Date, the Parties shall establish a cross-functional joint steering committee (the “JSC”) comprised of up to [***] senior representatives from each Party (provided, that each Party has an equal number of representatives on the JSC at all times) that will be responsible for general oversight and coordination of the activities of the Parties hereunder, and shall have the responsibilities designated to it under this Agreement, including the functions and powers further set forth in Section 2.6. Each Party shall appoint its respective representatives to the JSC from time to time, and may change its representatives, in its sole discretion, effective upon reasonable prior written notice to the other Party designating such change. The representatives from each Party on the JSC shall have appropriate technical credentials, experience and knowledge pertaining to and ongoing familiarity with the collaboration of the Parties under this Agreement and the activities conducted hereunder. Each Party shall designate one (1) of its representatives on the JSC to serve as a JSC co-chairperson (collectively, “JSC Co-Chairpersons”), who will be jointly responsible for calling meetings of the JSC, circulating agendas and performing administrative tasks required to assure efficient operation of the JSC but shall not have any extra or additional votes or authority. The JSC Co-Chairpersons or their designees shall alternate responsibility for circulating agendas no later than [***] prior to each JSC meeting and distributing minutes of the JSC meetings pursuant to Section 2.7.
2.4JSC Subcommittees. The JSC may, from time to time, establish JSC Subcommittees as it deems necessary to further the purposes of this Agreement and the Joint Programs, including as necessary to oversee and coordinate the Parties’ activities related to a Joint Program, and may delegate activities to such JSC Subcommittee. Without limiting the foregoing, the JSC shall establish the following JSC Subcommittees, as follows: (a) no later than [***] following the Execution Date, the JSC shall establish a joint research committee (the “JRC”), (b) no later than [***] prior to the anticipated date of the first IND filing of a Joint Program Product, the JSC shall establish a joint development committee (the “JDC”), and (c) (A) no later than [***] prior to the anticipated Initiation of the first Registrational Clinical Trial of a Joint Program Product or (B) if such first Registrational Clinical Trial is determined to be a Registrational Clinical Trial after the deadline set forth in the foregoing clause (A), then no later than [***] after such determination, the JSC shall establish a joint commercialization committee (the “JCC”) and a joint ethics and compliance committee (“JECC”), each as further detailed below in this Article 2. Each JSC Subcommittee shall undertake the activities specified under this Agreement for such JSC Subcommittee or otherwise delegated to it by the JSC. During the process of establishing each JSC Subcommittee, to the extent the responsibilities of the JSC Subcommittee are not set forth in this Agreement, such JSC Subcommittee and the JSC shall agree regarding which matters such JSC Subcommittee may resolve on its own (with discretion to refer any matter to the JSC for a final decision) and which matters such JSC Subcommittee will advise the JSC and/or the Project Leaders regarding (and with respect to which such advice-specific matters the JSC must resolve). Each JSC Subcommittee will be comprised of an equal number of members of each Party, such number as agreed by the Parties or otherwise by the JSC. Each Party may replace any of its designated JSC Subcommittee representatives at any time with

CONFIDENTIAL
reasonable prior written notice to the other Party. Each Party shall designate one (1) of its representatives on each JSC Subcommittee to serve as a co-chairperson of such committee, who will be jointly responsible for calling meetings of the JSC Subcommittee, circulating agendas and performing administrative tasks required to assure efficient operation of the JSC Subcommittee, but shall not have any extra or additional votes or authority. The co-chairpersons or their designees shall alternate responsibility for circulating agendas no later than [***] prior to each meeting of the applicable JSC Subcommittee and distributing minutes of the meetings of the applicable JSC Subcommittee pursuant to Section 2.7.
2.5Working Groups. The JSC may establish working groups consisting of members from both Foghorn and Lilly (each, a “Working Group”) to oversee aspects of the activities of the Research Program or each individual Project. From time to time, the Parties may establish additional Working Groups as needed to oversee particular activities and/or projects. Each Working Group shall undertake the activities specified under this Agreement for such Working Group or otherwise delegated to it by the JSC. During the process of establishing each Working Group, such Working Group and the JSC shall agree regarding which matters such Working Group may resolve on its own (with discretion to refer any matter to the JSC for a final decision) and which matters such Working Group will advise the JSC and/or the Project Leaders regarding (and with respect to which such advice-specific matters the JSC must resolve).
2.6Function and Powers of the JSC and JSC Subcommittees. Notwithstanding anything to the contrary herein, all responsibilities and decision-making authority of the JSC, the JSC Subcommittees and the Working Groups shall be subject to the terms of this Agreement, including Section 2.8.
2.6.1Joint Steering Committee – Functions and Powers. The JSC shall be responsible for coordinating and overseeing the activities of the Parties hereunder generally, including the activities of each JSC Subcommittee and Working Groups established hereunder, and in particular shall:
(a)oversee [***] of [***] under [***];
(b)establish [***] and [***] to [***] and [***] the activities of [***], and [***] or [***], as necessary;
(c)align and approve all [***] and [***] with respect to [***];
(d)receive and discuss [***] as may be [***] from [***], and provide [***];
(e)direct and oversee the [***] on [***] that [***] within the purview of [***];
(f)determine [***] the [***] necessary to [***];
(g)review, discuss and approve a [***] that will [***] activities with respect to [***];

CONFIDENTIAL
(h)resolve issues [***], and [***] within, any [***];
(i)facilitate the [***] or any [***] as required hereunder [***];
(j)designate any [***], which would not [***] as such by [***];
(k)review and discuss any [***], and approve the [***], if and when applicable; and
(l)performing such other duties and tasks as are expressly assigned to the JSC in this Agreement.
2.6.2Joint Research Committee – Functions and Powers. The JRC shall be responsible for coordinating and overseeing the activities of the Parties hereunder with respect to the Research Program, and in particular shall:
(a)review, discuss, and approve [***] and any [***] to the [***] that may be [***], and prepare, discuss, and approve any [***], in accordance with [***];
(b)oversee (and approve, in the case of [***] the [***] of the [***], including the [***], and coordination of [***] and timing [***];
(c)approve (in the case of [***], and refine as necessary [***], the [***] for [***], and determine whether [***] has [***] the [***];
(d)determine whether [***] with respect to [***] should be [***], including if [***] with respect to [***], or the JRC determines [***];
(e)discuss the [***] of the [***], and the [***] and [***] of [***];
(f)review and evaluate [***] as needed in support of [***] (and in support of [***], upon request by [***], determine [***] needed to [***], and whether those [***] have been [***] on the [***];
(g)determine [***] for [***] other than for [***], as well as [***], in each case for [***];
(h)discuss [***] and [***] that [***] brings to [***] and approve [***] with respect to [***];
(i)determine [***] and [***] to [***] as a [***];
(j)provide [***] for [***] to [***] relating to [***] and [***], including [***];
(k)address issues arising in [***];
(l)oversee [***] with respect to any [***];

CONFIDENTIAL
(m)monitor and manage [***] (including for [***]), and [***] any [***] to [***]; and
(n) perform any and all tasks and responsibilities that are expressly attributed to the JRC under this Agreement or as otherwise agreed by the Parties in writing or delegated to it by the JSC.
2.6.3Joint Development Committee – Functions and Powers. The JDC shall be responsible for coordinating and overseeing the activities of the Parties hereunder with respect to the Development activities conducted under a Joint Program, and in particular, shall:
(a)prepare, review, discuss, and approve [***] and [***] for [***] (and all [***] and [***]);
(b)review and evaluate [***] to [***] (e.g., [***]) as needed in support of [***], determine [***] to [***], and whether [***] have been [***];
(c)review [***] for [***], and select [***];
(d)provide a forum for [***] and [***] between [***] to [***] of [***] of the [***];
(e)review and monitor [***] and [***], including [***];
(f)review and endorse, [***];
(g)discuss and oversee [***] and [***] in [***] to [***] and [***] of [***] to any [***], as well as during the [***];
(h)approve [***] for [***];
(i)facilitate [***] in [***] with [***] to ensure that [***] and [***] are [***] and in [***] with [***] in the [***];
(j)make recommendations to [***] whether to [***] for any [***], such as for [***];
(k)discuss and oversee [***], such as [***] to support the [***];
(l)review, discuss, coordinate and approve the [***], and the [***] of [***] (e.g., [***] with respect thereto), including [***] or the [***] with any [***] (subject to [***]), including coordination with [***] and any [***] for the [***] of [***] thereto (to the extent applicable);
(m)review and confirm [***] of [***] pursuant to, and subject to [***];
(n)monitor and manage [***] and [***] any [***] to [***];

CONFIDENTIAL
(o)oversee [***] to [***], review [***], and determine [***] has been [***] and [***] has been [***]; and
(p)perform any and all tasks and responsibilities that are expressly attributed to the JDC under this Agreement or as otherwise agreed by the Parties in writing or delegated to it by the JSC.
2.6.4Joint Commercialization Committee – Functions and Powers. The JCC shall be responsible for coordinating and overseeing the activities of the Parties hereunder with respect to the Commercialization activities conducted under a Joint Program in the United States, and in particular, shall:
(a)prepare, review, discuss, and approve [***];
(b)review and approve [***] for [***] and [***] is [***];
(c)[***];
(d)prepare and approve [***] for [***], and review, discuss, and amend [***] as necessary;
(e)review and evaluate [***];
(f)approve, oversee, manage and coordinate [***] to the [***], including [***];
(g)ensure, [***], that [***] includes the [***] prior to [***];
(h)ensure, [***], that [***] are [***], and that any [***] from any [***] are [***] and [***];
(i)review and confirm [***] of the [***] to, and subject to [***];
(j)monitor and manage [***] and [***] any [***]; and
(k)perform any and all tasks and responsibilities that are expressly attributed to the JCC under this Agreement or as otherwise agreed by the Parties in writing or delegated to it by the JSC.
2.6.5Joint Ethics and Compliance Committee – Functions and Powers; Compliance Agreements. The JECC shall be responsible for resolving discrepancies between the Parties’ respective compliance policies and procedures, and managing compliance with applicable Party-Specific Regulations. The Parties will negotiate in good faith and execute written compliance agreements (“Compliance Agreements”) that will set forth and define the compliance policies, standards, and procedures the Parties will adhere to when conducting activities under this Agreement in the applicable portions of the Territory. The Compliance Agreements may also include provisions relating to interactions between the respective compliance organizations of the Parties, sharing of compliance-related information, execution of

CONFIDENTIAL
training, implementation and monitoring activities, and resolution of compliance issues that may arise. In the event of a conflict between this Agreement and the Compliance Agreements, the Compliance Agreements shall control. The JECC may not compel a Party, and no Party may compel the other Party, to be in non-compliance with any Party-Specific Regulations applicable to it.
2.7Meetings. The JSC, JRC, JDC, JCC, and JECC will each meet at least once per Calendar Quarter for so long as each remains in effect. Other JSC Subcommittees that may be established from time to time shall meet as frequently as agreed upon by the JSC at the time of establishing such committees. The JSC and each JSC Subcommittee may conduct such meetings by telephone, videoconference, or in person. Each Party may call special meetings with at least [***] prior written notice, or a shorter time period in exigent circumstances, to resolve particular matters requested by such Party that are within the purview of the JSC or applicable JSC Subcommittee. Meetings are effective only if at least one (1) representative of the JSC or applicable JSC Subcommittee for each Party participates in such meeting. Each Alliance Manager shall be permitted to attend meetings of the JSC, JRC, JDC, JCC, and JECC, and any Working Group, as a non-voting observer. Each Party may invite a reasonable number of other participants, in addition to its representatives, to attend JSC, JRC, JDC, JCC, and JECC meetings in a non-voting capacity; provided, that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide prior written notice to the other Party. Such Party shall ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement. Each Party is responsible for its own expenses incurred in connection with participating in and attending all such meetings. The JSC Co-Chairpersons (and JSC Subcommittee co-chairpersons) or their designees shall keep minutes of each meeting that record in writing all decisions made, action items assigned or completed and other appropriate matters. The JSC Co-Chairpersons (and JSC Subcommittee co-chairpersons) or their designees shall send meeting minutes to all members of the JSC or applicable JSC Subcommittee promptly after a meeting for review. Each JSC or applicable JSC Subcommittee member shall have [***] from receipt in which to comment on and to approve the minutes (such approval not to be unreasonably withheld, conditioned or delayed). If an applicable committee member, within such time period, does not notify the JSC Co-Chairpersons (or JSC Subcommittee co-chairpersons) or their designees that s/he does not approve of the minutes, the minutes shall be deemed to have been approved by such member. The Parties acknowledge and agree that, notwithstanding the requirements of this Section 2.7 for the JSC, JRC, JDC, JCC, and JECC to meet once per Calendar Quarter, the Parties shall communicate and meet (as appropriate, including via the Project Leaders) on a more informal basis as needed to discuss the progress of the Projects, the Research Program, the Joint Programs, or other matters within their respective authority.
2.8Decisions.
2.8.1The JSC and each JSC Subcommittee will endeavor to make decisions by consensus, with the representatives of each Party having, collectively, one (1) vote on behalf of that Party. If the JSC or applicable JSC Subcommittee cannot reach consensus or a Dispute arises that cannot be resolved within the JSC or applicable JSC Subcommittee, either Party may pursue resolution of the Dispute in accordance with Section 15.2; provided, that in the case of Disputes

CONFIDENTIAL
arising at the applicable JSC Subcommittees, the Dispute shall first be referred to the JSC for attempted resolution. If consensus cannot be reached in accordance with Section 15.2.1, then:
(a)[***];
(b)subject to the foregoing clause (a), [***]; and
(c)subject to the foregoing clauses (a) and (b), [***].
(d)notwithstanding the foregoing clauses (a)-(c), [***].
2.8.2Notwithstanding the foregoing or anything to the contrary in this Agreement, in exercising its final decision-making authority, neither Party may resolve any such Dispute in a manner that:
(a)excuses, reduces, or delays its obligations under this Agreement [***];
(b)[***];
(c)[***];
(d)[***];
(e)increases the other Party’s payment or cost-bearing obligations, [***] by (x) more than [***] of the relevant amount set forth in the latest applicable [***], as applicable, that is [***] (or otherwise determined pursuant to Section 2.8.1(d)), except to the extent [***], which, if [***], [***]; or
(f)[***].
2.9Authority. The Alliance Managers, Project Leaders, JSC, JRC, JDC, JCC, JECC, and other JSC Subcommittees (including the JSC Co-Chairpersons and applicable JSC Subcommittee co-chairpersons), and each Working Group have only the powers assigned expressly to them in this Article 2 and elsewhere in this Agreement (or in the case of Working Groups, as expressly assigned to them by the JSC). Each Party retains the rights, powers, and discretion granted to it under this Agreement and neither Party may delegate or vest such rights, powers, or discretion in the Alliance Manager, a Project Leader, the JSC, JRC, JDC, JCC, JECC or any other JSC Subcommittee (including the JSC Co-Chairpersons and applicable JSC Subcommittee co-chairpersons), or any Working Group, unless expressly provided for in this Agreement or the Parties expressly so agree in writing. Except as otherwise expressly authorized under this Agreement, the Alliance Managers, Project Leaders, the JSC, JRC, JDC, JCC, JECC and other JSC Subcommittees (including the JSC Co-Chairpersons and applicable JSC Subcommittee co-chairpersons), and any Working Groups shall not have the power to amend, waive or modify any term of this Agreement, and no decision of the JSC or any JSC Subcommittee or Working Group shall be in contravention of any terms and conditions of this Agreement. It is understood and agreed that issues to be formally decided by the JSC, JRC, JDC,

CONFIDENTIAL
JCC, JECC, and applicable JSC Subcommittees are limited to those specific issues that are expressly provided in this Agreement to be decided by them, respectively.
2.10Discontinuation of JSC and JSC Subcommittees. The JRC will automatically disband with immediate effect at the end of the Research Term. The JSC shall remain in effect during the Research Term and thereafter for so long as a Joint Program remains in effect and remains a Joint Program. If any program ceases to be a Joint Program, the responsibilities of the JDC, JCC, and JECC shall automatically cease to apply to such program. If at any time after the Research Term there is no longer a Joint Program in effect under this Agreement, the JSC, JDC, JCC and JECC shall automatically disband with immediate effect until a Joint Program is subsequently established under this Agreement.
Article 3

RESEARCH PROGRAM
3.1Overview and Purpose. During the Research Term, Lilly and Foghorn will collaborate in a research and development program with the intended purpose of researching, discovering, and developing therapeutic molecules that are Directed To Collaboration Targets, from which therapeutic molecules a Candidate could be selected by Lilly and further developed in accordance with the terms of this Agreement (the “Research Program”). The Research Program will consist of Projects for each Collaboration Target, and will be conducted pursuant to Research Plans, as further set forth in this Article 3.
3.2Projects.
(a)The Research Program will consist of up to [***] projects (with the Selective BRM Program consisting of up to [***] projects), on a Collaboration Target-by-Collaboration Target basis (other than with respect to the Selective BRM Program, which will consist of up to [***] projects Directed to a single Collaboration Target) (each, a “Project”). As of the Effective Date, the Research Program consists of (a) [***] Projects relating to the Selective BRM Target (the “Selective BRM Projects”), (b) the Project relating to the [***] Target (the “[***] Project”), and (c) the Project relating to the [***] Target ((a)-(c) collectively, the “Initial Projects”). The Research Program will consist of the Initial Projects and up to [***] Additional Projects (as may be added pursuant to Section 4.2), plus any Replacement Projects (as may be added pursuant to Section 4.3), but excluding all Discontinued Projects. For clarity, there shall be no more than [***] Projects under this Agreement at any given time (with the Selective BRM Program consisting of up to [***] Projects).
(b)The goal for each Project shall be to identify (if not already identified), assess, optimize, and develop a Candidate for the relevant Collaboration Target.
(c)Each Project shall end upon the earliest of the following: (i) the expiration of the Research Term, (ii) [***], (iii) [***] or (iv) [***] (the earliest to occur of the events [***] with respect to a Project, the “Project Completion Event” for such Project). Notwithstanding the foregoing, if a Project expires prior to the expiration of the Research Term as a result of a Project Completion Event [***] but Lilly thereafter determines (in accordance with its customary standards) before the expiration of the Research Term that all Compounds resulting from such

CONFIDENTIAL
Project as of the date of such expiration have failed GLP Toxicology Studies, then Lilly may, by providing written notice to Foghorn thereof prior to the expiration of the Research Term, reactivate the Project with the intention of identifying one (1) or more additional Compounds that achieve the Critical Success Factors (such reactivated Project, a “Reactivated Project”), in which event (A) the Reactivated Project shall once again be deemed to be an active Project under this Agreement and shall remain in effect until the occurrence of a subsequent Project Completion Event, (B) Lilly shall bear any and all costs and expenses incurred by either Party in the conduct of activities conducted under the Reactivated Project, except to the extent such costs and expenses are subject to the Expense and Margin Sharing for a Joint Program, as further detailed in Section 9.3, and (C) the JSC shall agree upon an updated Research Plan for such Reactivated Project and a Research Budget for such Reactivated Project, each in accordance with Section 3.5. Notwithstanding anything to the contrary in this Agreement, multiple Products Directed To the same Collaboration Target may derive from the same Project.
3.3Research Program Responsibilities. An outline of certain anticipated activities and responsibilities of the Parties during a typical Project under the Research Program is attached hereto as Schedule 3.3 (the “Research Program Outline”). As between the Parties, (a) Foghorn will lead and be primarily responsible for all Research activities under each Project, on a Project-by-Project basis, until completion of Dose-Finding Tox for such Project, provided, that (i) Foghorn shall accommodate any reasonable request from Lilly to participate in any Research activities (including [***]) that would not require (A) disclosure to Lilly of any portion of the Foghorn Platform (including, without limitation, any tools or systems used therein) maintained as trade secrets by Foghorn in order to facilitate such participation, (B) the transfer of any assays or reagents (other than [***]) that relate to the Foghorn Platform by or on behalf of Foghorn in order to facilitate such participation, provided, however, that in such case the Parties will discuss an alternative request that would facilitate Lilly’s participation without necessitating the transfer of such assays or reagents or (C) Foghorn to incur any costs or expenses in connection with such participation, and (ii) Lilly shall lead and be primarily responsible for each such Research activity allocated to Lilly under a Research Plan, and (b) Lilly will lead and be primarily responsible for all Research activities following Dose-Finding Tox. For clarity, Lilly shall have the right, in its sole discretion, to select Candidates.
3.4Research Term. The Research Program shall be conducted for a period commencing on the Effective Date and continuing for [***] thereafter (as may be extended by Lilly pursuant to this Section 3.4) (the “Research Term”). To ensure the Parties have sufficient time to perform Research activities, Lilly shall have the option to extend the Research Term for an additional period of up to [***] by notifying Foghorn via the JRC of such election no later than [***] prior to the end of the then-current Research Term. Lilly may exercise such option to extend the Research Term up to, but no more than, [***] times.
3.5Research Plans.
3.5.1Content. The Parties shall conduct activities under the Research Program through the completion of Dose-Finding Tox pursuant to a mutually agreed upon, comprehensive written plan for each Project that is approved in accordance with the terms of this Agreement (each such plan, as may be amended from time to time in accordance with the terms of this Agreement, a “Research Plan”). Each Research Plan shall set forth, for the applicable Project:

CONFIDENTIAL
(a) the objective of the applicable Research Plan and the Research activities to be conducted by each of the Parties; (b) the expected resources to be allocated to performing such Research; (c) the anticipated timeline and milestones of achieving such activities; (d) a budget setting out by Calendar Quarter the anticipated Internal Qualified Expenses to be incurred by Foghorn (or any of its Affiliates) in the conduct of the Research activities for the applicable Project under such Research Plan (the “Research Budget”); and (e) the Critical Success Factors.
3.5.2Preparation of Research Plans. The Research Plans for the Initial Projects (the “Initial Research Plans”) shall be mutually prepared by the Parties within [***] following the Execution Date, and shall be consistent with the Research Program Outline, except to the extent the Parties agree to any material deviations with respect to any particular Collaboration Target. The Research Plans for each Additional Project and each Replacement Project (each an “Additional Research Plan”), as applicable, shall be mutually prepared by the Parties within [***] following the addition of the relevant Collaboration Target to the Research Program (pursuant to Section 4.2 or Section 4.3, respectively), and shall substantially follow, in form and substance, the form of the Initial Research Plans, except to the extent the Parties agree to any deviations from such form with respect to any particular Collaboration Target. Each Research Plan shall only become effective once it has been approved by the JRC and subject to the decision-making terms set forth in Section 2.8. The JRC shall use reasonable efforts to approve each Research Plan within [***] following the submission of such Research Plan to the JRC.
3.5.3Approval and Amendments. The JRC shall regularly review the Research Plans (including the coordination of the activities across the Research Program and to account for the number of active Projects and Research Plans at any given time) and the progress of activities being conducted under the Research Plans, in no event less frequently than one (1) time per Calendar Quarter. Either Party may propose amendments to the Research Plan for a particular Project from time to time as appropriate, to take into account completion, commencement, or cessation of activities contemplated in the then-current Research Plan for such Project or any newly available information related to such Project. Such amendments shall be effective upon JRC approval and subject to the decision-making terms set forth in Section 2.8.
3.6Diligence Efforts. The Parties shall use Commercially Reasonable Efforts to execute and to perform, or cause to be performed, in a good scientific manner and in compliance with Applicable Law, the Research activities assigned to them, respectively, in each Research Plan.
3.7Records; Reports.
3.7.1Records. Each Party shall maintain, or cause to be maintained, during the Research Term and for a reasonable period of time thereafter that is consistent with industry standards and applicable regulations, complete and accurate records (paper and/or electronic) of its Research data and results (including raw data) for each Project in sufficient detail and in a good scientific manner appropriate for scientific, patent, and regulatory purposes, which records will reasonably reflect all work performed by or on behalf of such Party under the Research Plan for each Project. [***]

CONFIDENTIAL
3.7.2Reports and Data Package. Each Party shall regularly report to the other Party through the JRC (or the designated Project Leader or Working Group) its results in conducting Research under the Research Plan for each Project. For each Project, each Party shall provide the JRC with: (a) the deliverables set forth in the Research Plan for such Project and allocated to such Party therein, including, if applicable, a written report summarizing the data and information generated under each Project, within [***] after the completion of such Party’s Research for such Project; and (b) on a Calendar Quarter basis during the Research Term, all data and results (including raw data) that are generated by or on behalf of such Party in the performance of the Research for such Project under this Agreement and reasonably requested by the other Party, including such data and results as are relevant to a determination of whether Critical Success Factors for each Project have been achieved, but in the case of Foghorn’s data and results excluding disclosure of any portion of the Foghorn Platform (including, without limitation, any tools or systems used therein) maintained as trade secrets by Foghorn, if applicable, unless required in association with a Regulatory Filing in which case, disclosure of such trade secrets shall be subject to Article 13, and the Parties shall cooperate to limit disclosure to solely what is necessary for the applicable Regulatory Filing.
3.8Research Program Funding. Except to the extent such costs and expenses are subject to the Expense and Margin Sharing for a Joint Program, as further detailed in Section 9.3, (a) Lilly shall bear any and all costs and expenses incurred by either Party in the conduct of activities conducted under the Reactivated Project, (b) Lilly shall be responsible for all costs and expenses incurred by Lilly in the conduct of any activity allocated to Lilly pursuant to Section 3.3(a)(i), and (c) otherwise each Party shall bear any and all costs and expenses it incurs associated with its activities conducted under the Research Program.
3.9Certain Standards Applicable to Work. All Research conducted by either Party for non-regulated work under this Agreement will be conducted in accordance with the Research Plans, Eli Lilly and Company Good Research Practices, Eli Lilly and Company Animal Care and Use Requirement for Animal Researchers and Suppliers and all Applicable Laws, including those regarding data privacy and data security laws and regulations. For purposes of this Agreement, “Eli Lilly and Company Good Research Practices” means the compiled set of shared research quality standards defining how Lilly’s research laboratories conduct good science for non-regulated work as set forth in Schedule 3.9 Part A. For purposes of this Agreement, “Eli Lilly and Company Animal Care and Use Requirement for Animal Researchers and Suppliers” means the guidelines relating to animal care and use for research done on behalf of Lilly as set forth in Schedule 3.9 Part B. If Lilly reasonably requests, Foghorn will complete a self-assessment examination form based on such quality standards. If it has not done so prior to the Effective Date, a duly authorized representative of Lilly may make an on-site visit to Foghorn for the purpose of conducting a quality assessment or quality audit for non-regulated work, which shall be performed at Lilly’s cost and expense. Additionally, Lilly may conduct compliance audits of Foghorn and/or Foghorn’s Affiliates and Third Party subcontractors engaged in work related to this Agreement, during normal business hours, no more than once annually, except in the case of audits for cause to ensure compliance with applicable cGCP, GLP and GRP requirements, provided, that Lilly has requested such audit with written notice of at least [***] and such audit does not unreasonably interfere with the audited entity’s operations. All such audits shall be done at Lilly’s cost and expense.

CONFIDENTIAL
3.10Subcontracting. Subject to the terms of this Section 3.10, each Party may engage its Affiliates or Third Party subcontractors (including contract research organizations and contract manufacturing organizations) to perform portions of its obligations under this Agreement. The activities of any such Third Party subcontractors will be considered activities of such subcontracting Party under this Agreement. The subcontracting Party shall ensure compliance by such Third Party subcontractors with the terms of this Agreement, including any applicable Research Plans, Development Plans or Commercialization Plans, or any Compliance Agreement. The subcontracting Party shall ensure, prior to engaging any Third Party subcontractor, that such Third Party subcontractor is subject to written agreements containing terms and conditions that: (a) impose obligations of confidentiality on such Third Party subcontractor that are no less than the obligations of confidentiality on each Party under this Agreement (provided, [***]) and obligations consistent with the intellectual property provisions of Article 10; (b) do not under any circumstance impose any payment obligations or liability on the non-subcontracting Party; and (c) are otherwise consistent with the terms of this Agreement. If Foghorn or any of its Affiliates intends to engage a Third Party subcontractor to perform any of its obligations under this Agreement, Foghorn shall provide the JSC written notice no less than thirty (30) days prior to engaging such Third Party subcontractor, which notice shall include the identity of such subcontractor and a high level description of the services such subcontractor will perform, and if Lilly advises Foghorn that Lilly has a reasonable basis to believe that such subcontractor’s involvement would pose material risks from a legal, compliance or quality perspective, Foghorn and its Affiliates shall not engage such subcontractor or permit such subcontractor to conduct activities under the Research Program unless and until Lilly has approved such subcontractor and the anticipated responsibilities to be allocated to such subcontractor. Notwithstanding the foregoing or anything to the contrary in this Agreement, Foghorn may engage any of the entities set forth in Schedule 3.10 and their Affiliates as subcontractors under this Agreement without Lilly’s consent.
3.11Project Materials. In the event that it is necessary to enable execution of a Research Plan or to facilitate activities under a Clinical Trial, each Party may need to transfer certain materials to the other Party that are not otherwise delivered under a supply or other separate agreement between the Parties or their Affiliates. In each such case, the Parties will mutually agree on the terms of such material transfer (including execution of a quality agreement, with respect to the transfer of materials to facilitate activities under a Clinical Trial), which in any case shall be subject to the terms of Article 10 of this Agreement. Any such materials provided by one Party to the other Party shall be accompanied by a materials transfer record substantially in the form of Schedule 3.11 (each a “Materials Transfer Record”). In the event of such transfer, unless otherwise mutually agreed, the providing Party shall be responsible for obtaining all necessary approvals and/or filings as required under Applicable Laws for the exportation of any such materials to the receiving Party and the receiving Party shall be responsible for obtaining all necessary approvals and/or filings as required under Applicable Laws for their importation and use by the receiving Party.
3.12Technical Transfer Assistance. Following the conclusion of each Project, Foghorn shall reasonably cooperate with Lilly and provide Lilly all necessary assistance reasonably requested by Lilly in connection with the preparation and submission by Lilly of the applicable IND or BLA/NDA, including assistance with technical transfer with respect to Manufacturing Know-How for the Collaboration Target, Compound or Product. All such

CONFIDENTIAL
activities shall be at Lilly’s cost, except to the extent such activities are subject to the Expense and Margin Sharing terms under this Agreement.
3.13[***]
Article 4

COLLABORATION TARGETS
4.1Initial Targets. As of the Effective Date, the Parties have identified the following Targets to be initially subject to the Research Program as Collaboration Targets pursuant to this Agreement: (i) the protein coding gene referred to as SMARCA2 (UniProt identifier “P51531”) (the “Selective BRM Target”), (ii) the protein coding gene referred to as [***] (UniProt identifier “[***]”) (the “[***] Target”), and (iii) the protein coding gene referred to as [***] (UniProt identifier “[***]”) (the “[***] Target” and together with the Selective BRM Target and the [***] Target, the “Initial Targets”). During the Research Term, Lilly may select Additional Targets (pursuant to Section 4.2) for inclusion in the Research Program, and may replace Collaboration Targets (pursuant to Section 4.3) as permitted under this Agreement, in each case, provided, that such Targets are not Unavailable Targets at the time Lilly proposes such addition or replacement. Notwithstanding anything to the contrary in this Agreement, there shall be no more than [***] Collaboration Targets at any given time.
4.2Additional Targets. Lilly shall have the right at any time during the Research Term to propose additional Targets as Collaboration Targets under this Agreement (“Additional Targets”) in accordance with the terms of this Section 4.2; provided, that at no time may there be more than [***] Collaboration Targets. If Lilly intends to propose one (1) or more Targets (each, a “Proposed Additional Target”) as Additional Targets, it shall provide written notice thereof to Foghorn during the Research Term, which notice shall identify the applicable Proposed Additional Targets (each such notice, a “Proposed Additional Target Notice”). Within [***] following Foghorn’s receipt of a Proposed Additional Target Notice, Foghorn shall provide written notice to Lilly disclosing whether the Proposed Additional Targets that are the subject of such Proposed Additional Target Notice are Unavailable Targets (each such notice from Foghorn to Lilly, an “Additional Target Availability Notice”). If an Additional Target Availability Notice discloses that a Proposed Additional Target is not an Unavailable Target, Lilly shall have [***] following its receipt of such Additional Target Availability Notice to determine whether such Proposed Additional Target shall be deemed an Additional Target and a Collaboration Target, and during such [***] period (a) the Proposed Additional Target shall not become an Unavailable Target, and Foghorn shall not cause or permit such Proposed Additional Target to become an Unavailable Target, and (b) the Parties shall facilitate, in good faith, any necessary scientific discussions regarding the viability of such Proposed Additional Target. If Lilly provides a written notice to Foghorn within [***] following its receipt of the applicable Additional Target Availability Notice designating such Proposed Additional Target as an Additional Target and a Collaboration Target, then such Proposed Additional Target shall thereafter be deemed to be an Additional Target and a Collaboration Target. In such case a Project associated with such Additional Target shall be added to the Research Program as an “Additional Project,” and the Parties (through the JRC) shall prepare the Research Plan for the Additional Project (in accordance with Section 3.5.2). Lilly shall have an iterative right to

CONFIDENTIAL
provide Proposed Additional Target Notices to Foghorn during the Research Term until there are [***] Collaboration Targets.
4.3Replacement Targets. If during the Research Term (a) [***], the JRC elects to discontinue all Projects with respect thereto and (b) [***], then: (i) such Collaboration Target shall thereafter no longer be considered a Collaboration Target and shall be deemed a Discontinued Target (and the corresponding Project or Projects, as applicable, each a “Discontinued Project”); (ii) Foghorn shall have no further obligations under the Research Plan with respect to such Discontinued Target; and (iii) Lilly shall have the right to select a Target that is not an Unavailable Target to replace such Discontinued Target in the Research Program (each, a “Replacement Target”) in accordance with the terms of this Section 4.3. If Lilly intends to designate a Target (a “Proposed Replacement Target”) as a Replacement Target, it shall provide written notice thereof to Foghorn during the Research Term, which notice shall identify the Proposed Replacement Target (each such notice, a “Proposed Replacement Target Notice”). Within [***] following Foghorn’s receipt of a Proposed Replacement Target Notice, Foghorn shall provide a written notice to Lilly disclosing whether the Proposed Replacement Target that is the subject of such Proposed Replacement Target Notice is an Unavailable Target (each such notice from Foghorn to Lilly, a “Replacement Target Availability Notice”). If a Replacement Target Availability Notice discloses that a Proposed Replacement Target is not an Unavailable Target, then such Proposed Replacement Target shall automatically be deemed to be a Replacement Target and a Collaboration Target upon Lilly’s receipt of such Replacement Target Availability Notice, and in such case a Project associated with such Replacement Target shall replace the Project for the Discontinued Target as a “Replacement Project,” and the Parties (through the JRC) shall prepare the Research Plan for the Replacement Project (in accordance with Section 3.5.2). Lilly shall have an iterative right to provide Proposed Replacement Target Notices to Foghorn during the Research Term until a Discontinued Target has been replaced with a Replacement Target. For avoidance of doubt, [***].
4.4Discontinued Targets. The provisions of this Section 4.4 shall apply to each Discontinued Target; provided, that each provision of Section 4.4 shall cease to apply with respect to such Discontinued Target to the extent that it becomes the subject of a Reactivated Project pursuant to Section 3.2.
4.4.1If a Collaboration Target becomes a Discontinued Target, except as set forth in this Section 4.4, all rights and licenses granted under this Agreement will terminate with respect to such Discontinued Target;
4.4.2If either Party believes that one or more Collaboration Targets may become Discontinued Targets because the Research Term, after having been extended the maximum number of times permitted under Section 3.4, will expire prior to the achievement of the applicable Critical Success Factors for at least one (1) Compound Directed To each such Target or the initiation of the first GLP Toxicology Study of a Compound Directed To each such Target, but a further extension of the Research Term may permit such Collaboration Target(s) to achieve such Critical Success Factors or such initiation of GLP Toxicology Study, such Party may, by written notice to the other Party identifying each such Collaboration Target and delivered no later than [***] prior to the expiration of the Research Term (after the Research Term has been extended the maximum number of times permitted under Section 3.4), request a

CONFIDENTIAL
one (1) time further [***] extension of the Research Term so that the Parties may continue to advance such Collaboration Targets during such extension period (with the costs of work under the extended Research Term being borne as described in Section 3.8), provided, that the non-requesting Party may, with notice delivered to the requesting Party no later than [***] following receipt of the requesting Party’s extension request, decide that such extension should not occur. Notwithstanding anything to the contrary in this Agreement, the Research Term may only be extended one (1) time for an additional [***] period pursuant to Section 4.4. If (a) Lilly requests an extension of the Research Term with respect to a Collaboration Target pursuant to Section 4.4 and Foghorn declines such extension and the Collaboration Target then becomes a Discontinued Target because there has not been at least one (1) Compound Directed To such Target that timely achieved the applicable Critical Success Factors or the initiation of the first GLP Toxicology Study of a Compound Directed To such Target, or (b) following a further extension of the Research Term pursuant to this Section 4.4.2, the extended Research Term expires and a Collaboration Target becomes a Discontinued Target because there has not been at least one (1) Compound Directed To such Target that timely achieved the applicable Critical Success Factors or the initiation of the first GLP Toxicology Study of a Compound Directed To such Target, and in either of case (a) or (b) the relevant Target was a Collaboration Target under this Agreement for at least [***] prior to the date of Lilly’s request or the Research Term expiration (as applicable), then in each such case (a) and (b), Foghorn shall not Exploit Compounds and Products Directed To the applicable Discontinued Targets, in the Field and in the Territory, for a period of [***] following the expiration of the Research Term.
4.4.3If a Collaboration Target becomes a Discontinued Target because Foghorn exercised its right to terminate under Section 14.2, Lilly exercised its right to terminate under Section 14.5 or if Lilly does not request an extension of the Research Term or declines a Foghorn request to extend the Research Term, in each case under Section 4.4.2, then:
(a)Lilly will, and hereby does, grant to Foghorn a non-exclusive, perpetual, irrevocable, royalty-free license, with the right to grant sublicenses through multiple tiers, under Lilly’s interest in any [***] and any [***] (excluding any Excluded Technology) that, in each case, solely and exclusively relates to the Discontinued Target, to Research, Develop, Manufacture, Commercialize or otherwise Exploit Compounds and Products Directed To such Discontinued Target, in the Field and in the Territory; and
(b)Lilly shall in good faith consider reasonable requests from Foghorn to license Lilly’s interest in [***] or [***] (excluding any Excluded Technology) not otherwise licensed to Foghorn pursuant to Section 4.4.3(a), provided, that any such license granted to Foghorn shall include appropriate financial consideration payable to Lilly for Foghorn’s use of such [***] or [***].
Article 5

LILLY-CONTROLLED PROGRAMS
5.1Applicability. The terms and provisions of this Article 5 shall apply solely with respect to any Discovery Program, Selective BRM Program and [***] Program that is not a Joint Program, and Candidates and Products arising from such programs (“Lilly-Controlled Products”). Joint Programs and Joint Program Products shall be the subject of Article 6.

CONFIDENTIAL
5.2Lilly Rights and Responsibilities for Lilly-Controlled Products. Except with respect to the Research activities to be conducted by Foghorn pursuant to a Research Plan, Lilly shall be solely responsible for and shall have the exclusive right to Exploit Lilly-Controlled Products in the Field in the Territory, including with respect to the conduct of GLP Toxicology studies. Subject to the terms of this Agreement, all decisions concerning the Exploitation of Lilly-Controlled Products following Research, including the clinical and regulatory strategy of Lilly-Controlled Products, the Development, Manufacturing, marketing and sales (or, as applicable, any Product recalls) of Lilly-Controlled Products, and the design, price, promotion, and other Commercialization of Lilly-Controlled Products, is within the sole discretion of Lilly.
5.3Development Plan for Lilly-Controlled Products. Within [***] following the occurrence of the Project Completion Event for each Discovery Project, Lilly shall provide Foghorn with a high level written development plan summarizing the Development activities that it expects to conduct, whether directly or through its Affiliates or Sublicensees, for all Lilly-Controlled Products with respect to such Discovery Project. Within [***] following Foghorn’s decision to opt out of the Expense and Margin Sharing with respect to either of the Selective BRM Program or the [***] Program, Lilly shall provide Foghorn with a high level written development plan summarizing the Development activities that it expects to conduct, whether directly or through its Affiliates or Sublicensees, for all Lilly-Controlled Products with respect to such program.
5.4Development Reports for Lilly-Controlled Products. Within [***] following the occurrence of the Project Completion Event for each Discovery Project, Lilly shall provide Foghorn with a high level written development plan summarizing the Development activities that it expects to conduct, whether directly or through its Affiliates or Sublicensees, for all Lilly-Controlled Products with respect to such Discovery Project. If Foghorn elects to opt out of the Expense and Margin Sharing with respect to either of the Selective BRM Program or the [***] Program, then within [***] following such election, Lilly shall provide Foghorn with a high level written development plan summarizing the Development activities that it expects to conduct, whether directly or through its Affiliates or Sublicensees, for all Lilly-Controlled Products with respect to such program. On an annual basis thereafter, Lilly shall provide Foghorn with high level updates to each such development plan.
5.5Commercialization Plan for Lilly-Controlled Products. Within [***] following the first Marketing Approval Application for a Lilly-Controlled Product, Lilly shall provide Foghorn with a high level written commercialization plan summarizing the Commercialization activities that it expects to conduct, whether directly or through its Affiliates or Sublicensees, with respect to the Lilly-Controlled Products in the subsequent year. On an annual basis thereafter, Lilly shall provide Foghorn with high level updates to such commercialization plan.
5.6Regulatory Matters for Lilly-Controlled Products.
5.6.1Lilly Regulatory Control for Lilly-Controlled Products. Except as provided in this Section 5.6 or under a Research Plan, as between the Parties, Lilly shall have the sole and exclusive right and responsibility for and control of the preparation, submission, and maintenance of all Regulatory Filings and obtaining Marketing Approvals (including the

CONFIDENTIAL
preparation and submission of an IND, BLA/NDA (and any other documents needed for clinical submissions in the European Union or otherwise), or marketing authorization application (“MAA”) and including obtaining IND, BLA/NDA, or MAA approval) with respect to Lilly-Controlled Products, and shall have sole control over all interactions with the applicable Regulatory Authority. Foghorn shall reasonably cooperate with Lilly, at Lilly’s reasonable request and expense, with respect to any regulatory matters related to Lilly-Controlled Products. Lilly will own all right, title and interest in and to any and all Regulatory Filings and Marketing Approvals for Products and, as between the Parties, all such Regulatory Filings and Marketing Approvals will be held in the name of Lilly. Foghorn shall execute all documents and take all actions as are necessary or reasonably requested by Lilly to vest such title in Lilly.
5.6.2Foghorn Involvement. For each Lilly-Controlled Product, (a) Lilly will keep Foghorn reasonably informed as to all material interactions with Regulatory Authorities relating to such Lilly-Controlled Product in the U.S. and (b) Lilly will provide Foghorn a written update, on a Calendar Quarter basis, providing a high-level summary of all material interactions with Regulatory Authorities relating to such Lilly-Controlled Product in Major Markets outside the U.S.
5.7Adverse Event Reporting. Lilly shall establish, hold, and maintain the global safety database for Lilly-Controlled Products with respect to information on adverse events concerning the Lilly-Controlled Products, as and to the extent required by Applicable Law. If necessary for the development of Lilly-Controlled Products, upon request of either Party, the Parties shall negotiate in good faith the terms of a pharmacovigilance agreement.
5.8Diligence Efforts. On a program-by-program basis, for each program that is not a Joint Program, Lilly shall use Commercially Reasonable Efforts to (a) [***] and (b) [***].
Article 6

JOINT PROGRAMS
6.1Overview. During the Term, on a program-by-program basis, Foghorn shall have the right and obligation to share in the Expense and Margin Sharing for certain programs as provided in this Agreement (each such program, a “Joint Program”) and may, as further described herein, also actively participate in such Joint Program, subject to demonstrating Joint Program Competencies. As of the Effective Date, the Selective BRM Program and the [***] Program shall be considered Joint Programs, in each case, until such time as Foghorn elects to opt out of its participation in the Expense and Margin Sharing for such Selective BRM/[***] Program pursuant to Section 6.2. In addition, Foghorn may elect to include Discovery Programs as Joint Programs pursuant to Section 6.3.
6.2Foghorn Opt-Out Right for Selective BRM/[***] Programs.
6.2.1For each of the Selective BRM Program and the [***] Program, no earlier than [***] prior to, and no later than [***] prior to, the anticipated date of enrollment of the first patient in the first Registrational Clinical Trial under the program, Lilly shall provide to Foghorn a written budget and Development Plan for Development work under each such program commencing with the first Registrational Clinical Trial. Foghorn shall have the option to opt out

CONFIDENTIAL
of the Expense and Margin Sharing with respect to the Selective BRM Program and/or the [***] Program as follows: (i) immediately upon providing Lilly written notice of such decision, if such written notice is provided prior to the [***] following the earlier of (A) Foghorn’s receipt of the Development Plan and budget for such program, as applicable, or (B) Lilly’s notice to Foghorn of a subsequent determination that a Clinical Trial that has already been Initiated is the first Registrational Clinical Trial under such program (which notice Lilly will provide to Foghorn promptly following any such determination), or (ii) by providing [***] written notice of such decision, if such written notice is provided at any time after the deadline set forth in the foregoing clause (i) for such program. If the effective date of such opt-out is not the last day of a Calendar Quarter, such effective date will be adjusted to the last day of the Calendar Quarter in which the effective date of such opt-out would otherwise have fallen; provided, that this adjustment shall not affect the notice periods for the opt-out notice set forth in this Section 6.2.1. In the case of such a Foghorn opt-out, the following shall apply: (a) Foghorn shall thereafter have no right to participate in the Development, Commercialization, or other Exploitation of the applicable Candidates or Products, except as set forth in this Agreement, (b) the Expense and Margin Sharing shall no longer apply to such program (i.e., Foghorn shall have no further obligation to share in the relevant expenses for such program and shall have no further right to receive a share of the Gross Margin Share for such program), (c) the Royalties set forth in Article 9 shall apply with respect to Products for such program, (d) the program shall cease to be a Joint Program, the applicable Candidates and Products shall cease to be Joint Program Products and shall instead be considered Lilly-Controlled Products, and the provisions of Article 5 shall instead apply to such program and such Candidates and Products, and (e) the JSC, and any applicable JSC Subcommittees or Working Groups specific to such program, shall immediately be disbanded with respect to such program (or shall no longer oversee and have any approval authority with respect to such program), and all approval rights of the JSC or final decision-making authority granted to Foghorn pursuant to Section 2.8 or Article 6 with respect to such program shall become approval rights of Lilly for such program.
6.2.2Notwithstanding the foregoing, if (a) Foghorn elects to opt out of its participation in the Selective BRM Program or the [***] Program pursuant to Section 6.2.1 after Lilly exercises its final decision-making authority under Section 2.8.1(c) to approve a Development Plan (or amendment thereto) for such program and (b) Lilly subsequently either amends such Development Plan to reduce the budget therefor, or completes the work under such Development Plan at a cost below the budgeted amount included therein, in each case, by the greater of [***] or [***], then (i) Lilly shall promptly notify Foghorn in writing of such amendment or deviation and provide Foghorn with an updated Development Plan, if applicable, and (ii) within [***] following receipt of such notice, Foghorn may, upon written notice to Lilly, elect to opt back in to participating in such program, in which case (A) such program will again be considered a Joint Program under this Agreement, (B) the terms of Section 6.2.1(a)-(e) will no longer apply to such Joint Program, (C) unless the Parties mutually agree otherwise, the materially amended Development Plan for such program will be deemed to be the Development Plan for the corresponding Joint Program, and (D) Foghorn shall, prior to the [***] anniversary of the later of (y) the date on which Foghorn opts back in to participating in the applicable program or (z) the date on which Lilly provides an invoice for the applicable reimbursement amount, reimburse Lilly (in regular installments, the cadence of which shall be agreed to by the Parties) for amounts actually incurred by Lilly completing activities under the applicable

CONFIDENTIAL
Development Plan which, but for Foghorn’s election to opt out of such program, would have been allocated to Foghorn pursuant to Section 9.3.
6.3Foghorn Opt-In and Opt-Out Rights for Discovery Programs.
6.3.1Foghorn shall have the option, on a Discovery Program-by-Discovery Program basis, to participate in the Expense and Margin Sharing for such Discovery Program. Within [***] following the successful completion of Dose-Finding Tox for a Discovery Program, Lilly shall provide to Foghorn a proposed high-level development plan and budget with respect to such Discovery Program that is substantially similar in scope to Development Plans for Joint Programs (each, a “Proposed Development Plan”). Foghorn may exercise such option with respect to a Discovery Program at any time within [***] following its receipt of a Proposed Development Plan for such Discovery Program by notifying the JSC of such determination, after which the following shall apply: (a) subject to the terms of Section 6.7, Foghorn shall have the right to participate in the Development and Commercialization, in the U.S. only, of the Candidates and Products arising from such Discovery Program, as further described herein, (b) Foghorn shall participate in the worldwide Expense and Margin Sharing for such Discovery Program, as further detailed in Article 9, (c) such Discovery Program shall be considered a Joint Program for purposes of this Agreement and the provisions of Article 5 shall thereafter cease to apply to such program, (d) notwithstanding anything to the contrary in this Agreement, the Proposed Development Plan for such Discovery Program shall be deemed to be the Development Plan for the corresponding Joint Program (unless the Parties mutually agree otherwise), and (e) the relevant Milestone Payments and Royalties shall be adjusted, as further described in Article 9.
6.3.2Once Foghorn has exercised such option with respect to a Discovery Program, Foghorn may subsequently elect to opt out of its participation in such Discovery Program as a Joint Program (i.e., to cease participating in Development and Commercialization activities and in the Expense and Margin Sharing for such program) at any time (A) following (but not prior to) the Initiation of the first Registrational Clinical Trial for such program or (B) if such Registrational Clinical Trial is not determined to be a Registrational Clinical Trial until after its Initiation, then following Lilly’s notice to Foghorn of such determination (which notice Lilly will provide to Foghorn promptly following any such determination), in each case by providing written notice thereof to Lilly, and in which case, the following shall apply, subject to Foghorn’s right to subsequently opt in to such Discovery Program under Section 6.3.3: (a) Foghorn shall thereafter have no right to participate in the Development, Commercialization or other Exploitation of the applicable Candidates and Products, except as set forth in this Agreement, (b) the Expense and Margin Sharing shall no longer apply to such program (i.e., Foghorn shall have no further obligation to share in the relevant expenses for such program and shall have no further right to receive a share of the Gross Margin Share for such program), (c) the Royalties applicable to the applicable Products for such program shall be revised, as set forth in Section 9.5.3(b), (d) the program shall cease to be a Joint Program, the applicable Candidates and Products shall cease to be Joint Program Products and shall revert to being Lilly-Controlled Products, and the provisions of Article 5 shall instead apply to such program and such Candidates and Products, and (e) any applicable JSC Subcommittees or Working Groups specific to such program, shall immediately be disbanded with respect to such program (or shall no longer oversee and have any approval authority with respect to such program), and all approval

CONFIDENTIAL
rights of the JSC or final decision-making authority granted to Foghorn pursuant to Section 2.8 or Article 6 with respect to such program shall become approval rights of Lilly for such program.
6.3.3Notwithstanding the foregoing, if (a) Foghorn elects to opt out of its participation in a Discovery Program as a Joint Program pursuant to Section 6.3.2 after Lilly exercises its final decision-making authority under Section 2.8.1(c) to approve a Development Plan (or amendment thereto) for such program and (b) Lilly subsequently either amends such Development Plan to reduce the budget therefor, or completes the work under such Development Plan at a cost below the budgeted amount included therein, in each case, by the greater of [***] or [***], then (i) Lilly shall promptly notify Foghorn in writing of such amendment or deviation and provide Foghorn with an updated Development Plan, if applicable, and (ii) within [***] following receipt of such notice, Foghorn may, upon written notice to Lilly, elect to opt back in to participating in such program, in which case (A) such program will again be considered a Joint Program under the Agreement, (B) the terms of Section 6.3.2(a)-(e) will no longer apply to such Joint Program, (C) unless the Parties mutually agree otherwise, the amended Development Plan for such program will be deemed to be the Development Plan for the corresponding Joint Program, and (D) Foghorn shall, prior to the [***] anniversary of the later of (y) the date on which Foghorn opts back in to participating in the applicable program or (z) the date on which Lilly provides an invoice for the applicable reimbursement amount, reimburse Lilly (in regular installments, the cadence of which shall be agreed to by the Parties) for amounts incurred by Lilly completing activities under the Development Plan which, but for Foghorn’s election to opt out of such program, would have been allocated to Foghorn pursuant to Section 9.3.
6.4Lilly Responsibilities. Except with respect to any Research activities to be conducted by Foghorn pursuant to a Research Plan and as set forth in Section 6.5, Lilly shall lead and be primarily responsible for the conduct of all worldwide Development, Manufacturing, Commercialization, and other Exploitation activities with respect to each Joint Program, including with respect to Regulatory Filings, seeking and obtaining Marketing Approvals, and the conduct of GLP Toxicology studies and all Clinical Trials, unless and until the Parties have entered into a separate Development Plan or Commercialization Plan setting forth the applicable responsibilities of Foghorn with respect to any such activities. Subject to the terms of this Agreement, including Section 2.8, all decisions concerning the Exploitation of Discovery Products following Research, including the clinical and regulatory strategy of Discovery Products, the Development, marketing and sales of Discovery Products, and the design, price, promotion, and other Commercialization of Discovery Products, shall be subject to discussion by the JSC with Lilly having the final decision-making authority, unless otherwise agreed in a Development Plan or Commercialization Plan.
6.5Foghorn Active Participation in Non-Sales Force Joint Program Activities. Other than with respect to sales force activities (which are addressed in Section 6.6 below), Foghorn may participate in any U.S. Development, U.S. Commercialization, or other U.S. Exploitation activities (but excluding (A) Manufacturing activities and (B) medical affairs activities (other than sale force and medical field force activities)) with respect to a Joint Program, provided, that Foghorn shall notify Lilly of the specific activities in which Foghorn would like to participate, and following such notice, in the case of activities following the Initiation of the first Registrational Clinical Trial under such Joint Program, the applicable JSC Subcommittee determines that Foghorn satisfies the Joint Program Operational Competencies

CONFIDENTIAL
necessary to conduct such activities. Without limiting the foregoing, the Parties shall endeavor to [***].
6.6Foghorn Active Participation in Sales Force Joint Program Activities. As part of the JSC’s assessment of Foghorn’s Joint Program Commercialization Operational Competencies with respect to U.S. sales force and medical field force activities (as provided in Section 6.7.2), Foghorn shall notify Lilly of the percentage of the U.S. sales force and medical field force efforts it wishes to provide for such Joint Program, which percentage shall be between [***] and [***] for the Selective BRM/[***] Programs and between [***] and [***] for all other applicable Discovery Programs. Subject to the JSC confirming that Foghorn satisfies the Joint Program Commercialization Operational Competencies at the level proposed by Foghorn (as such proposal may be modified pursuant to Section 6.7.2(b)):
6.6.1with respect to the Selective BRM/[***] Programs, (A) if Foghorn contributes [***] of the U.S. sales force and medical field force efforts for such Joint Programs, Foghorn’s share of the U.S. Gross Margin and U.S. Eligible Expenses under Section 9.3.6 will remain unadjusted, (B) if Foghorn contributes [***] of the U.S. sales force and medical field force efforts for such Joint Programs, Foghorn’s share of the U.S. Gross Margin and U.S. Eligible Expenses under Section 9.3.6 shall be adjusted whereby Lilly shall be entitled to and responsible for [***] of the Gross Margin Share and U.S. Eligible Expenses and Foghorn shall be entitled to and responsible for [***] of the Gross Margin Share and U.S. Eligible Expenses, and (C) if Foghorn contributes a percentage of U.S. sales force and medical field force efforts between [***] and [***] then Foghorn’s percentage allocation of Gross Margin Share and U.S. Eligible Expenses will be equal to the result of the following formula, in which [***] is the percentage of such efforts contributed by Foghorn: [***], with Lilly’s percentage share equaling 100% minus Foghorn’s share.
6.6.2for each other Discovery Programs for which Foghorn has opted to participate in the Expense and Margin Sharing, (A) if Foghorn contributes [***] of the U.S. sales force and medical field force efforts for such Joint Program, Foghorn’s share of the U.S. Gross Margin and U.S. Eligible Expenses under Section 9.3.6 will remain unadjusted, (B) if Foghorn contributes [***] of the U.S. sales force and medical field force efforts for such Joint Program, Foghorn’s share of the U.S. Gross Margin and U.S. Eligible Expenses under Section 9.3.6 shall be adjusted whereby Lilly shall be entitled to and responsible for [***] of the Gross Margin Share and U.S. Eligible Expenses and Foghorn shall be entitled to and responsible for [***] of the Gross Margin Share and U.S. Eligible Expenses, and (C) if Foghorn contributes a percentage of U.S. sales force and medical field force efforts between [***] and [***] then Foghorn’s percentage allocation of Gross Margin Share and U.S. Eligible Expenses will be equal to the result of the following formula, in which [***] is the percentage of such efforts contributed by Foghorn: [***], with Lilly’s percentage share equaling 100% minus Foghorn’s share.
6.7Joint Program Competencies.
6.7.1Joint Program Financial Competencies. The following terms of this Section 6.7.1 [***]: Foghorn shall be required to demonstrate that it satisfies the Joint Program Financial Competencies for each Joint Program ([***] Foghorn does not satisfy the Joint Program Financial Competencies with respect to a Joint Program [***], then the program shall

CONFIDENTIAL
cease to be a Joint Program, the applicable Candidates and Products shall cease to be Joint Program Products and [***], and the provisions of Article 5 shall instead apply to such program and such Candidates and Products, (b) Foghorn shall thereafter have no right to participate in the Development, Commercialization or other Exploitation of the applicable Candidates and Products, except as set forth in this Agreement, (c) the Expense and Margin Sharing shall no longer apply to such program [***], (d) the Royalties applicable to the applicable Products for such program shall be based on the applicable Royalty Table in Article 9, and (e) [***].
6.7.2Joint Program Operational Competencies.
(a) Development Operational Competencies. The following terms of this Section 6.7.2(a) shall apply on a Joint Program-by-Joint Program and activity-by-activity basis with respect to each specific Development activity allocated to Foghorn in a Development Plan and to be conducted following the Initiation of the first Registrational Clinical Trial under the applicable Joint Program (each such activity, a “Development Operational Competency Activity”): Foghorn shall be required to demonstrate, as a condition to participating in a Development Operational Competency Activity, that it satisfies the Joint Program Development Operational Competencies for such Development Operational Competency Activity (such satisfaction as determined by the JSC) no later than (A) [***] prior to the anticipated Initiation of the first Registrational Clinical Trial under the applicable Joint Program or (B) if such Registrational Clinical Trial is not determined to be a Registrational Clinical Trial until after its Initiation, [***] following Lilly’s notice to Foghorn of such determination (which notice Lilly will provide to Foghorn promptly following any such determination); provided, that in such event, the Parties shall cooperate in good faith to (i) accelerate initiation and completion of any necessary assessment of Joint Program Development Operational Competency, and (ii) attain such Joint Program Development Operational Competency as soon as reasonably practicable. The Parties shall begin good faith discussions regarding such Joint Program Development Operational Competencies no later than (x) [***] prior to the anticipated Initiation of the first Registrational Clinical Trial under the applicable Joint Program or (y) if such Registrational Clinical Trial is not determined to be a Registrational Clinical Trial until after its Initiation, as soon as reasonably practicable, but in no event later than [***] following Lilly’s notice to Foghorn of such determination (which notice Lilly will provide to Foghorn promptly following any such determination), and Foghorn shall cooperate in good faith with Lilly to respond to reasonable requests from Lilly or the JSC for documents and information (subject to appropriate confidentiality restrictions) necessary for the JSC to determine whether Foghorn satisfies such Joint Program Development Operational Competencies.
(b)Commercialization Operational Competencies. The following terms of this Section 6.7.2(b) shall apply on a Joint Program-by-Joint Program and activity-by-activity basis with respect to each specific Commercialization activity allocated to Foghorn in a Commercialization Plan (each such activity, a “Commercialization Operational Competency Activity”): Foghorn shall be required to demonstrate, as a condition to participating in a Commercialization Operational Competency Activity, that it satisfies the Joint Program Commercialization Operational Competencies for such Commercialization Operational Competency Activity (such satisfaction as determined by the JSC) no later than (i) with respect to any sales force-related Joint Program Commercialization Operational Competencies, [***] prior to the estimated receipt of the first Marketing Approval in the United States of a Product

CONFIDENTIAL
under the applicable Joint Program and (ii) with respect to all other Joint Program Commercialization Operational Competencies, the later of (A) [***] prior to the estimated receipt of the first Marketing Approval in the United States of a Product under the applicable Joint Program and (B) [***] after the date of approval of the applicable Commercialization Plan. The Parties shall begin good faith discussions regarding such Joint Program Commercialization Operational Competencies no later than [***] prior to the estimated receipt of the first Marketing Approval in the United States of a Product under the applicable Joint Program, and Foghorn shall cooperate in good faith with Lilly to respond to reasonable requests from Lilly or the JSC for documents and information (subject to appropriate confidentiality restrictions) necessary for the JSC to determine whether Foghorn satisfies such Joint Program Commercialization Operational Competencies. For sales force and medical field force activities, if the JSC determines that Foghorn does not satisfy the Joint Program Commercialization Operational Competencies at the percentage level specified by Foghorn, the JSC may permit Foghorn to submit a lower level of participation for evaluation by the JSC.
6.7.3Subsequent Monitoring of Joint Program Operational Competencies; Foghorn Failure to Satisfy Joint Program Operational Competencies.
(a)Subsequent Monitoring of Joint Program Development Operational Competencies. On a Development Operational Competency Activity-by- Development Operational Competency Activity basis, if, following the initial determination of Joint Program Development Operational Competencies with respect to a Development Operational Competency Activity Lilly or the JDC determine in good faith that Foghorn is failing to satisfy the Joint Program Development Operational Competencies with respect to such Development Operational Competency Activity, then Lilly may request that the JSC conduct a subsequent review of Foghorn’s Joint Program Development Operational Competencies with respect to such Development Operational Competency Activity in a manner substantially similar to the manner set forth in Section 6.7.2; provided, however, subsequent reviews of Foghorn’s Joint Program Development Operational Competencies shall not occur more than [***] across all Joint Programs absent Cause. For the purposes of this Section 6.7.3, “Cause” shall mean any material deficiency in Joint Program Operational Competency, as determined by Lilly or the JDC; provided, that any disagreement between the Parties as to whether cause is present shall be resolved in accordance with Section 15.2.2. In addition to the foregoing, if Foghorn determines in good faith that it is more likely than not expected to fail to satisfy the Joint Program Development Operational Competencies with respect to any Development Operational Competency Activity, Foghorn will promptly so notify Lilly and the Parties shall meet to discuss the matter in good faith.
(b)Subsequent Monitoring of Joint Program Commercialization Operational Competencies. On a Commercialization Operational Competency Activity-by- Commercialization Operational Competency Activity basis, if, following the initial determination of Joint Program Commercialization Operational Competencies with respect to a Commercialization Operational Competency Activity, (i) Lilly or the JCC determines in good faith that Foghorn is failing to satisfy the Joint Program Commercialization Operational Competencies with respect to such Commercialization Operational Competency Activity or (ii) there is any material increase in the responsibilities allocated to Foghorn with respect to a Commercialization Operational Competency Activity in comparison to the responsibilities set

CONFIDENTIAL
forth in the relevant initial Commercialization Plan, then in each case ((i) and (ii)) Lilly may request that the JSC conduct a subsequent review of Foghorn’s Joint Program Commercialization Operational Competencies with respect to such Commercialization Operational Competency Activity in a manner substantially similar to the manner set forth in Section 6.7.2; provided, however, subsequent reviews of Foghorn’s Joint Program Commercialization Operational Competencies shall not occur more than [***] across all Joint Programs absent Cause. In addition to the foregoing, if Foghorn determines in good faith that it is more likely than not expected to fail to satisfy the Joint Program Commercialization Operational Competencies with respect to any Commercialization Operational Competency Activity, Foghorn will promptly so notify Lilly and the Parties shall meet to discuss the matter in good faith.
(c)Foghorn Failure to Satisfy Joint Program Operational Competencies. If, as a result of any such subsequent review under Section 6.7.3(a) or Section 6.7.3(b), the JSC determines that Foghorn does not satisfy the Joint Program Development Operational Competencies with respect to a Development Operational Competency Activity or the Joint Program Commercialization Operational Competencies with respect to a Commercialization Operational Competency Activity, as applicable, then the relevant Joint Program will remain a Joint Program, but in such case, (i) Lilly shall have the sole and exclusive right to conduct the applicable Development Operational Competency Activity or Commercialization Operational Competency Activity, as applicable, under the relevant Joint Program, and (ii) the Expense and Margin Sharing for such Joint Program shall continue to apply.
6.7.4On-Going Monitoring of Joint Program Financial Competency; Foghorn Default With Respect to Joint Program Financial Obligations. [***], if, following the initial determination of Joint Program Financial Competencies with respect to a Joint Program, [***] in good faith that Foghorn is failing to satisfy the Joint Program Financial Competencies with respect to [***] under such Joint Program, then [***] conduct a subsequent review of Foghorn’s Joint Program Financial Competencies with respect to [***] under such Joint Program in a manner substantially similar to the manner set forth in Section 6.7.1; [***] Foghorn does not satisfy the Joint Program Financial Competencies with respect to [***] under a Joint Program, or (B) Foghorn defaults on its obligations under Section 9.3.6 to pay Collaboration Amounts it owes Lilly with respect to such Joint Program and fails to cure such default within [***], then in either case, the applicable program shall cease to be a Joint Program, the applicable Candidates and Products shall cease to be Joint Program Products and shall revert to [***], and the provisions of Article 5 shall instead apply to such program and such Candidates and Products, (B) Foghorn shall thereafter have no right to participate in the Development, Commercialization or other Exploitation of the applicable Candidates and Products, except as set forth in this Agreement, (C) the Expense and Margin Sharing shall no longer apply to such program [***], (D) the Royalties applicable to the applicable Products for such program shall be based on the applicable Royalty Table in Article 9, and (E) [***].
6.8Joint Program Development Plans and Commercialization Plans.
6.8.1Timing of Development Plan. On a Joint Program-by-Joint Program basis, no later than [***] following the later of (a) initiation of the first GLP Toxicology Study with respect to a Joint Program or (b) with respect to a Discovery Program, Foghorn’s opt-in to

CONFIDENTIAL
such Joint Program under Article 6, the Parties shall enter into a Development Plan setting forth the responsibilities and strategies of the Parties with respect to the Development activities to be conducted under such Joint Program.
6.8.2Timing of Commercialization Plan. On a Joint Program-by-Joint Program basis, no later than [***] prior to the estimated receipt of the first Marketing Approval in the United States of a Product under a Joint Program, the Parties shall enter into a Commercialization Plan setting forth the responsibilities and strategies of the Parties with respect to the Commercialization activities to be conducted under such Joint Program.
6.8.3Contents of Development and Commercialization Plans. Each Development Plan and Commercialization Plan shall be consistent with the key Development or Commercialization strategies, as applicable, that are approved by the JSC for the relevant Joint Program and shall set forth for such Joint Program: (a) the objective of the applicable Development Plan or Commercialization Plan, and the Exploitation activities to be conducted by each of the Parties; (b) the expected resources to be allocated by each Party to performing such activities; (c) the anticipated timeline and milestones of achieving such activities; (d) a budget setting out on a Clinical Trial phase-by-Clinical Trial phase basis (for the Development Plan) or by Calendar Year (for the Commercialization Plan) the anticipated costs to be incurred by Foghorn (or any of its Affiliates) and Lilly (or any of its Affiliates) in the conduct of its activities under such plan (such budget for the Development Plan, the “Development Budget” and for the Commercialization Plan, the “Commercialization Budget”); and (e) with respect to each Commercialization Plan, an estimate of costs to be incurred by each Party in connection with its participation in the sales force under the applicable Joint Program pursuant to Section 6.6, set forth in terms of the estimated number of FTEs required and the sales force costs per FTE. Each Development Plan and Commercialization Plan shall only become effective once it has been approved by the applicable JSC Subcommittee and subject to the decision making in accordance with Section 2.8, and shall be subject to the JSC review process and update and amendment procedures consistent with those of Research Plans in Section 3.5.
6.9Independent Studies.
6.9.1Notwithstanding any provision in this Agreement to the contrary, Lilly shall be permitted to conduct Clinical Trials or other Development activities for Joint Program Products in the Territory, the costs of which are not included in the then-current mutually agreed Development Budget, provided, that Lilly complies with the provisions of this Section 6.9 (each such activity, a “New Study”). If Lilly desires to undertake a New Study, then Lilly will submit a proposed work plan, timeline and updated Development Budget for such New Study to Foghorn and the JDC for review (each, a “New Study Proposal”), and will provide Foghorn and the JDC with additional information related to such New Study that is reasonably requested by Foghorn or the JDC. Notwithstanding the foregoing, if the New Study described in a New Study Proposal is the first Registrational Clinical Trial of a Product under a Joint Program, then Foghorn shall participate in such Registrational Clinical Trial, subject to Foghorn’s ability to opt-out of the applicable Joint Program under Section 6.2 and Section 6.3.1, and the costs of such Registrational Clinical Trial shall be included in a mutually agreed Development Budget. Except as set forth in the immediately prior sentence, if, at any time within [***] after Foghorn’s receipt of a New Study Proposal (which [***] period may be extended by an additional thirty (30) days

CONFIDENTIAL
if Foghorn or the JDC reasonably requests any additional information with respect to such New Study within [***] after Foghorn’s receipt of such New Study Proposal), Foghorn provides a written notice to Lilly opting out of participation in such New Study, then such New Study will be considered an “Independent Study.” Foghorn will have no obligation under this Agreement to conduct any portion of any Independent Study or to pay the costs of such Independent Study except as provided in this Section 6.9.1. Lilly shall use Commercially Reasonable Efforts to conduct each Independent Study in a manner that is consistent with the corresponding New Study Proposal provided to Foghorn.
6.9.2Upon the completion of each Independent Study, Lilly will provide Foghorn with a reasonably detailed data package relating to the Independent Study. If such Independent Study results in, or the data from such Independent Study is used in a substantive manner as the basis for obtaining, a Marketing Approval for any Joint Program Product in the Field in the Territory (each, an “Independent Study Regulatory Achievement”), then Lilly may offset from any subsequent payments to Foghorn under this Agreement with respect to the applicable Joint Program an amount equal to [***] of the amount that Foghorn would be required to pay to Lilly with respect to such Independent Study under Section 9.3 if the lesser of (x) the costs incurred by Lilly in conducting such Independent Study or (y) the costs budgeted by Lilly with respect to such Independent Study in the applicable New Study Proposal were included in Lilly’s Development Costs for the applicable Joint Program (to the extent such costs would have otherwise qualified as Development Costs). Notwithstanding anything to the contrary in this Agreement, except as set forth in the immediately prior sentence, the costs incurred by Lilly in conducting any Independent Study will not be included in the Development Costs or otherwise subject to the Expense and Margin Sharing terms. If the Parties do not agree as to whether an Independent Study met the requirements for an Independent Study Regulatory Achievement then such determination shall be resolved through the Dispute resolution process set forth in Section 15.2.
6.10Regulatory Matters for Joint Programs.
6.10.1Responsibility. Lilly shall have the sole and exclusive right, responsibility for, and control over the preparation, submission and maintenance of all Regulatory Filings and obtaining Marketing Approvals with respect to the Joint Program Products (other than with respect to the Foghorn IND/Trials). [***] Further, Lilly shall provide Foghorn with a copy of any material documents relating to Regulatory Filings or sought Marketing Approvals with respect to the Joint Program Products in Major Markets.
6.10.2Regulatory Agreements. Prior to the initiation of the first Clinical Trial for a Joint Program, the Parties shall enter into an appropriate safety and regulatory agreement governing the exchange of patient information under such Joint Program.
6.10.3Transfer of Regulatory Filings. In the event that Foghorn is responsible for submitting any Regulatory Filings with respect to a Joint Program Product under a Joint Program, Foghorn will cooperate with Lilly with respect to the submission of such Regulatory Filings and the delivery and assignment to Lilly of such Regulatory Filings. Without limiting the foregoing, upon Lilly’s request, Foghorn will execute and deliver, or will cause to be executed and delivered, to Lilly such endorsements, assignments, and other documents as may be

CONFIDENTIAL
reasonably necessary to assign, convey, transfer, and deliver to Lilly, all of Foghorn’s rights, title, and interests in and to the applicable Regulatory Filings.
6.10.4Adverse Event Reporting. Unless otherwise agreed by the Parties, Lilly shall establish, hold, and maintain the global safety database for Joint Program Products with respect to information on adverse events concerning the Joint Program Products, as and to the extent required by Applicable Law. If necessary for the development of Joint Program Products, upon request of either Party, the Parties shall negotiate in good faith the terms of a pharmacovigilance agreement or product quality agreement.
6.10.5Diligence Efforts. Each of Foghorn and Lilly shall use Commercially Reasonable Efforts to execute and to perform, or cause to be performed, in a good scientific manner and in compliance with Applicable Law, the Development, Manufacturing (solely in the case of Lilly), and Commercialization activities for which they are responsible under a Joint Program or assigned to them, respectively, in each Development Plan or Commercialization Plan (if applicable). Without limiting the foregoing, [***].
Article 7

LICENSE RIGHTS
7.1Exclusive License Grant to Lilly. Foghorn (on behalf of itself and its Affiliates) hereby grants to Lilly and its Affiliates an exclusive (even as to Foghorn and its Affiliates, subject to the remainder of this Section 7.1), royalty-bearing (as set forth in Article 9), license, with the right to grant sublicenses (through multiple tiers, subject to Section 7.3), under the Foghorn Technology to the extent necessary or reasonably useful to (a) Research and Manufacture Compounds and (b) Research, Develop, Manufacture, Commercialize, or otherwise Exploit Candidates and Products, in each case ((a) and (b)) in the Field in the Territory, subject to a right retained by Foghorn to perform activities to be conducted by Foghorn as contemplated under this Agreement.
7.2Non-Exclusive License Grants to Foghorn. Lilly hereby grants to Foghorn a worldwide, fully paid, royalty-free, non-sublicensable (except to Third Party subcontractors acting on its behalf, as permitted by Section 3.10, and subject to Section 7.3), non-exclusive license under the Lilly Background IP and [***] (in each case, excluding any Excluded Technology), solely as and to the extent necessary for Foghorn or its Affiliates (or Third Party subcontractors) to perform its obligations with respect to the Collaboration Targets and Compounds or Products under this Agreement, including its Research activities under the Research Plans during the Research Term and any Development or Commercialization activities (whether under an applicable Development Plan or Commercialization Plan or otherwise) with respect to any Joint Programs.
7.3Third Party Sublicenses. Lilly and Foghorn may grant sublicenses under the rights and licenses granted to it under Section 7.1 (in the case of Lilly) or Section 7.2 (in the case of Foghorn), but solely to Third Party subcontractors acting on its behalf and, with respect to Foghorn’s subcontractors, to the extent provided in Section 3.10, approved by Lilly or listed in Schedule 3.10), in full or in part, to Third Parties (with the right to sublicense through multiple tiers); provided, that: (a) neither Party nor its Affiliates, licensees, Sublicensees or Litigation

CONFIDENTIAL
Settlement Sublicensees will have the right to grant sublicenses under any rights or licenses granted under this Agreement to Develop, Manufacture, Commercialize, or otherwise Exploit Compounds or Products in the United States other than to subcontractors engaged in accordance with this Agreement; (b) any such permitted sublicense is consistent with and subject to the terms and conditions of this Agreement, including the confidentiality provisions of Article 13, the intellectual property provisions of Article 10, and the audit provisions of Section 9.7; and (c) the Party granting such sublicense shall remain responsible for performance of such Party’s obligations under this Agreement and shall be responsible for all actions of each Sublicensee as if such Sublicensee or Litigation Settlement Sublicensee were the Party hereunder. [***]
7.4No Implied Rights. Except as expressly set forth in this Agreement, neither Party shall be granted, by implication, estoppel, or otherwise, any license or right to or under any other Intellectual Property Right, including any Trademarks, Know-How, or Patents, of the other Party.
7.5Safe Harbor Research. Except to the extent Foghorn has granted exclusive rights to Lilly under this Agreement, neither Party, by entering into this Agreement, is forfeiting any rights that such Party may have to perform research activities in compliance with 35 U.S.C. § 271(e)(1) or any experimental or research use exemption that may apply under Applicable Law or in any country.
7.6[***].
7.6.1[***]
7.6.2[***]
7.6.3[***]
7.7[***]
7.8Conduct of Activities Requiring Excluded Technology. Notwithstanding anything to the contrary in this Agreement, to the extent that any activity that is allocated to Foghorn under this Agreement would reasonably require Foghorn to access or receive rights under any Excluded Technology that is Controlled by Lilly, Lilly shall conduct such activity in accordance with the terms of this Agreement and the applicable Research Plan, Development Plan, or Commercialization Plan, and Foghorn shall be relieved from any obligation to perform any such activities.
Article 8

EXCLUSIVITY
8.1Foghorn Exclusivity Obligations. Except with respect to its rights and obligations expressly set forth in this Agreement, Foghorn and its Affiliates shall not (by themselves, or with or through any Third Party), directly or indirectly during the Term: (a) engage in [***]; (b) use [***] to [***] or [***] other than pursuant to [***], or [***] into any [***] with, or [***], any [***] involving [***] or [***]; (c) itself, or enable an Affiliate or Third

CONFIDENTIAL
Party to, [***] that is the [***]; (d) itself use, or enable an Affiliate or Third Party to use, [***]. For clarity, the foregoing restrictions under this Section 8.1 [***] (i) [***], or (ii) [***].
8.2Lilly Exclusivity Obligations. [***]
8.3Transactions Involving Competing Programs.
8.3.1Acquisition or In-License of Competing Program by Either Party. If, after the Effective Date, (a) any Third Party becomes [***] as a result of a merger, acquisition, consolidation, asset sale, or other similar transaction (whether in a single transaction or series of related transactions), and, as of the closing date of such transaction, such Third Party is engaged in (i) [***] or (ii) [***], in each case of (i) and (ii) that would, if conducted [***] (such activities in (i) and (ii), that would, if conducted by a Party, cause such Party to be in breach of such exclusivity obligations, a “Competing Program”) or (b) [***], then in each case ((a) or (b)) [***], provided, that (A) the acquiring Party provides the other Party with written notice of such transaction promptly, but no later than [***], following the earlier of the first public announcement of such transaction or the execution of a definitive agreement relating to such transaction (if such disclosure is not prohibited under Applicable Law), and (B) [***], within [***], either: (x) [***]or (y) [***], and (C) prior to [***].
8.3.2Existing Competing Program of a Foghorn Acquirer. If, after the Effective Date any Third Party becomes an Acquirer of Foghorn as a result of a Change of Control of Foghorn and, as of the closing date of such transaction, such Third Party is engaged in a Competing Program, then the provisions of Section 17.8 shall apply.
8.3.3[***]
Article 9

FEES, ROYALTIES, & PAYMENTS
9.1Upfront Payment. As partial consideration for the rights granted by Foghorn to Lilly pursuant to the terms of this Agreement, Lilly shall pay to Foghorn a one-time, non-refundable, non-creditable payment equal to Three Hundred Million Dollars ($300,000,000) within [***] following the Effective Date.
9.2Equity Investment. As of the Effective Date, the Parties entered into the Stock Purchase Agreement for an equity investment of eighty million Dollars ($80,000,000).
9.3Gross Margin and Expense Sharing for Joint Programs. In respect of each Joint Program, from and after the Joint Program Start Date for such Joint Program, the Parties will share in Development Costs and U.S. Gross Margins (minus U.S. Eligible Costs), (such share, the “Expense and Margin Sharing”), as further set forth below in this Section 9.3, as follows:
9.3.1Foghorn Cost Reporting. No later than [***] after the end of each Calendar Quarter including and following the Joint Program Start Date for a Joint Program, Foghorn will provide to Lilly a high-level non-binding good faith estimate of the Development

CONFIDENTIAL
Costs (including Foghorn’s FTE costs and number of FTEs) and U.S. Eligible Costs incurred by Foghorn or its Affiliates in such Calendar Quarter in accordance with the applicable Research Plan, Development Plan or Commercialization Plan, as applicable, for the Joint Program (collectively, “Foghorn Costs”). No later than [***] after the end of each Calendar Quarter including and following the Joint Program Start Date for a Joint Program, Foghorn will provide to Lilly a detailed, itemized report of the Foghorn Costs, such report to be in the form set forth in Schedule 9.3.1(a) or in such other form as the Parties may mutually agree from time-to-time. In addition to the JSC approval of the relevant Research Budget, Development Budget and Commercialization Budget, as applicable, for such Joint Program, prior to the commencement of (i) each Clinical Trial phase for a Joint Program and (ii) each Calendar Year, Foghorn will provide Lilly with a non-binding good faith estimate of its anticipated Development Costs (including estimated number of FTEs) and U.S. Eligible Costs for such Joint Program with respect to such Clinical Trial phase or Calendar Year, as applicable; provided, that the Parties will review and discuss such estimated costs at the JSC.
9.3.2Lilly Cost Reporting. No later than [***] after the end of each Calendar Quarter including and following the Joint Program Start Date for a Joint Program, Lilly will provide to Foghorn a high-level non-binding good faith estimate of the Development Costs and U.S. Eligible Costs incurred by Lilly or its Affiliates in such Calendar Quarter in accordance with the applicable Research Plan, Development Plan or Commercialization Plan, as applicable, for the Joint Program (collectively, “Lilly Costs”). No later than [***] after the end of each Calendar Quarter including and following the Joint Program Start Date for a Joint Program, Lilly will provide to Foghorn a detailed, itemized report of the Lilly Costs, such report to be in the form set forth in Schedule 9.3.1(a) or in such other form as the Parties may mutually agree from time-to-time. In addition to the JSC approval of the relevant Research Budget, Development Budget and Commercialization Budget, as applicable, for such Joint Program, prior to the commencement of (i) each Clinical Trial phase for a Joint Program and (ii) each Calendar Year, Lilly will provide Foghorn with a non-binding good faith estimate of its anticipated Development Costs (including estimated number of FTEs) and U.S. Eligible Costs for such Joint Program with respect to such Clinical Trial phase or Calendar Year, as applicable; provided, that the Parties will review and discuss such estimated costs at the JSC.
9.3.3Gross Margin Share Reporting. On a Joint Program Product-by-Joint Program Product basis, no later than [***] after the end of each Calendar Quarter beginning in the Calendar Quarter in which such Joint Program Product is first Launched (or from the date such Product becomes a Joint Program Product), Lilly will provide Foghorn with a high-level non-binding good faith estimate of the U.S. Gross Margin minus U.S. Eligible Costs (the “Gross Margin Share”) calculated by Lilly in respect of such Product for such Calendar Quarter for all sales of such Product in the U.S., and no later than [***] after the end of each Calendar Quarter beginning in the Calendar Quarter in which such Joint Program Product is first Launched (or from the date such Product becomes a Joint Program Product), Lilly will provide Foghorn with a report setting out the Gross Margin Share calculated by Lilly in respect of such Product for such Calendar Quarter for all sales of such Product in the U.S.
9.3.4Income Taxes. Subject to Section 9.10, income and withholding taxes imposed on either of the Parties hereunder will not be included in cost sharing hereunder.

CONFIDENTIAL
9.3.5Budget Overruns. Each Party will promptly notify the other Party upon becoming aware that the anticipated Foghorn Costs or Lilly Costs (as applicable) to be incurred by such Party for a given Clinical Trial phase, where applicable, or otherwise for a given Calendar Year will be in excess of, or once its actual costs incurred have reached [***] of, the relevant costs set forth in the applicable approved Budget in the Research Plan, Development Plan or Commercialization Plan, as applicable, in which case the Parties, through the JRC, JDC, or JCC (as applicable), shall discuss in good faith how to manage such potential overruns, including whether to amend or adjust the applicable Budget, or the Research Plan, Development Plan, or Commercialization Plan (as applicable). Each Party shall use reasonable efforts to manage its Foghorn Costs or Lilly Costs (as applicable) incurred in connection with its activities under a Joint Program to avoid exceeding the applicable Budget, absent any change in the Research Plan, Development Plan or Commercialization Plan (as applicable), or any scientific or regulatory reasons beyond the reasonable control of such Party (taking into account matters of objectively reasonable calculation and efficiency of application of such costs), or as otherwise agreed by the Parties or via the JSC (or applicable JSC Subcommittee). Unless otherwise agreed by the Parties in advance in writing, Foghorn Costs and Lilly Costs reported by a Party pursuant to Sections 9.3.1 or 9.3.2, respectively, incurred with respect to a Joint Program in excess of [***] of the aggregate amounts to be incurred by or on behalf of such Party for its activities under such Joint Program in the applicable Clinical Trial phase or otherwise for the applicable Calendar Year as set forth in the then-current applicable Budget, will not be included in the calculation of the Collaboration Amount.
9.3.6Allocation, Reconciliation and True-up.
(a)Allocation of Development Costs and U.S. Eligible Costs. On a Calendar Quarter-by-Calendar Quarter basis, in respect of each Joint Program, the Development Costs and U.S. Eligible Costs will be shared as follows: (i) with respect to Selective BRM/[***] Programs, Lilly and Foghorn shall [***] of such Development Costs and U.S. Eligible Costs, and (ii) with respect to Discovery Programs for which Foghorn has opted to participate in the Expense and Margin Sharing pursuant to Section 6.3, Lilly shall be responsible for [***] and Foghorn shall be responsible for [***] of such Development Costs and U.S. Eligible Costs.
(b)Allocation of Gross Margin Share. On a Calendar Quarter-by-Calendar Quarter basis, in respect of each Joint Program Product, the Gross Margin Share (positive or negative) will be shared as follows: (i) with respect to Selective BRM/[***] Products, Lilly and Foghorn shall [***] of the Gross Margin Share, and (ii) with respect to Joint Program Product from a Discovery Program, Lilly shall be entitled to or responsible for [***] and Foghorn shall be entitled to or responsible for [***] of the Gross Margin Share for such Product.
(c)True-up. Within [***] after the end of each Calendar Quarter, Lilly will provide to Foghorn a report of the amount each Party is responsible for under Section 9.3.6(a) for such Calendar Quarter, and a report of the amount each Party is entitled to receive under Section 9.3.6(b), as Lilly calculates such amounts based on the reports provided by each Party under Sections 9.3.1 and 9.3.2, and the report provided by Lilly under Section 9.3.3 (the net of such amounts, the “Collaboration Amount”). The Parties will make a balancing payment

CONFIDENTIAL
between the Parties in order to effect the sharing of the Collaboration Amounts within [***] after delivery of such report of the Collaboration Amount.
9.3.7Applicability. For avoidance of doubt, the Expense and Margin Sharing set forth in this Section 9.3 shall only apply with respect to a Product to the extent such Product is a Joint Program Product at the applicable time, and therefore (i) if Foghorn exercises its option to cease participation in the Joint Program and Expense and Margin Sharing with respect to a Selective BRM/[***] Program pursuant to Section 6.2 or a Discovery Program pursuant to Section 6.3.1, this Section 9.3 shall cease to apply with respect to the applicable Selective BRM/[***] Program, and thereafter Foghorn shall have no further right to receive a share of U.S. Gross Margin for the applicable Product, and the Royalty rates in Section 9.5 shall instead become applicable, and (ii) the Expense and Margin sharing in this Section 9.3 shall not apply with respect to any Discovery Program unless and until Foghorn exercises its option to participate in the Expense and Margin Sharing for such Discovery Program pursuant to Section 6.3.1.
9.4Milestone Events and Payments.
9.4.1Milestone Events and Milestone Payments. On a Discovery Product-by-Discovery Product basis, Lilly shall pay to Foghorn certain milestone payments, as follows: (a) within [***] following any Compound Directed To a given Collaboration Target achieving a discovery and development milestone event set forth in Table 9.4(a) or Table 9.4(b) below (each, a “Development Milestone Event”), as applicable (pursuant to Section 9.4.2), Lilly shall pay to Foghorn the corresponding Milestone Payment indicated in Table 9.4(a) or Table 9.4(b), as applicable (each such Milestone Payment, a “Development Milestone Payment”); and (b) within [***] following the end of the Calendar Quarter in which any commercial milestone event set forth in Table 9.4(a) or Table 9.4(b), as applicable (each, a “Commercial Milestone Event”) is achieved, Lilly shall pay to Foghorn the corresponding Milestone Payment indicated in Table 9.4(a) or Table 9.4(b), as applicable (each such Milestone Payment, a “Commercial Milestone Payment”). The Development Milestone Events and Commercial Milestone Events may be referred to individually or collectively as “Milestone Events,” and Development Milestone Payments and Commercial Milestone Payments may be referred to individually or collectively as “Milestone Payments.” In the event that a given Development Milestone Event or Commercial Milestone Event is achieved in respect of a Discovery Product before payment by Lilly of all earlier Development Milestone Payments or Commercial Milestone Payments (as applicable) in respect of such Discovery Product, all such earlier payments shall also become due. In the event that First Commercial Sale is achieved in respect of a Discovery Product before payment by Lilly of all Development Milestone Payments in respect of such Discovery Product, all Development Milestone Payments shall also become due in respect of such Discovery Product. For avoidance of doubt, the provisions of this Section 9.4 shall not apply to any Selective BRM/[***] Program (or portions thereof) or any Selective BRM/[***] Product, and in no event shall Lilly have any obligation to pay Milestone Payments for a Selective BRM/[***] Product.
9.4.2Applicability of Milestone Payments. The amounts and applicability of certain Milestone Payments set forth in Table 9.4(a) or Table 9.4(b) shall be subject to whether or not Foghorn has exercised its option to participate in the Expense and Margin Sharing for the

CONFIDENTIAL
applicable Discovery Program pursuant to Section 6.3.1 or opt out of such participation pursuant to Section 6.3.1, as follows:
(a)For as long as the applicable Discovery Program is not a Joint Program, the Development Milestone Payments and Commercial Milestone Payments in Table 9.4(a) shall apply;
(b)For as long as the applicable Discovery Program is a Joint Program, the Development Milestone Payments and Commercial Milestone Payments set forth in Table 9.4(b) shall apply; and, for avoidance of doubt, no Development Milestone Payments shall be payable for achievement of Development Milestone Events in the U.S., and Commercial Milestone Payments shall not apply to Net Sales in the U.S.
9.4.3Limitations per Discovery Product. Each Milestone Payment shall be payable only once per Discovery Product, and no Milestone Payment shall be payable for subsequent or repeated achievements of the same Milestone Event with respect to (a) the same Discovery Product or (b) a subsequent Discovery Product that (i) arises from the same Discovery Program as a Discovery Product that has achieved the relevant Milestone Event (the “Initial Discovery Product”), (ii) is Directed To the same Collaboration Target as the Initial Discovery Product and (iii) is intended for use by, or is otherwise marketed to, a substantially similar market segment as the Initial Discovery Product.
Table 9.4(a) – Milestone Payments (Prior to Foghorn Opt-In to Joint Program and Following Foghorn Opt-Out of Joint Program)

CONFIDENTIAL

Development Milestones
Development Milestone Event	Development Milestone Payment
Occurrence of the earlier of (a) [***] or (b) [***] for a Discovery Product	[***]
[***] for a Discovery Product	[***]
Occurrence of the earlier of (a) [***] with respect to a Discovery Product or (b) [***] for such Discovery Product [***]	[***]
[***] of a Discovery Product [***].	[***]
[***] of a Discovery Product [***].	[***]
[***] of a Discovery Product [***].	[***]
[***] of a Discovery Product [***].	[***]
[***] of a Discovery Product [***].	[***]
[***] of a Discovery Product [***].	[***]
Total Development Milestone Payments:	[***]
Commercial Milestones
Commercial Milestone Event	Commercial Milestone Payment
First Calendar Quarter in which worldwide Net Sales of a Discovery Product for [***]	[***]
First Calendar Quarter in which worldwide Net Sales of a Discovery Product for [***]	[***]
First Calendar Quarter in which worldwide Net Sales of a Discovery Product for [***]	[***]
Total Commercial Milestone Payments:	[***]

CONFIDENTIAL

Table 9.4(b) – Milestone Payments (Following Foghorn Opt-In to Joint Program and Prior to Foghorn Opt-Out of Joint Program)

CONFIDENTIAL

Development Milestones
Development Milestone Event	Development Milestone Payment
Occurrence of the earlier of (a) [***] for a Discovery Product	[***]
[***] for a Discovery Product	[***]
Occurrence of the earlier of (a) [***] for such Discovery Product [***]	[***]
[***] of a Discovery Product [***]	[***]
[***] of a Discovery Product [***].	[***]
[***] of a Discovery Product [***].	[***]
[***] of a Discovery Product [***]	[***]
Total Development Milestone Payments:	[***]
Commercial Milestones
Commercial Milestone Event	Commercial Milestone Payment
First Calendar Quarter in which Net Sales of a Discovery Product [***]	[***]
First Calendar Quarter in which Net Sales of a Discovery Product [***]	[***]
First Calendar Quarter in which Net Sales of a Discovery Product [***]	[***]
Total Commercial Milestone Payments:	[***]

9.5Royalties on Products.

CONFIDENTIAL
9.5.1Royalty Term. Lilly shall pay Foghorn royalties as set forth in this Section 9.5 on a country-by-country and Product-by-Product basis in the Territory during the period of time beginning on the date of the First Commercial Sale of such Product in such country and continuing until the latest to occur of: [***].
9.5.2Royalty Rates. On a Product-by-Product and country-by-country basis, during the Royalty Term, Lilly shall pay to Foghorn a tiered royalty (the “Royalty”) equal to the percentages of annual Net Sales of such Product in such country as set forth in the tables below in Section 9.5.3 (the “Royalty Tables”), calculated by multiplying the applicable Royalty rate percentage by the corresponding portion of aggregate Net Sales for such Product either worldwide or worldwide excluding the U.S., as applicable, in such Calendar Year, subject to the rules of applicability set forth in Section 9.5.3. For clarity, the Royalty rates set forth below are intended to be tiered and incremental, and the higher incremental rate will only apply to that portion of the annual Net Sales either worldwide or worldwide excluding the U.S., as applicable, of the applicable Product that falls within the indicated range of sales. Notwithstanding the Royalty rates set forth in the Royalty Tables below, all Royalties payable pursuant to this Section 9.5 are subject to reduction as further described in Sections 9.5.4 - 9.5.6 below or as expressly stated elsewhere in this Agreement.
9.5.3Applicability of Royalties. The amounts and applicability of certain Royalty amounts shall be determined based on whether the Product is a Selective BRM/[***] Product or a Discovery Product, and whether the applicable Product is, at the relevant time, part of a Joint Program, as follows:
(a)with respect to Selective BRM/[***] Products, (i) unless and until Foghorn has exercised its option pursuant to Section 6.2 to opt out of the Joint Program with respect to such Selective BRM/[***] Product, the Royalty rates set forth in Royalty Table 9.5.3(a) (i) shall apply, and (ii) following Foghorn’s exercise of such option, the Royalty rates set forth in Royalty Table 9.5.3(a)(ii) shall apply;
(b)with respect to Discovery Products, (i) unless and until Foghorn has exercised its option to participate in the Expense and Margin Sharing for such Discovery Program pursuant to Section 6.3 (or if Foghorn opts out of such participation after having previously exercised such option), the Royalty rates set forth in Royalty Table 9.5.3(b)(i) shall apply, and (ii) following Foghorn’s exercise of such option, the Royalty rates set forth in Royalty Table 9.5.3(b)(ii) shall apply (unless Foghorn subsequently opts out of such participation, in which case the Royalty rates shall revert to those set forth in Royalty Table 9.5.3(b)(i)).

CONFIDENTIAL
Royalty Table 9.5.3(a)(i) – Royalty Rates for Selective BRM/[***] Products (prior to Foghorn opt-out of Joint Program)

Annual Net Sales of the Applicable Selective BRM/[***] Product	Royalty Rate
For the portion of annual Net Sales of the Selective BRM/[***] Product [***]	12.0%
For the portion of annual Net Sales of the Selective BRM/[***] Product [***]	[***]
For the portion of annual Net Sales of the Selective BRM/[***] Product [***]	[***]
For the portion of annual Net Sales of the Selective BRM/[***] Product [***]	[***]
For the portion of annual Net Sales of the Selective BRM/[***] Product [***]	[***]
For the portion of annual Net Sales of the Selective BRM/[***] Product [***]	[***]

CONFIDENTIAL
Royalty Table 9.5.3(a)(ii) – Royalty Rates for Selective BRM/[***] Products (following Foghorn opt-out of Joint Program)

Annual Net Sales of the Applicable Selective BRM/[***] Product	U.S. Royalty Rate	Ex-U.S. Royalty Rate
For the portion of annual Net Sales of the Selective BRM/[***] Product [***]	[***]	[***]
For the portion of annual Net Sales of the Selective BRM/[***] Product [***]	[***]	[***]
For the portion of annual Net Sales of the Selective BRM/[***] Product [***]	[***]	[***]
For the portion of annual Net Sales of the Selective BRM/[***] Product [***]	[***]	[***]
For the portion of annual Net Sales of the Selective BRM/[***] Product [***]	[***]	[***]
For the portion of annual Net Sales of the Selective BRM/[***] Product [***]	[***]	[***]

CONFIDENTIAL
Royalty Table 9.5.3(b)(i) – Royalty Rates for Discovery Products (prior to Foghorn opt-in to Joint Program or following Foghorn opt-out of Joint Program)

Annual Net Sales of the Applicable Discovery Product	Royalty Rate
For the portion of annual worldwide Net Sales of the Discovery Product [***]	[***]
For the portion of annual worldwide Net Sales of the Discovery Product [***]	[***]
For the portion of annual worldwide Net Sales of the Discovery Product [***]	[***]
For the portion of annual worldwide Net Sales of the Discovery Product [***]	[***]
For the portion of annual worldwide Net Sales of the Discovery Product [***]	[***]

Royalty Table 9.5.3(b)(ii) – Royalty Rates for Discovery Products (following Foghorn opt-in to Joint Program and prior to Foghorn opt-out of Joint Program)

Annual Net Sales of the Applicable Discovery Product	Ex-U.S. Royalty Rate
For the portion of annual worldwide Net Sales of the Discovery Product [***]	[***]
For the portion of annual worldwide Net Sales of the Discovery Product [***]	[***]
For the portion of annual worldwide Net Sales of the Discovery Product [***]	[***]
For the portion of annual worldwide Net Sales of the Discovery Product [***]	[***]
For the portion of annual worldwide Net Sales of the Discovery Product [***]	[***]

CONFIDENTIAL

9.5.4Third Party Payments. On a [***] may [***] from any [***] to [***] with respect to [***] of any (a) [***] and (b) [***], in each case ((a) and (b)) [***]; provided, that [***]. A portion of [***] for a [***]. Any such [***]. Any [***] in connection with such [***]. For purposes of this Section 9.5.4, [***].
9.5.5Valid Claim and Regulatory Exclusivity. In any Calendar Quarter during the Royalty Term for a Product in a country for which (a) there is no longer a Valid Claim that Covers such Product in such country and (b) all data and regulatory exclusivity periods for such Product in such country have expired, the Royalty rates provided in the Royalty Tables for the Product will be reduced in such country by [***] for such Calendar Quarter (in addition to any reductions in Section 9.5.4 and Section 9.5.6) and thereafter for the remainder of the Royalty Term.
9.5.6Generic Equivalents. On a country-by-country and Product-by-Product basis, following the commercial launch of a Generic Equivalent of a Product in a given country (“Loss of Market Exclusivity”), the Royalty rates provided above in Section 9.5.2 and Section 9.5.3 for the Product will be permanently reduced in such country, as follows: (a) to [***] of the rates provided above in Section 9.5.2 and Section 9.5.3 upon Loss of Market Exclusivity; and (b) thereafter, to [***] of the rates provided above in Section 9.5.2 when, for two (2) consecutive Calendar Quarters, the Net Sales of the applicable Product in the applicable country are [***] or less than those Net Sales recorded for such Product in such country in the Calendar Quarter immediately preceding Loss of Market Exclusivity (measured by total sales of saleable units of the applicable Product in the applicable country, over the respective Calendar Quarter). Reductions pursuant to clause (a) above shall be in addition to any reductions pursuant to Section 9.5.4 and Section 9.5.5.
9.5.7Cumulative Royalty Reductions and Limitations. Each of the potential Royalty reductions in the foregoing Sections 9.5.4, 9.5.5, and 9.5.6, may be taken in addition to, and not in lieu of, the potential reductions in the other such Section; provided, that in no circumstances will the Royalties payable to Foghorn under this Article 9 in any Calendar Quarter for a Product in a given country be reduced (a) as a result of Sections 9.5.4 and 9.5.5 in the aggregate, below [***] of the royalties otherwise payable under this Article 9 and (b) as a result of [***].
9.5.8Payment; Reports. Royalty payments due by Lilly to Foghorn under this Article 9 will be calculated and reported for each Calendar Quarter. Within [***] after the end of each Calendar Quarter for which royalty payments are due under this Article 9, Lilly shall provide Foghorn a non-binding good faith estimate of all royalty payments due under this Article 9 for such Calendar Quarter. All Royalty payments due under this Article 9 shall be paid to Foghorn within [***] after the end of the applicable Calendar Quarter and shall be accompanied by a report setting forth, with respect to the applicable Calendar Quarter, on a Product-by-Product and country-by-country basis: (a) Net Sales of the Product by Lilly and its Affiliates and Sublicensees in such country, and (b) a calculation of the Royalties due on such Net Sales.
9.6Method of Payment; Currency Conversion. Unless otherwise agreed by the Parties, all payments due under this Agreement shall be paid in Dollars by wire transfer or

CONFIDENTIAL
electronic funds transfer of immediately available funds to an account designated by the payee; provided, however, that Lilly shall only be required to disburse funds to the payee’s jurisdiction of incorporation or to a jurisdiction in which the payee has a significant business presence. When conversion of payments from any currency other than Dollars is required, Lilly’s then-current standard exchange rate methodology will be employed for the translation of foreign currency sales into Dollars; provided, that this methodology is used by Lilly in the translation of its foreign currency operating results, is consistent with U.S. GAAP, is audited by Lilly’s independent certified public accountants in connection with the audit of the consolidated financial statements of Lilly, and is used for external reporting of foreign currency operating results.
9.7Records and Audits.
9.7.1Lilly (including its Affiliates and Sublicensees) shall keep complete and accurate books and records which may be necessary to ascertain properly and to verify the Royalty payments due hereunder, as well as the Lilly Costs, Collaboration Amounts and the Gross Margin Share. Such records shall be kept for such period of time required by Applicable Laws, but no less than [***] following the end of the Calendar Year to which they pertain. Within the Term, Foghorn shall have the right, exercisable not more than once each Calendar Year, to have a [***] inspect Lilly’s records for the purpose of determining the accuracy of the Royalty payments due hereunder, as well as the Lilly Costs, Collaboration Amounts and the Gross Margin Share. No period will be audited more than once. The [***] shall keep confidential any information obtained during such inspection and shall report to Foghorn and Lilly only the amounts of Net Sales, and Royalties, Collaboration Amount, and Gross Margin Share due and payable. Such audits may be exercised during normal business hours upon reasonable prior written notice to Lilly. Foghorn shall bear the full cost of such audit unless such audit discloses an underpayment by Lilly of more than [***] of the amount of Royalties, Collaboration Amount, Gross Margin Share or other payments due under this Agreement for the audited period, and which underpayment is also at least [***]; in which case, Lilly shall bear the cost of such audit. Lilly shall remit to Foghorn the amount of any underpayment within [***] following the date the auditor’s written report is received. Any overpayment by Lilly revealed by an audit under this Section 9.7.1 shall be credited against subsequent payments due to Foghorn under this Agreement (with any remaining balance returned to Lilly no later than [***] after expiration or termination of this Agreement), provided, that such overpayment amount shall accrue interest beginning on the thirtieth (30th) day after the date on which an audit discloses such overpayment to Foghorn until the date(s) on which such amount is credited against subsequent payments or otherwise paid by Foghorn to Lilly or otherwise paid to Lilly, at the rate of prime plus [***] (as reported in The Wall Street Journal (Eastern U.S. edition)) or the maximum rate allowable by Applicable Law, whichever is less.
9.7.2Foghorn (including its Affiliates and Sublicensees) shall keep complete and accurate books and records which may be necessary to ascertain properly and to verify the Foghorn Costs. Such records shall be kept for such period of time required by Applicable Laws, but no less than [***] following the end of the Calendar Year to which they pertain. Within the Term, Lilly shall have the right, exercisable not more than once each Calendar Year, to have a [***] inspect such records for the purpose of determining the accuracy of the Gross Margin Share payable hereunder and any amounts to be paid by Lilly to Foghorn pursuant to the true-up

CONFIDENTIAL
in Section 9.3.6(c), as well as the Foghorn Costs. No period will be audited more than once. The [***] shall keep confidential any information obtained during such inspection and shall report to Lilly only the amounts of Foghorn Costs and Gross Margin Share. Such audits may be exercised during normal business hours upon reasonable prior written notice to Foghorn. Lilly shall bear the full cost of such audit unless such audit discloses any overpayment by Lilly that is a result of Foghorn’s act or omission. Any overpayment by Lilly revealed by an audit under this Section 9.7.2 shall be credited against subsequent payments due to Foghorn under this Agreement (with any remaining balance returned to Lilly no later than [***] after expiration or termination of this Agreement), provided, that such overpayment amount shall accrue interest beginning on the thirtieth (30th) day after the date on which an audit discloses such overpayment to Foghorn until the date(s) on which such amount is credited against subsequent payments or otherwise paid by Foghorn to Lilly or otherwise paid to Lilly, at the rate of prime plus [***] (as reported in The Wall Street Journal (Eastern U.S. edition)) or the maximum rate allowable by Applicable Law, whichever is less.
9.8Supply Price Confirmation. Upon request of Foghorn, at Foghorn’s expense, Lilly will have Lilly’s [***] provide confirmation to Foghorn that [***] the Supply Price [***] the Supply Price [***]. Foghorn shall only be entitled to make one (1) such request in any consecutive twelve (12) month period and such right shall expire [***] following the end of the Calendar Year to which the Supply Price pertains. [***]
9.9Late Payments. If any payment properly due under this Agreement and not subject to a good faith Dispute is not paid when due in accordance with the applicable provisions of this Agreement, the payment shall accrue interest from the date due at the rate of prime plus [***] (as reported in The Wall Street Journal (Eastern U.S. edition)) or the maximum rate allowable by Applicable Law, whichever is less. The payment of such interest shall not limit the Party entitled to receive payment from exercising any other rights it may have as a consequence of the lateness of any payment.
9.10Taxes.
9.10.1Cooperation and Coordination. Except as otherwise provided in this Section 9.10, each Party shall pay all income and other taxes (including interest) (other than withholding taxes required by Applicable Law to be deducted from Payments and remitted by the payor) imposed on or measured with respect to its own income accruing to it under this Agreement. The Parties acknowledge and agree that it is their mutual objective and intent to minimize, to the extent feasible and in compliance with Applicable Laws, taxes payable with respect to their collaborative efforts under this Agreement and that they shall use reasonable efforts to cooperate and coordinate with each other to achieve such objective, including by completing and filing documents required or permitted under the provisions of any Applicable Laws in connection with a claim of exemption from, or entitlement to a reduced rate of, withholding taxes or in connection with any claim to a refund of or credit for any payment of such taxes. Notwithstanding the foregoing, for clarity, it is Foghorn’s sole responsibility to prepare and file required documents necessary to claim an exemption from withholding tax or to claim a reduced rate of withholding tax with respect to Payments to Foghorn, at Foghorn’s sole expense.

CONFIDENTIAL
9.10.2Payment of Tax. The upfront, milestones, royalties and other amounts payable by Lilly to Foghorn under this Agreement (each, a “Payment”) shall be paid free and clear of any and all taxes, except for any withholding taxes required by Applicable Law. Except as provided in this Section 9.10, Foghorn shall be solely responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be deducted from Payments and remitted by Lilly) levied on account of, or measured in whole or in part by reference to, any Payments it receives. Lilly shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if Foghorn is entitled under any applicable tax treaty to a reduction in the rate of, or the elimination of, any applicable withholding tax, it may deliver to Lilly or the appropriate Governmental Authority (with the assistance of Lilly to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Lilly of its obligation to withhold such tax and Lilly shall apply the reduced rate of withholding or dispense with withholding as the case may be; provided that Lilly has received Foghorn’s delivery of all applicable forms in a form satisfactory to Lilly (and, if necessary, evidence, in a form satisfactory to Lilly, of Foghorn’s receipt of appropriate governmental authorization) at least [***] prior to the time Payments are due. If in accordance with the foregoing, Lilly withholds any amounts of tax, it shall pay to Foghorn the balance when due, make timely payment to the proper tax authority of the withheld amount and send to Foghorn proof of such payment [***] within [***] following such payments.
9.10.3Value Added Tax. It is understood and agreed between the Parties that any payments made by any Party under this Agreement are exclusive of any value added tax or similar tax imposed upon such payments. Where such tax is properly chargeable in respect of any supply of goods or services made under this Agreement, the Party paying the consideration for that supply will pay the amount of such tax subject to receipt of a valid tax invoice issued in accordance with Applicable Law.
Article 10

INTELLECTUAL PROPERTY
10.1Inventorship. Inventorship as between the Parties will be determined in accordance with U.S. patent laws. All such determinations shall be documented to ensure that the Patent claims in any divisional or continuation patent applications reflect appropriate inventorship.
10.2Ownership of Intellectual Property Rights.
10.2.1Background IP. As between the Parties, and subject to the licenses granted under this Agreement (a) Lilly shall solely own (or retain ownership of) all rights, title and interests in and to the Lilly Background IP, and (b) Foghorn shall solely own (or retain ownership of) all rights, title and interests in and to the Foghorn Background IP. [***]
10.2.2Program IP. Ownership of Inventions and Know-How that are conceived, reduced to practice, discovered, developed, or made by or on behalf of either Party (or any of their Affiliates) in the course of performing activities under the Research Program or

CONFIDENTIAL
otherwise in the course of performing activities under this Agreement (“Program IP”) shall be as follows:
(a)Lilly shall solely own (or retain ownership of) all Program IP, other than Foghorn Platform-Related Program IP, [***] (“Lilly Program IP”).
(b)Foghorn shall solely own (or retain ownership of) (i) all Foghorn Platform-Related Program IP and (ii) all other Program IP [***] (collectively, “Foghorn Program IP”). [***]
(c)Lilly and Foghorn shall jointly own all Program IP, other than Foghorn Platform-Related [***] (“Joint IP”). [***]
10.3Assignments of Intellectual Property Rights.
10.3.1Inventor Assignment Obligation. Each Party shall cause all of its Affiliates, employees, agents, independent contractors, consultants, and others who perform activities for such Party under this Agreement to be under an obligation to assign (or, if such Party is unable to cause such person or entity to agree to such assignment obligation despite such Party using reasonable efforts to negotiate such assignment obligation, provide a license, preferably exclusive, under) to such Party their rights in and to any Inventions created, conceived of, reduced to practice, or acquired in the course or scope of the Research Program or otherwise related to this Agreement and all Intellectual Property Rights therein, except where Applicable Law requires otherwise, except with respect to improvements to background intellectual property of Third Party subcontractors, and except in the case of governmental, not-for-profit and public institutions that have standard policies against such an assignment (in which case a Party shall obtain a suitable license, preferably exclusive, or right to obtain such a license). Each Party shall use reasonable efforts to promptly disclose to the other Party in writing all Inventions arising in the course or scope of the Research Program or otherwise under this Agreement, including any invention disclosures, or other similar documents, submitted to it by its employees, agents or independent contractors describing such Inventions, and all information relating to such Inventions to the extent necessary or useful for the preparation, filing and maintenance of any Patent with respect to such Invention.
10.3.2Assignment of Foghorn Platform-Related Program IP. Lilly (on behalf of itself and its Affiliates) shall and does hereby assign to Foghorn its right, title and interest in and to the Foghorn Platform-Related Program IP.
10.3.3Assignment of Joint IP. Foghorn (on behalf of itself and its Affiliates) shall and does hereby assign to Lilly, and Lilly (on behalf of itself and its Affiliates) shall and does hereby assign to Foghorn, an equal, undivided interest in and to the Joint IP. Subject to the licenses and obligations of exclusivity granted under this Agreement, each Party shall have full rights to Exploit and license Joint IP (and any Patent rights therein), without any obligation or requirement of an accounting to the other Party; provided, that, in Exploiting or licensing such Joint IP, neither Party shall have any right or license to the underlying Background IP of the other Party, in each case, not otherwise expressly granted elsewhere in this Agreement.

CONFIDENTIAL
10.4Independent Development. Subject to the licenses and obligations of exclusivity granted hereunder, nothing in this Agreement shall be construed as limiting either Lilly’s or Foghorn’s right to research, develop, improve and in-license technology related to the Lilly Background IP (in the case of Lilly) or Foghorn Background IP (in the case of Foghorn) outside the scope of this Agreement in its ordinary course of business.
10.5Contribution of Licensed Foghorn Technology. Foghorn shall inform Lilly in writing, prior to contributing to any Research to be conducted under any Research Plan any portion of the Foghorn Technology that is in-licensed from a Third Party, the contribution of which would prevent or conflict with the ownership and use rights with respect to Patents and Know-How contemplated by this Agreement.
10.6Patent Prosecution and Maintenance.
10.6.1Rights to Prosecute and Maintain Generally. Subject to Sections 10.6.2, 10.6.3 and 10.6.4, each Party shall control the Prosecution and Maintenance of Patents claiming Inventions that such Party Controls (other than Control obtained pursuant to a grant of rights under this Agreement). For clarity, Foghorn shall control the Prosecution and Maintenance of Patents within the Foghorn Platform-Related Program IP.
10.6.2Product-Specific Patents. As between the Parties, Lilly shall have the first right, but not the obligation, to Prosecute and Maintain any Product-Specific Patents at [***] sole cost and expense. With respect to any Product-Specific Patents within Foghorn Technology, Lilly shall keep Foghorn reasonably informed of the status of such Product-Specific Patents and shall promptly provide Foghorn with all material correspondence received from any patent authority in connection therewith, and in addition, Lilly shall promptly provide Foghorn with drafts of all proposed material filings and correspondence to any patent authority with respect to such Product-Specific Patents for Foghorn’s review and comment prior to the submission of such proposed filings and correspondences, and Lilly shall consider Foghorn’s reasonable comments in good faith. Lilly shall notify Foghorn of its intention to suspend or cease any Prosecution and Maintenance of any Product-Specific Patent within Foghorn Technology, and Lilly shall provide such notice no later than [***] prior to any filing or payment due date, or any other due date that requires action, in connection with such Product-Specific Patent. In such event, Lilly shall permit Foghorn, at Foghorn’s discretion and at [***] expense, to continue Prosecution and Maintenance of such Product-Specific Patent, subject to the foregoing information sharing obligation and review and comment rights applied mutatis mutandis; provided, that Foghorn shall not continue such Prosecution and Maintenance if Lilly objects to such Prosecution and Maintenance consistent with Lilly’ strategic decision-making rights [***].
10.6.3Joint Patents. Lilly shall have the first right, but not the obligation, to Prosecute and Maintain the Patents (other than Product-Specific Patents) in the Joint IP (“Joint Patents”). The Party handling the Prosecution and Maintenance of a given Joint Patent (the “Prosecuting Party”) shall keep the other Party reasonably informed of the status of such Joint Patents and shall promptly provide such other Party with all material correspondence received from any patent authority in connection therewith. In addition, the Prosecuting Party shall promptly provide the other Party with drafts of all proposed material filings and correspondence to any patent authority for such other Party’s review and comment prior to the submission of

CONFIDENTIAL
such proposed filings and correspondences, and the Prosecuting Party shall consider the other Party’s reasonable comments in good faith. The Prosecuting Party shall notify the other Party of its intention to suspend or cease any Prosecution and Maintenance of any Joint Patent no later than [***] prior to any filing or payment due date, or any other due date that requires action, in connection with such Joint Patent. In such event, the Prosecuting Party shall permit the other Party, at [***] expense, to continue Prosecution and Maintenance of such Joint Patent; provided, that in the case where Lilly is the Prosecuting Party and Foghorn desires to continue Prosecution and Maintenance of such Joint Patent, Foghorn shall not continue such Prosecution and Maintenance if Lilly is ceasing or suspending such Prosecution and Maintenance for strategic reasons, [***].
10.6.4Restrictions on Foghorn Prosecution Rights; Separation of Patent Claims.
(a)Both Parties shall consult and cooperate with each other in good faith to determine Prosecution and Maintenance strategies with respect to any Foghorn Patents Covering a Compound or Product and determine a course of action to ensure the separation of Product-Specific Patents from other Foghorn Patents. [***].
(b)[***]
10.6.5Cooperation of the Parties. Each Party shall cooperate fully with the other Party in the Prosecution and Maintenance of Patents under this Section 10.6 at [***] cost (except as expressly set forth otherwise in this Article 10), including by: (a) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, to enable the other Party to apply for and to Prosecute and Maintain such Patents in any country as permitted by this Section 10.6; and (b) promptly informing the other Party of any matters coming to such Party’s attention that may affect the Prosecution and Maintenance of any such Patents. Each Party will use reasonable efforts via good faith consultation to avoid creating potential issues in Prosecution and Maintenance of Patents under this Section 10.6.
10.7Infringement or Misappropriation by Third Parties.
10.7.1Notice. Each Party shall notify the other within [***] of becoming aware of any alleged or threatened infringement by a Third Party of any of the Foghorn Patents, Lilly Patents or Program IP, which infringing activity involves the using, making, importing, offering for sale or selling a Compound or Product, in each case in the Field in the Territory, and any related declaratory judgment, opposition or similar action alleging the invalidity, unenforceability or non-infringement of any of the Foghorn Patents, Lilly Patents or Program IP (collectively “Infringement”).
10.7.2Generally. Subject to Sections 10.7.3, 10.7.4 and 10.7.5, each Party shall have the sole right to bring and control any legal action in connection with any Infringement of Patents claiming Inventions that such Party Controls (other than Control obtained pursuant to a grant of rights under this Agreement).
10.7.3Product-Specific Patents. As between the Parties, Lilly shall have the first right to bring and control any legal action in connection with any Infringement of any

CONFIDENTIAL
Product-Specific Patents at [***] expense. Lilly shall keep Foghorn reasonably informed of the status of such enforcement efforts for such Product-Specific Patents and shall consider in good faith Foghorn’s comments thereon. Foghorn may, at [***] expense, be represented in any such action by counsel of its own choice. If Lilly does not bring such legal action within [***] after the notice provided pursuant to Section 10.7.1, Foghorn may bring and control any legal action in connection with such Infringement of such Product-Specific Patent at [***] expense as it reasonably determines appropriate [***].
10.7.4Foghorn Patents. As between the Parties, Foghorn shall have the sole right to bring and control any legal action in connection with any Infringement of the Foghorn Patents that are not Joint Patents or Product-Specific Patents at [***] expense.
10.7.5Lilly Patents and Joint Patents. Subject to Section 10.7.3 and Section 10.7.4, as between the Parties, Lilly shall have the first right to bring and control any legal action in connection with any Infringement of any Lilly Patents or Joint Patents at [***] expense as it reasonably determines appropriate. Solely with respect to Joint Patents, if Lilly does not bring such legal action within [***] after the notice provided pursuant to Section 10.7.1, Foghorn may bring and control any legal action in connection with such Infringement of such Joint Patent at [***] expense as it reasonably determines appropriate so long as Lilly does not reasonably object to such action consistent with Lilly’s strategic decision-making rights. The enforcing Party shall keep the other Party reasonably informed of the status of such enforcement efforts for the Joint Patents and shall consider in good faith such other Party’s comments thereon. The enforcing Party shall provide the other Party with drafts of all material papers to be filed with the court and shall in good faith incorporate all reasonable comments thereto by such other Party before filing such papers. The other Party may, at [***] expense, be represented in any such action by counsel of its own choice.
10.7.6Allocation of Recoveries. If an enforcement action relating to a claim of Infringement applies to a Joint Program Product and to the United States, the Parties’ costs and expenses in connection therewith [***].
10.7.7Cooperation. At the request and expense of the Party bringing an action under this Section 10.7, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required by Applicable Law to pursue such action. In connection with any such enforcement action, the Party bringing the action shall not enter into any settlement that disclaims, limits the scope of, admits the invalidity or unenforceability of, or grants a license, covenant not to sue or similar immunity under a Patent Controlled by the other Party or its Affiliates without the prior written consent of the other Party.
10.8Defense and Settlement of Third Party Claims. Each Party shall promptly notify the other in writing of: (a) any allegation by a Third Party that the activity of either of the Parties pursuant to this Agreement infringes or may infringe the Intellectual Property Rights of such Third Party; or (b) any declaratory judgment action that is brought naming either Party as a defendant and alleging invalidity of any of the Lilly Patents, Joint Patents or Foghorn Patents. Foghorn has the sole right to control any defense of any such claim described in clause (a) involving alleged infringement of Third Party rights by Foghorn’s activities at [***] expense

CONFIDENTIAL
[***] and by counsel of its own choice, and Lilly may, [***], be represented in any such action by counsel of its own choice. Lilly has the sole right to control any defense of any such claim described in clause (a) involving alleged infringement of Third Party rights by Lilly’s activities or related to the Joint Patents at [***] expense [***] and by counsel of its own choice, and Foghorn may, at [***], be represented in any such action by counsel of its own choice. Neither Party may settle any action under this Section 10.8 without the written consent of such other Party, which consent shall not be unreasonably withheld, conditioned, or delayed, [***]. Nothing in this Section 10.8 will limit any indemnification rights or obligations of a Party under Article 12.
10.9Patent Extension. Lilly shall be solely responsible for determining which Patent claiming or Covering a Product should be extended and obtaining such extensions, and thereafter Foghorn shall cooperate in obtaining patent term restorations, supplemental protection certificates or their equivalents, and other forms of patent term extensions for a given Product with respect to any applicable Foghorn Patent or Lilly Patent in any country or region where applicable.
10.10CREATE Act. It is the Parties’ intention that this Agreement is a “joint research agreement” as that phrase is defined in 35 U.S.C. § 102(c) as amended by the Cooperative Research and Technology Enhancement (CREATE) Act, including the provisions of 35 U.S.C. § 102(b)(2)(c). The Parties agree to cooperate and to take reasonable actions to maximize the protections available for the Compounds and Products under such safe harbor provisions.
10.11Trademarks. Lilly shall have the right to select, and will be free, in its sole discretion, to use and to register in any trademark office in the Territory, any Trademark for use with a Product (the “Product Trademarks”). As between the Parties, Lilly shall own all right, title and interest in and to any such Product Trademarks adopted by Lilly for use with Product, and is responsible for the registration, filing, maintenance and enforcement thereof.
Article 11

REPRESENTATIONS, WARRANTIES AND COVENANTS
11.1Mutual Representations and Warranties. Each of Lilly and Foghorn represent and warrant, as of the Effective Date, that:
11.1.1it is duly organized and validly existing under the Applicable Laws of the jurisdiction of its incorporation or formation, as applicable, has full corporate, limited liability company or other power and authority, as applicable, to enter into this Agreement and to carry out the provisions hereof, and other than with respect to any Development Operational Competency Activity or Commercialization Operational Competency Activity, has sufficient facilities, experienced personnel or other capabilities (including via Affiliates and/or Third Parties) to enable it to perform its obligations under this Agreement;
11.1.2it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the individual executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate, limited liability company or other action, as applicable; and

CONFIDENTIAL
11.1.3this Agreement is legally binding upon it and enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors’ rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity) and the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate action and do not and will not: (a) conflict with, or constitute a default or result in a breach under, any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, or violate any Applicable Law; or (b) require any consent or approval of its stockholders.
11.2Foghorn Representations and Warranties. Foghorn represents, warrants and covenants, as applicable, to Lilly that, as of the Effective Date, except as set forth in Schedule 11.2:
11.2.1No Unavailable Targets. No Initial Target is an Unavailable Target, and the Initial Targets are not subject to an executed agreement between Foghorn and a Third Party (or Foghorn’s commitment to negotiate an agreement with a Third Party) that would prevent, or conflict with, the inclusion of the Target as a Collaboration Target under this Agreement on an exclusive basis as set forth in Section 7.1 and Section 8.1. Schedule 1.217 sets forth a complete list of all Targets that are Unavailable Targets as of the Effective Date.
11.2.2No Grants that Conflict with this Agreement. Foghorn and its Affiliates have not granted, and will not grant during the Term, any rights (or other encumbrances) to any Third Party under Foghorn Technology that conflict with the rights granted to Lilly hereunder.
11.2.3Control over Know-How and Patents. Foghorn has Control over all Know-How and Patents owned by it or its Affiliates that are necessary or reasonably useful for the Exploitation of Compounds or Products in the Field, as known to be contemplated by this Agreement.
11.2.4Existing Patents and Know-How.
(a)All Patents contained in the Foghorn Technology existing as of the Effective Date that are issued or subject to a pending application for issuance are listed on Schedule 11.2.4(a) (the “Existing Patents”). To Foghorn’s knowledge, no Third party is infringing or threatening to infringe or misappropriating or threatening to misappropriate any Know-How or any issued Patents contained in the Foghorn Technology.
(b)Except as set forth in Schedule 11.2, all Existing Patents are: (i) to the extent issued, subsisting and, to Foghorn’s knowledge, not invalid or unenforceable, in whole or in part, or confer a valid right to claim priority thereto; (ii) solely and exclusively owned by, or exclusively licensed to Foghorn, free of any encumbrance, lien or claim of ownership by any Third Party; (iii) to the extent subject to a pending application for issuance, being diligently prosecuted in good faith in the respective patent offices in which such applications have been filed in accordance with Applicable Law and, to Foghorn’s knowledge, all material references, documents and information have been presented to the relevant patent office in respect of such

CONFIDENTIAL
Existing Patents to the extent required by such patent office; and (iv) filed and maintained in accordance with applicable Patent office rules, and all applicable fees applicable thereto have been paid on or before any final due date for payment.
(c)Neither Foghorn nor any of its Affiliates have taken any action that would render unpatentable (including by means of the “on-sale bar” doctrine or prior publication) any invention claimed in the Existing Patents.
(d)To Foghorn’s knowledge, other than the rights granted under this Agreement, no rights or licenses are required under any Third Party Patent or Know-How rights not Controlled by Foghorn (except Licensed Patents set forth on Schedule 11.2.4(d)) to practice the Foghorn Technology as contemplated in the Research Plan.
(e)To Foghorn’s knowledge, other than the rights granted under this Agreement, no right or licenses are required under any Third Party Patent or Know-How rights not Controlled by Foghorn to Exploit the Compounds or Products as contemplated herein solely by reason of the incorporation of Foghorn Technology in such Compounds or Products.
(f)To Foghorn’s knowledge, the Exploitation of the Compounds that are identified by Foghorn in accordance with this Agreement does not and will not violate, infringe, misappropriate or otherwise conflict or interfere with any Patent, Know-How, or any other intellectual property or proprietary right of any Third Party.
11.2.5No Third Party Agreements. There is no license or other agreement with Third Parties regarding the exploitation of any Foghorn Technology or other materials contemplated to be provided by Foghorn to Lilly hereunder, to which Foghorn or its Affiliate is a party (i) that is inconsistent with or diminishes or would conflict with or prevent the rights and licenses granted to Lilly under this Agreement, or (ii) under which rights are extended to Lilly hereunder.
11.2.6Litigation and Actions Relating to Intellectual Property. Foghorn: (a) has not received any written notice of any threatened claims or litigation seeking to invalidate or otherwise challenge the Foghorn Technology, including the Foghorn Patents, or Foghorn’s or its Affiliates’ rights therein; and (b) is not aware of any pending or threatened action, suit, proceeding or claim by a Third Party asserting that Foghorn or any of its Affiliates is infringing or has misappropriated or otherwise is violating any Patent right, trade secret or other proprietary right of any Third Party as would reasonably be expected to impair the ability of Foghorn to fulfill any of its obligations under this Agreement. To Foghorn’s knowledge, the conduct of Foghorn’s activities under this Agreement, including conception, development, and reduction to practice of the Compounds or Products, does not and will not infringe or misappropriate any Patent, Know-How or other intellectual property or proprietary right of any Third Party.
11.2.7Other Material Claims and Actions. There are no claims, actions, or proceedings pending or, to Foghorn’s knowledge, threatened by any Third Party; and to Foghorn’s knowledge, there are no formal inquiries initiated or written notices received that may lead to the institution of any such legal proceedings; in each case (or in aggregate) against Foghorn or its properties, assets or business, which if adversely decided, would, individually or

CONFIDENTIAL
in the aggregate, have a material adverse effect on, or prevent Foghorn’s ability to conduct the Research or to grant the licenses or rights granted to Lilly under this Agreement.
11.2.8Assignment by Employees, Agents and Consultants. Foghorn has obtained from each of its current employees, consultants and contractors, in each case who perform research or development activities pursuant to this Agreement, written agreements containing obligations of confidentiality and non-use and an assignment to Foghorn of all inventions (and all of such Person’s rights thereto) for which Foghorn or Lilly is intended to have ownership or license rights under this Agreement such that no such employee, contractor or consultant shall retain any rights to such inventions that would prevent or conflict with Lilly’s rights of ownership or use of such inventions contemplated by this Agreement.
11.2.9No Government Funding. The inventions claimed or covered by the Foghorn Patents: (a) were not conceived, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by, or otherwise using the resources of, any Governmental Authority; (b) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(e) and (c) are not otherwise subject to the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401 (the “Bayh-Dole Act”). Foghorn and its Affiliates have complied with the applicable provisions of the Bayh-Dole Act, in a manner that protects and preserves Foghorn’s right, title and interest in such inventions to the maximum extent permitted by law.
11.2.10Regulatory Documentation. Except as summarized on Schedule 11.2.10, no Regulatory Documentation exists or has been generated relating to Foghorn’s contemplated activities and obligations under this Agreement. “Regulatory Documentation” means all: (a) applications (including all INDs, or equivalent, BLA/NDAs, and applications for Regulatory Filings), registrations, licenses, authorizations and approvals (including approvals received for Regulatory Filings); (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files; (c) supplements or changes to any of the foregoing following approval of a Regulatory Filing; and (d) clinical and other data, including Clinical Trial data, contained or relied upon in any of the foregoing; in each case ((a)–(d)) relating to a Collaboration Target and Products Directed To a Collaboration Target.
11.3Mutual Covenants.
11.3.1Debarment. Each Party represents, warrants and covenants to the other Party that neither it nor its officers, employees, agents, consultants or any other person used by such Party in the performance of the respective research and development activities under this Agreement is: (a) debarred or disqualified under the FD&C Act; (b) listed by any government or regulatory agencies as ineligible to participate in any government healthcare programs or government procurement or non-procurement programs (as that term is defined in 42 U.S.C. § 1320a-7b(f)), or excluded, debarred, suspended or otherwise made ineligible to participate in any such program; or (c) convicted of a criminal offense related to the provision of healthcare items or services, or is subject to any such pending action. Each Party will not during the Term

CONFIDENTIAL
knowingly, employ or use, directly or indirectly, including through Affiliates the services of any such person. In the event that either Party becomes aware of the debarment or disqualification or threatened debarment or disqualification of any person providing services to such Party, directly or indirectly, including through Affiliates or, in the case of Lilly, Sublicensees, which directly or indirectly relate to activities contemplated by this Agreement, such Party shall promptly notify the other Party in writing and such Party shall cease employing, contracting with, or retaining any such person to perform any such services.
11.3.2Protection of Information. Each Party agrees that during the Term of this Agreement, and without limiting its obligations hereunder, each Party shall implement technical and organizational measures to protect all information under the Agreement that are appropriate and that provide no less protection than both (i) good industry practice (i.e., in accordance with ISO 27001 and/or similar industry standards) and (ii) such Party’s measures to protect its own information of a similar nature or importance.
11.4Compliance.
11.4.1Compliance with this Agreement. Each of the Parties shall, and shall cause their respective Affiliates to, comply in all material respects with the terms of this Agreement.
11.4.2Compliance with Applicable Laws. Each Party covenants to the other that in the performance of its obligations under this Agreement, such Party shall comply, and shall cause its Affiliates and its and its Affiliates’ employees and contractors to comply, with all Applicable Laws. No Party shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any Applicable Laws.
11.4.3Compliance with Party-Specific Regulations. In carrying out their respective obligations under this Agreement, the Parties agree to cooperate with each other as may reasonably be required to help ensure that each is able to fully meet its obligations with respect to all judgments, decrees, orders or similar decisions issued by any Governmental Authority specific to a Party, and all consent decrees, corporate integrity agreements, or other agreements or undertakings of any kind by a Party with any Governmental Authority, in each case as the same may be in effect from time to time and applicable to a Party’s activities contemplated by this Agreement (the “Party-Specific Regulations”). Each Party shall be responsible for providing the other Party with any Party-Specific Regulations applicable to the other Party, including any updates to such Party-Specific Regulations, and the covenant in the preceding sentence shall only apply to the extent such Party-Specific Regulations and any updates thereto have been provided to the other Party. Neither Party shall be obligated to pursue any course of conduct that would result in such Party being in material breach of any Party-Specific Regulation applicable to it; provided, that in the event that a Party refuses to fulfill its obligations under this Agreement in any material respect on such basis, the other Party shall have the right to terminate this Agreement in accordance with Section 14.2; however, under such circumstances, such termination, including the applicable effects of such termination set forth in Sections 14.7 and 14.6, shall be the sole remedy for such terminating Party and such terminating Party shall not be entitled to any other remedy under law or equity. All Party-Specific

CONFIDENTIAL
Regulations are binding only in accordance with their terms and only upon the Party to which they relate.
11.4.4Compliance with Internal Compliance Codes. All Internal Compliance Codes shall apply only to the Party to which they relate. The Parties agree to cooperate with each other to help ensure that each Party is able to comply with the substance of its respective Internal Compliance Codes and, to the extent practicable, each Party shall operate in a manner consistent with its Internal Compliance Codes applicable to its performance under this Agreement, unless agreed to otherwise within the Compliance Agreement. “Internal Compliance Codes,” as used in this Section 11.4.4, means a Party’s internal policies and procedures intended to ensure that a Party complies with Applicable Laws, Party-Specific Regulations, and such Party’s internal ethical, medical and similar standards.
11.4.5Compliance with Anti-Corruption Laws. In connection with this Agreement, the Parties shall comply with all applicable local, national, and international laws, regulations, and industry codes dealing with government procurement, conflicts of interest, corruption or bribery, including, if applicable, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any laws enacted to implement the Organisation of Economic Cooperation and Development Convention on Combating Bribery of Foreign Officials in International Business Transactions.
11.4.6Compliance with Privacy Laws. In connection with this Agreement, Foghorn and its Affiliates, and any Person acting for or on its or their behalf, will comply with all Applicable Laws with respect to data protection and privacy laws with respect to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical and administrative), disposal, destruction, disclosure, or transfer (including cross-border) of Personal Information, including providing any notice, obtaining any consent or prior authorization, and conducting any assessment required under Applicable Laws.
11.4.7Compliance with Trade Sanctions. In connection with this Agreement:
(a)The Parties agree to comply with all applicable trade sanctions and export control laws and regulations, including where applicable the U.S. trade sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control (31 C.F.R. Part 501 et seq.), the U.S. Export Administration Regulations (15 C.F.R. Part 734 et seq.), and European Union trade sanctions and export laws (including without limitation Council Regulation (EC) No. 428/2009 (as amended)).
(b)Each Party represents and warrants that neither it, its directors, executive officers, agents, shareholders nor any person having a controlling interest in each Party (on behalf of themselves), is (i) a person targeted by trade of financial sanctions under the laws and regulations of the United Nations, the United States, the European Union and its Member States, the United Kingdom or any other jurisdiction that is applicable to the licenses granted hereunder or activities contemplated by this Agreement, including but not limited to persons designated on the U.S. Department of the Treasury, Office of Foreign Assets Control’s List of Specially Designated Nationals and Other Blocked Persons and Consolidated Sanctions List, the U.S. State Department’s Non-proliferation Sanctions Lists, the UN Financial Sanctions Lists, the

CONFIDENTIAL
EU’s Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions, and the UK HM Treasury Consolidated Lists of Financial Sanctions Targets; (ii) incorporated or headquartered in, or organized under the laws of, a territory subject to comprehensive U.S. sanctions (each, a “Sanctioned Territory”) (currently, Cuba, Iran, Crimea, North Korea, Syria and Venezuela but subject to change at any time) or (iii) directly or indirectly owned or controlled by such persons (together “Restricted Person”). Each Party further represents and warrants that each Party (on behalf of themselves) shall notify the other Party in writing immediately if a Party or any of its directors, executive officers, agents, shareholders or any person having a controlling interest in a Party becomes a Restricted Person or becomes directly or indirectly owned or controlled by one or more Restricted Persons.
(c)Each Party agrees, and shall ensure that any Sublicensee agrees, that the licenses granted hereunder and products contemplated by this Agreement will not be manufactured in, used, sold, exported, reexported, transferred or otherwise made available, directly or indirectly, to or for the benefit of a Sanctioned Territory or Restricted Person without prior written approval from the other Party.
11.4.8Prohibited Conduct. Without limiting the other obligations of the Parties set forth in this Section 11.4, each Party covenants to the other that, as of the Effective Date and in the performance of its obligations under this Agreement through the expiration and termination of this Agreement, such Party and, to its knowledge, its Affiliates and its and its Affiliates’ employees and contractors, in connection with the performance of their respective obligations under this Agreement, have not made, offered, given, promised to give, or authorized, and will not make, offer, give, promise to give, or authorize, any bribe, kickback, payment or transfer of anything of value, directly or indirectly through Third Parties, to any Government Official for the purpose of: (a) improperly influencing any act or decision of the Person or Government Official; (b) inducing the Person or Government Official to do or omit to do an act in violation of a lawful or otherwise required duty; (c) securing any improper advantage; or (d) inducing the Person or Government Official to improperly influence the act or decision of any organization, including any government or government instrumentality, to assist any Party in obtaining or retaining business. For the purpose of this Section 11.4.8 “Government Official” means: (x) any officer, employee (including physicians, hospital administrators, or other healthcare professionals), agent, representative, department, agency, de facto official, representative, corporate entity, instrumentality or subdivision of any government, military or international organization, including any ministry or department of health or any state-owned or affiliated company or hospital; (y) any candidate for political office, any political party or any official of a political party, in each case for the purpose of obtaining or retaining business for or with, or directing business to, any Person, including either Party; or (z) any Person acting in an official capacity on behalf of any of the foregoing.
11.4.9Obligation to Train. Foghorn agrees to provide, on an annual basis, all Foghorn personnel providing services under this Agreement training relating to anti-corruption compliance, either by using the anti-corruption training module provided by Lilly to Foghorn on or prior to the Effective Date or through the provision of comparable anti-corruption training. Foghorn agrees to provide relevant documents to Lilly, or an independent party nominated by Lilly, to show compliance with this requirement within [***] after the Effective Date and annually thereafter. Such documentation evidencing compliance with the training requirement

CONFIDENTIAL
should, at a minimum, contain the following information: (i) number of employees trained, (ii) positions of those trained employees, (iii) whether Foghorn conducted training using the Lilly-provided anti-corruption training module or their own comparable anti-corruption training, and (iv) the date(s) training was completed.
11.5Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS Article 11 OR ELSEWHERE IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR VALIDITY OF PATENT CLAIMS. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY EITHER PARTY THAT EITHER PARTY WILL BE SUCCESSFUL IN OBTAINING ANY PATENTS OR THAT ANY PATENTS WILL ISSUE BASED ON A PENDING APPLICATION. WITHOUT LIMITING THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE PARTIES EXPRESSLY SET FORTH HEREIN, EACH PARTY SPECIFICALLY DISCLAIMS ANY GUARANTEE THAT ANY PROGRAM OR PRODUCTS WILL BE SUCCESSFUL, IN WHOLE OR IN PART.
Article 12

INDEMNIFICATION
12.1Indemnity.
12.1.1By Foghorn. Subject to Section 12.1.4, Foghorn shall defend, indemnify and hold harmless Lilly and its Affiliates, and their respective directors, officers, employees, agents, subcontractors, and representatives (each, a “Lilly Indemnitee”) from and against any and all costs, fees, expenses, losses, liabilities, and damages, including reasonable legal expenses and attorneys’ fees (collectively, “Losses”) to which any Lilly Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party (a “Claim”) to the extent such Claim and Losses arise out of: (a) the gross negligence, fraud or willful misconduct of Foghorn or its Affiliates in connection with performance of its activities under this Agreement; (b) the breach of this Agreement or the representations, warranties and covenants made hereunder by Foghorn; (c) [***]; except, in each case, to the extent such Losses result from matters described in any of clause (a)-(c) of Section 12.1.2.
12.1.2By Lilly. Subject to Section 12.1.4, Lilly shall defend, indemnify and hold harmless Foghorn, its Affiliates, and their respective directors, officers, employees, agents, subcontractors, and representatives (each, a “Foghorn Indemnitee”) from and against any and all Losses to which any Foghorn Indemnitee may become subject as a result of any Claim to the extent such Claim and Losses arise out of: (a) the gross negligence, fraud or willful misconduct of Lilly, its Affiliates, or their respective Sublicensees in connection with performance of its or their activities under this Agreement; (b) the breach of this Agreement or the representations, warranties and covenants made hereunder by Lilly; or (c) [***]; except, in each case, to the extent such Losses result from matters described in any of clause (a)-(d) of Section 12.1.1.

CONFIDENTIAL
12.1.3Losses; Joint Program Products. Any Loss relating to the Exploitation of a Joint Program Product in or for the U.S., including any applicable Third Party product liability Claims, will be deemed to be U.S. Eligible Costs to the extent (a) neither Party is entitled to indemnification hereunder with respect to such Losses and (b) such Losses are allocable to a Joint Program Product and to the United States.
12.1.4Procedure. A Party that intends to claim indemnification under this Article 12 (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) in writing of any Claim in respect of which the Indemnitee intends to claim such indemnification. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Claim shall only relieve the Indemnitor of its indemnification obligations under this Article 12 if and to the extent the Indemnitor is actually and materially prejudiced thereby. The Indemnitor has sole control of the defense or settlement thereof. The Indemnitee shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Claim covered by this indemnification. The Indemnitee may participate at its expense in the Indemnitor’s defense of and settlement negotiations for any Claim with counsel of the Indemnitee’s own selection. The Indemnitor shall not settle any Claim without the prior written consent of the Indemnitee, not to be unreasonably withheld, conditioned or delayed; provided, that such consent will not be required with respect to any settlement involving only the payment of monetary awards for which the Indemnitor will be fully responsible. So long as the Indemnitor is actively defending the Claim in good faith, the Indemnitee shall not settle or compromise any such Claim without the prior written consent of the Indemnitor. If the Indemnitor does not assume and conduct the defense of the Claim as provided above: (a) the Indemnitee may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnitee may deem reasonably appropriate (and the Indemnitee need not consult with, or obtain any consent from, the Indemnitor in connection therewith); and (b) the Indemnitor shall remain responsible to indemnify the Indemnitee as provided in this Article 12.
12.1.5Limitation. This Section 12.1 shall not apply with respect to [***].
12.1.6Insurance. During the Term, each Party shall maintain such types and amounts of liability insurance (including self-insurance) as is normal and customary in the industry generally for similarly situated parties and adequate to cover its obligations under this Agreement, and Foghorn will upon request provide Lilly with a certificate of insurance in that regard.
Article 13

CONFIDENTIALITY
13.1Confidential Proprietary Information.
13.1.1Confidential Proprietary Information. In connection with this Agreement, each Party may disclose technical, business or other confidential information in connection with this Agreement, whether prior to, on, or after the Effective Date, including: (a) any unpublished Patents; and (b) any information regarding the scientific, regulatory or business affairs or other activities of either Party (such confidential information, “Confidential

CONFIDENTIAL
Proprietary Information”). Without limiting the foregoing, the existence and terms of this Agreement are the Confidential Proprietary Information of both Parties and shall be treated confidentially by each of the Parties (with both Parties being considered Receiving Parties with respect thereto), subject to the exceptions set forth in Section 13.1.6. Information exchanged by the Parties pursuant to any of the Confidentiality Agreements shall be treated as Confidential Proprietary Information under this Agreement and governed by the terms of this Agreement. Without limiting the foregoing, until such time as the applicable information has become available to the public in accordance with this Agreement, Foghorn agrees not to disclose the structure of any Compound except pursuant to Section 13.1.4.
13.1.2Restrictions. A Party (the “Receiving Party”) that receives Confidential Proprietary Information from the other Party (the “Disclosing Party”) shall keep all the Disclosing Party’s Confidential Proprietary Information in confidence with the same degree of care with which the Receiving Party holds its own confidential information (but in no event less than a commercially reasonable degree of care). A Receiving Party shall not use the Disclosing Party’s Confidential Proprietary Information except in connection with the performance of its obligations and exercise of its rights under this Agreement.
13.1.3Exceptions. The obligations of confidentiality and restriction on use of Confidential Proprietary Information under Section 13.1.2 do not apply to any information that the Receiving Party can prove by competent written evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known or available to the public; (b) is known by the Receiving Party at the time of receiving such information, other than by previous disclosure of the Disclosing Party, or its Affiliates, employees, agents, consultants, or contractors; (c) is hereafter furnished to the Receiving Party without restriction by a Third Party who has no obligation of confidentiality or limitations on use with respect thereto, as a matter of right; or (d) is independently discovered or developed by the Receiving Party without the use of or reference to Confidential Proprietary Information belonging to the Disclosing Party. Specific information shall not be deemed to be within any of the foregoing exclusions merely because it is embraced by more general information falling within those exclusions.
13.1.4Permitted Disclosures. The Receiving Party may disclose Confidential Proprietary Information belonging to the Disclosing Party as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:
(a)made by or on behalf of the Receiving Party to a Patent authority as may be reasonably necessary or useful for purposes of Prosecution and Maintenance of Patents as permitted by this Agreement; provided, that neither Party shall file a patent application that discloses [***] that is solely owned by the other Party pursuant to this Agreement without the prior written consent of the owning Party (such consent not to be unreasonably withheld, conditioned or delayed);
(b)made by or on behalf of the Receiving Party to Regulatory Authorities as required in connection with any Regulatory Filings for a product that such Party has a license or right to develop in a given country or jurisdiction;

CONFIDENTIAL
(c)made by or on behalf of the Receiving Party as may be reasonably necessary for prosecuting or defending litigation as permitted by this Agreement;
(d)made by or on behalf of the Receiving Party for the purpose of complying with a valid order of a court of competent jurisdiction or other Governmental Authority of competent jurisdiction or, if in the opinion of the Receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law;
(e)made by or on behalf of the Receiving Party where such disclosure is required by, or advisable to comply with the rules and regulations of, a Regulatory Authority (including in filings with the U.S. Securities and Exchange Commission or other agency) or any securities exchange;
(f)made by or on behalf of the Receiving Party as of the Effective Date in response to a valid request by a U.S., state, foreign, provincial, or local tax authority, in which case either Party may disclose a copy of this Agreement (including any Schedules, Appendices, ancillary agreements, and amendments hereto);
(g)made by the Receiving Party to its and its Affiliates’ employees, consultants, contractors and agents, and to Sublicensees and Litigation Settlement Sublicensees (in the case of Lilly), in each case on a need-to-know basis (as reasonably determined by the Receiving Party) in connection with the Exploitation of Products or Terminated Products (if applicable) in the Field in the Territory, in each case under written obligations of confidentiality and non-use at least as stringent as those herein; and
(h)made by the Receiving Party to potential and actual investors, acquirers, licensees and other financial or commercial partners, or their respective attorneys, accountants or advisors, solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, or collaboration, in each case under written obligations of confidentiality and non-use at least as stringent as those herein; provided, however, that with respect to disclosure to actual or bona fide potential investors, financial partners or acquirers or their respective attorneys, accountants or advisors, such disclosure is under a written obligation of confidentiality that is consistent with market terms, including a shorter period of time during which such information must be held confidential.
Notwithstanding the foregoing, if a Party is required to make a disclosure of the other Party’s Confidential Proprietary Information pursuant to Section 13.1.4(c) or Section 13.1.4(d), it shall, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use efforts to secure confidential treatment of such Confidential Proprietary Information at least as diligent as such Party would use to protect its own Confidential Proprietary Information, but in no event less than reasonable efforts. Any information disclosed pursuant to this Section 13.1.4 remains Confidential Proprietary Information and subject to the restrictions set forth in this Agreement, including the foregoing provisions of this Article 13.
13.1.5Public Domain Information and Residual Knowledge. Nothing in this Agreement shall prevent a Party from using any information that is in the public domain. A Party shall also not be restricted under, and shall not be in breach of, this Agreement from using, within or outside this Agreement and for any purpose, any general knowledge, skill, and expertise acquired by its employees (or its Affiliates’ employees) in their performance of this

CONFIDENTIAL
Agreement (“Residuals”) solely to the extent such Residuals shall have been retained in the unaided memory (without intentional memorization) of such employees in intangible form and without use by the Party or such employees of tangible copies of any Confidential Proprietary Information of the other Party; provided, that this provision will not be deemed in any event to provide any right to infringe, or to grant any license to or under, the Patent rights of the other Party or of Third Parties that have licensed or provided materials to the other Party; provided, further, that a Party’s use of such Residuals is on an “as is, where is” basis, with all faults and all representations and warranties disclaimed and at such Party’s sole risk.
13.1.6Disclosure of Agreement. Notwithstanding the foregoing, either Party or its Affiliates may disclose the relevant terms of this Agreement: (a) to the extent required or advisable to comply with the rules and regulations promulgated by the U.S. Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory or any securities exchange, provided that such Party shall submit a confidential treatment request in connection with such disclosure and shall submit with such confidential treatment request only such redacted form of this Agreement, which redacted form of this Agreement shall be provided to the other Party for review and comment and which comments shall be considered in good faith by the disclosing Party; (b) upon request from a Governmental Authority (such as a tax authority), provided, that the disclosing Party uses reasonable efforts to ensure the Governmental Authority maintains such terms as confidential; (c) to applicable licensors, to the extent necessary to comply with the terms of any Third Party license agreement, the rights under which are sublicensed to the other Party under this Agreement; and (d) to the extent necessary to perform obligations or exercise rights under this Agreement, to any sublicensee, collaborator or potential sublicensee or potential collaborator of such Party, provided, that any sublicensee, collaborator or potential sublicensee or collaborator agree in writing to be bound by obligations of confidentiality and non-use no less protective of the Disclosing Party than those set forth in this Agreement.
13.1.7Survival. Each Party’s obligations under this Section 13.1 (other than Section 13.1.5) shall apply during the Term and continue for [***] thereafter with respect to Confidential Proprietary Information, except for information which is a “trade secret,” for which each Party’s obligations under this Section 13.1 shall remain in place as long as the applicable Confidential Proprietary Information retains its status as a trade secret under Applicable Laws. Section 13.1.5 shall apply during the Term and shall survive any expiration or termination of this Agreement.
13.2Publicity. The Parties will issue a joint press release to announce the execution of this Agreement, which will be substantially in the form attached hereto as Schedule 13.2 and which will be used in responding to inquiries about this Agreement. Thereafter, Foghorn and Lilly may each disclose to Third Parties (including media interviews and disclosures to financial analysts) the information contained in such press release (but only such information) without the need for further approval by the other; provided, that (a) such information is still accurate and used in the same context as in its originally approved and presented form, and (b) the publishing Party shall notify the other Party of such intended publication and will provide a copy of such publication to such other Party. Subject to the preceding sentence, each Party will have the right to issue additional press releases and disclosures regarding the terms of this Agreement only with the prior approval of the other Party. Notwithstanding the foregoing, any disclosure which is

CONFIDENTIAL
required by Applicable Law or the rules of the U.S. Securities and Exchange Commission (SEC) or any securities exchange, as reasonably advised by the disclosing Party’s counsel, may be made without the prior consent of the other Party, although such other Party shall be given prompt notice of any such legally required disclosure and the disclosing Party shall provide such other Party an opportunity to comment on the proposed disclosure. The disclosing Party shall specify with each such proposed press release or public statement, taking into account the urgency of the matter being disclosed, a reasonable period of time within which the other Party may provide any comments on such proposed press release or public statement. If such other Party provides any comments, the Parties shall consult with one another on such proposed press release or public statement and work in good faith to prepare a mutually acceptable press release or public statement. The Parties may repeat any information relating to this Agreement that has already been publicly disclosed in accordance with this Section 13.2, provided, that such information continues as of such time to be accurate.
13.3Publication. Subject to this Section 13.3, Lilly shall be entitled to issue scientific publications and make presentations with respect to the Research Program, the Collaboration Targets, the Compounds, the Products, and their testing in accordance with Lilly’s internal guidelines. Lilly shall be in control of any publications or scientific presentations regarding the Products or their testing. Notwithstanding the foregoing or anything to the contrary in this Agreement, Foghorn may issue, without Lilly’s consent, scientific publications or presentations that (I) do not reference a Compound, Product or Collaboration Target and (II) relate to (A) Foghorn programs FHD-286 and FHD-609, (B) targets other than any Collaboration Target or (C) the Foghorn Platform. Lilly may issue scientific publications and make presentations with respect to the activities contemplated under a Research Plan or under a Joint Program solely in accordance with the terms of a publication plan that is approved by the JSC. If Lilly intends to issue any publication or presentation related to any activities conducted under this Agreement, Lilly shall first provide Foghorn with a copy of the applicable proposed abstract, manuscript, or presentation no less than [***] ([***] in the case of abstracts) prior to its intended submission for publication or presentation. Foghorn will respond in writing promptly and in no event later than [***] ([***] in the case of abstracts) after receipt of the proposed material with (a) any concerns regarding the disclosure of any information or subject matter that, in Foghorn’s reasonable discretion, would present issues as to patentability of the relevant subject matter or (b) any request for the removal of any Foghorn Confidential Proprietary Information. In the event of any concern raised regarding protection of intellectual property rights of Foghorn, Lilly will not submit such publication or make such presentation that contains the relevant information until the Parties are given a reasonable period of time, and in no event less than [***], to seek patent or other intellectual property protections in accordance with the terms of this Agreement covering any material in such publication or presentation that it believes is protectable. Subject to Sections 13.1.4, 13.1.6 and 13.2, Lilly shall remove any Confidential Information of Foghorn for which Foghorn requests such removal from any such proposed publication or presentation prior to publication or presentation, as applicable.

CONFIDENTIAL
Article 14

TERM & TERMINATION
14.1Term. This Agreement commences on the Execution Date and, unless terminated earlier as provided in this Article 14, shall continue on a Product-by-Product basis until (a) in case of Lilly-Controlled Products, the expiration of the last [***] in the Territory for such Lilly-Controlled Product and (b) in case of Joint Program Products, such time as when neither Party nor any of its Affiliates, Sublicensees or Litigation Settlement Sublicensees is Developing, Commercializing or Manufacturing such Joint Program Product under this Agreement (and such cessation of Development, Manufacturing and Commercialization activities is acknowledged by the Parties in writing to be permanent) (the “Term”).
14.2Termination for Material Breach.
14.2.1Termination. Either Party may terminate this Agreement upon written notice to the other Party if such other Party materially breaches its obligations under this Agreement and, after receiving written notice from the non-breaching Party identifying such material breach in reasonable detail, fails to cure such material breach within [***] from the date of such notice; provided, that (i) with respect to a material breach of this Agreement relating to a Party’s performance of obligations with respect to a Joint Program, such termination shall be in-part only with respect to the Joint Program to which such material breach relates, and (ii) if a non-payment related breach is not reasonably capable of cure within such [***] period, the breaching Party may submit, prior to the end of such [***] period, a reasonable plan to cure the breach within an additional [***], in which case the other Party may not terminate this Agreement for so long as the breaching Party is using Commercially Reasonable Efforts to implement such cure plan within such additional [***].
14.2.2Dispute. If the alleged breaching Party Disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party in accordance with Section 14.2.1, and such alleged breaching Party provides the other Party notice of such Dispute within such [***] period, then the non-breaching Party may not terminate this Agreement under Section 14.2.1 unless and until it has been finally determined pursuant to Article 15 that the alleged breaching Party has materially breached this Agreement and such Party fails to cure such breach within [***] following such court’s decision. During the pendency of such Dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.
14.3[***]
14.4Lilly Option to Continue Agreement. Notwithstanding anything to the contrary in this Agreement, if Foghorn [***], Lilly shall be entitled, in lieu of terminating this Agreement, to (a) [***]; and (b) [***]. For clarity, in such scenarios, the Agreement shall continue in accordance with its terms, save as expressly set forth in this Section 14.4.
14.5Termination by Lilly.

CONFIDENTIAL
14.5.1Partial Termination. Lilly may, at any time in its sole discretion and without cause, terminate this Agreement on a Collaboration Target-by-Collaboration Target, Project-by-Project, or Product-by-Product basis upon [***] prior written notice to Foghorn.
14.5.2Entire Agreement. Lilly may, in its sole discretion, terminate this Agreement in its entirety at any time and without cause upon [***] prior written notice to Foghorn.
14.6Effects of Termination. Upon any termination of this Agreement, the provisions of this Section 14.6 will apply, provided, that if this Agreement is terminated only with respect to specified Products (“Terminated Products”) Foghorn Patents (“Terminated Patents”) or Projects (“Terminated Projects”) and not in its entirety, then the following will apply to such Terminated Products, Terminated Patents or Terminated Projects only, and if this Agreement is terminated in its entirety, then all Products will be deemed Terminated Products, all Foghorn Patents will be deemed to be Terminated Patents, and all Projects will be deemed Terminated Projects. If this Agreement is terminated with respect to a Collaboration Target, all Products Directed To such Collaboration Target will be deemed Terminated Products and the Project relating to such Collaboration Target will be deemed a Terminated Project. If this Agreement is terminated solely with respect to specified Projects or a Collaboration Target, the applicable Collaboration Target (the subject of such Project) shall be deemed to no longer be a Collaboration Target and the Terminated Products shall be deemed to no longer be Compounds or Products, in each case, except for the purposes of the provisions of this Agreement relating to the effects of such termination. Further, (i) the provisions of Section 14.6.5 shall only apply (A) upon a termination of this Agreement, either in whole or in part, by Foghorn in accordance with Section 14.2 or Section 14.3 or by Lilly in accordance with Section 14.5.1 or Section 14.5.2, and (B) with respect to any Candidate that is the subject of an active Clinical Trial as of the date of such termination and any Terminated Product that was marketed, promoted, distributed, offered for sale or sold as of the date of such termination, and (ii) other than as set forth in (i) the provisions of Section 14.6.5 shall not be applicable, and the provisions of Section 4.4 alone shall be applicable.
14.6.1Termination of Licenses. All licenses for Terminated Products and all licensed under Terminated Patents granted by Foghorn under Article 7 shall terminate automatically as of the termination effective date; provided, that, if Lilly (or its Affiliates or Sublicensees) has inventory of usable Terminated Product(s) as of the effective date of termination, then Lilly (and its Affiliates and Sublicensees) may continue to sell off such inventory of Terminated Products in the Field in the Territory (and fulfill customer orders therefor, including to manufacture Terminated Products for customer orders placed prior to the effective date of termination) until the earlier to occur of [***] after the effective date of termination and the date on which Lilly (or its Affiliates or Sublicensees) no longer has such inventory of Terminated Product(s) and shall pay Foghorn any applicable payments due based on such sales. Upon termination of this Agreement for any reason, upon the request of any Sublicensee not then in breach of its sublicense agreement or the terms of this Agreement applicable to such Sublicensee, Foghorn hereby automatically grants to each such Sublicensee a direct license on the same terms as this Agreement, taking into account any difference in license scope, territory, and duration of sublicense grant (each a “New License Agreement”). [***] of said termination (or such longer time period as is mutually agreed by Foghorn and such

CONFIDENTIAL
Sublicensee), Foghorn will enter into a confirmatory New License Agreement between Foghorn to such Sublicensee. Under any such New License Agreement between Foghorn and such former Sublicensee, such Sublicensee will be required to pay to Foghorn the same amounts in consideration for such direct grant as Foghorn would have otherwise received from Lilly pursuant to this Agreement on account of such Sublicensee’s Exploitation of the Terminated Products had this Agreement not been terminated. Under such New License Agreement, the Parties agree that Foghorn will not be bound by any grant of rights broader than, and will not be required to perform any obligation other than those rights and obligations contained in, this Agreement and all applicable rights of Foghorn set forth in this Agreement will be included in such New License Agreement.
14.6.2Destruction of Confidential Proprietary Information. Subject to the potential transfer of any data and information covered below in Section 14.6.5, each Receiving Party shall destroy (at the Disclosing Party’s written request) all such Confidential Proprietary Information of the Receiving Party in its possession as of the effective date of expiration or termination (with the exception of one (1) copy of such Confidential Proprietary Information, which may be retained by the legal department of the Receiving Party to confirm compliance with the non-use and non-disclosure provisions of this Agreement), and any Confidential Proprietary Information of the Disclosing Party contained in its laboratory notebooks or databases, provided, that each Receiving Party may retain and continue to use such Confidential Proprietary Information of the Disclosing Party to the extent necessary to exercise any surviving rights, licenses or obligations under this Agreement. Notwithstanding the foregoing, a Receiving Party shall not be required to destroy any computer files created during automatic system back up that are subsequently stored securely by it and not readily accessible to its employees, consultants, or others who received the Disclosing Party’s Confidential Proprietary Information under this Agreement.
14.6.3Transfer of Prosecution Rights. Upon the expiration or termination of this Agreement in whole or in-part, Lilly will promptly cooperate and assist in transitioning to Foghorn the prosecution and maintenance of (a) all Terminated Patents that Lilly is prosecuting or maintaining pursuant to Section 10.6 as of the effective date of termination, if the Agreement is terminated in its entirety or solely with respect to specific Foghorn Patents, or (b) all Foghorn Patents that solely relate to the applicable Terminated Products that Lilly is prosecuting or maintaining pursuant to Section 10.6 as of the effective date of termination, if the Agreement is not terminated in its entirety but is terminated with respect to specific Products or Projects, including (in each case ((a) and (b)) by executing documents in a timely manner as may be reasonably necessary to allow Foghorn to continue such prosecution and maintenance.
14.6.4[***]
14.6.5Terminated Product Reversion.
(a)Lilly will grant and hereby does grant to Foghorn, upon termination, a worldwide, perpetual, nonexclusive license, with the right to grant sublicenses through multiple tiers, under the Lilly Product Technology to use, import, offer to sell and sell Terminated Products with respect to the Terminated Projects in the Field in the Territory. The Parties shall negotiate in good faith commercially reasonable royalty and milestone terms with

CONFIDENTIAL
respect to any Terminated Product, which shall account for the reasons for termination. In the event that the Parties are unable to agree upon commercially reasonable royalty and milestone terms within [***] following the date of termination of this Agreement with respect to any Terminated Product, [***].
(b)Unless expressly prohibited by any Regulatory Authority, at Foghorn’s written request, Lilly will and hereby does, and will cause its Affiliates and any Sublicensees not taking a direct license from Foghorn pursuant to Section 14.6.1 to (i) effective as of the date of termination, assign to Foghorn all of its rights, title, and interests in and to all Clinical Trial data, Regulatory Filings, and Regulatory Approvals applicable to any Terminated Products and then owned or otherwise Controlled by Lilly or any of its Affiliates or such Sublicensees, and (ii) to the extent assignment pursuant to clause (i) is delayed or is not permitted by the applicable Regulatory Authority, permit Foghorn to cross-reference and rely upon any Clinical Trial data, Regulatory Filings and Regulatory Approvals filed by Lilly or its Affiliates or such Sublicensees with respect to any such Terminated Product. Lilly will take all reasonable steps to cause its Affiliates and Sublicensees to make any Clinical Trial data, Regulatory Filings and Regulatory Approvals available to Foghorn.
(c)Unless expressly prohibited by any Regulatory Authority, at Foghorn’s written request, [***].
(d)Foghorn will have the right at its discretion (and without limiting Lilly’s right to sell such inventory in accordance with Section 14.6), to purchase from Lilly any or all of the inventory of the Terminated Products, in each case held by Lilly and its Affiliates as of the date of termination, at a mutually agreed upon transfer price.
(e)Provided that the Parties agree upon a commercially reasonable license agreement, which shall include quality control terms regarding the use of Lilly’s Trademarks, Lilly shall grant Foghorn a fully paid-up and royalty-free license to use the Trademarks owned by Lilly or its Affiliates solely identifying each Terminated Product for the purpose of commercializing any inventory purchased from Lilly which existed as of the date of termination.
(f)To the extent that any [***], the Parties will [***] to which [***].
14.7Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation or right accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under the following provisions of this Agreement shall survive expiration or termination of this Agreement: Article 1 (Definitions) (for the purpose of interpreting those surviving sections set forth herein); Section 3.13(z) ([***]), Section 3.7.1 (Records); Section 3.12 (Technical Transfer Assistance) (to the extent Foghorn’s assistance is required in connection with preparation or submission of an IND or BLA/NDA, if applicable); Section 4.4.2 (Discontinued Targets) (to the extent an extension requested by Lilly is declined); Section 4.4.3 (Discontinued Targets); Section 6.10.3 (Transfer of Regulatory Filings) (to the extent Lilly requires Foghorn’s support with respect to any transfer of Foghorn’s interest in a Regulatory Filing); Article 9 (Fees, Royalties, & Payments) (solely with respect to (i) the calculation and payment of amounts owed by a Party,

CONFIDENTIAL
which accrued prior to the effective date of termination, and (ii) those obligations set forth in Section 9.7 requiring performance following termination of this Agreement); Article 10 (Intellectual Property), Article 11 (Representations, Warranties and Covenants); Article 12 (Indemnification) (with respect to Section 12.1.3, Losses which accrue after the effective date of termination which would have been deemed to be U.S. Eligible Costs prior to such termination shall be allocated amongst the Parties in accordance with this Agreement notwithstanding such termination); Article 13 (Confidentiality); Section 14.6 (Effects of Termination); this Section 14.7; Article 15 (Governing Law; Dispute Resolution); and Article 17 (Miscellaneous).
14.8Bankruptcy Code. If this Agreement is rejected or disclaimed by a Party as a debtor under Section 365 of the United States Bankruptcy Code, or similar provisions in the bankruptcy, insolvency, reorganization or debtor relief laws of another jurisdiction (collectively, the “Code”), then, notwithstanding anything else in this Agreement to the contrary, all licenses and rights to licenses granted under or pursuant to this Agreement by the Party in bankruptcy to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code (or similar provision in the bankruptcy laws of the jurisdiction), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Code (or similar provision in the bankruptcy laws of another applicable jurisdiction). The Parties agree that a Party that is a licensee of rights under this Agreement shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against a Party under the Code, the other Party shall be entitled to a complete duplicate of, or complete access to (as such other Party deems appropriate), any such intellectual property and all embodiments of such intellectual property, if not already in such other Party’s possession, shall be promptly delivered to such other Party: (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by such other Party, unless the bankrupt Party elects to continue to perform all of its obligations under this Agreement; or (b) if not delivered under the foregoing subclause (a), upon the rejection of this Agreement by or on behalf of the bankrupt Party upon written request therefor by the other Party. The foregoing provisions of this Section 14.6 are without prejudice to any rights a Party may have arising under the Code.
Article 15

GOVERNING LAW; DISPUTE RESOLUTION
15.1Governing Law. This Agreement is governed by and will be construed in accordance with the laws of the State of New York, without reference to its conflict of laws principles. The United Nations Convention of International Contracts on the Sale of Goods (the Vienna Convention) does not apply to this Agreement.
15.2Disputes.
15.2.1The Parties recognize that controversies or claims arising out of, relating to, or in connection with this Agreement may arise from time to time. It is the objective of the Parties to establish procedures to facilitate the resolution of Disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties shall follow the procedures set forth in this Article 15 to resolve any Dispute. If any dispute, claim or controversy of any nature arising out of or relating to this Agreement, including (a) any action or claim based on tort, contract or statute concerning the interpretation, effect, termination,

CONFIDENTIAL
validity, performance or breach of this Agreement and (b) any dispute (i) arising out of a JSC Subcommittee that is escalated to the JSC or (ii) arising out of the JSC, in each case ((i) or (ii)) that is not resolved pursuant to a Party’s exercise of its final decision-making authority under Section 2.8 (each, a “Dispute”), arises between the Parties, then either Party may request in writing that the Dispute be submitted to the Executive Officers of each Party for resolution within [***] of such written notice; provided, that any applicable escalation mechanisms through the JSC or a JSC Subcommittee set forth in this Agreement have been exhausted. To the extent that the Executive Officers have not succeeded in negotiating a resolution of the Dispute within [***] after the notice of Dispute, and a Party wishes to continue pursuing the matter, then the provisions of Sections 15.2.2 through Section 15.2.4 shall apply, as applicable.
15.2.2[***]
15.2.3Subject to Section 15.2.2, any Dispute at the JSC that is subject to a Party’s final decision-making authority under Section 2.8 will be resolved in accordance with such Party’s exercise of such decision-making authority.
15.2.4Subject to Section 15.2.2 and Section 15.2.3, either Party may seek to resolve the Dispute in any federal court having jurisdiction thereof located in New York, New York as further described in Section 15.3.
15.3Litigation; Equitable Relief. The Federal courts located in New York, New York shall have exclusive jurisdiction over, and shall be the exclusive venue for resolution of, any Dispute not resolved through the Dispute resolution procedures described in Section 15.2. If, within [***] following a notice by either Party to the other that it does not believe the Dispute can be resolved through Executive Officers, neither Party has commenced proceedings seeking to resolve such Dispute pursuant to Section 15.2, then such Dispute and all related rights, demands, claims, actions, causes of action, suits, proceedings and Losses of every kind and nature shall be deemed to have been irrevocably waived and released, to the fullest extent permitted under Applicable Laws. Notwithstanding anything to the contrary in this Agreement, either Party may, at any time and without waiving any remedy under this Agreement, seek from any court having jurisdiction any temporary injunctive or provisional relief necessary to protect the rights or property of that Party. Any final judgment resolving a Dispute may be enforced by either Party in any court having appropriate jurisdiction.
Article 16

RESERVED

Article 17

MISCELLANEOUS
17.1Entire Agreement; Amendment. This Agreement, including the Schedules hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior

CONFIDENTIAL
and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof, including the Confidentiality Agreements. The foregoing may not be interpreted as a waiver of any remedies available to either Party as a result of any breach, prior to the Effective Date, by the other Party of its obligations under any Confidentiality Agreement. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.
17.2Limitation of Liability. NEITHER PARTY MAY RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THIS SECTION 17.2 SHALL NOT BE CONSTRUED TO LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 12, EITHER PARTY’S LIABILITY FOR BREACH OF ITS EXCLUSIVITY OBLIGATIONS UNDER ARTICLE 8, EITHER PARTY’S LIABILITY FOR BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 13, OR LIABILITY OF A PARTY FOR ITS INFRINGEMENT OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHTS OR FOR A PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD.
17.3Independent Contractors. The relationship between Lilly and Foghorn created by this Agreement is solely that of independent contractors. This Agreement does not create any agency, distributorship, employee-employer, partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative of the other Party, nor can either Party assume or create any obligation, representation, warranty, or guarantee, express or implied, on behalf of the other Party.
17.4Notice. Any notice required or permitted to be given by this Agreement must be in writing, in English. Any and all notices or other communications or deliveries required or permitted to be provided hereunder must be in writing and will be deemed given and effective if: (a) delivered by hand or by overnight courier with tracking capabilities; (b) mailed postage prepaid by first class, registered, or certified mail; or (c) delivered by electronic mail, in each case, addressed as set forth below unless changed by notice so given:

CONFIDENTIAL

If to Foghorn:
Foghorn Therapeutics Inc.
500 Technology Square, Suite 700
Cambridge, Massachusetts 02139
Attn: Head of Business Development

With a copy to (which will not constitute notice):

Foghorn Therapeutics Inc.
500 Technology Square, Suite 700
Cambridge, Massachusetts 02139
Attn: Head of Legal
Email: legal@foghorntx.com
And:
Ropes & Gray LLP
Prudential Tower
800 Boylston Street, Boston, MA 02199
Attn: Marc Rubenstein
Email: marc.rubenstein@ropesgray.com

If to Lilly:
Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
Attn: Vice President, Corporate Business Development
Fax: (317) 651-3051
with a copy (which shall not constitute notice) to:

Eli Lilly and Company
Lilly Corporate Center
Indianapolis, IN 46285
Attn: General Counsel
Email: counsel_general@lilly.com
Fax: (317) 433-3000

Each Party shall also provide a copy of any notice (via e-mail if available) to the other Party’s Alliance Manager.
17.5Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable, or illegal by a court of competent jurisdiction: (a) such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement; (b) this Agreement shall be construed and enforced as if such invalid, unenforceable or illegal provision had never comprised a part hereof; and (c) all

CONFIDENTIAL
remaining portions will remain in full force and effect and shall not be affected by the invalid, unenforceable or illegal provision or by its severance herefrom.
17.6Non-Use of Names. Foghorn shall not use the name, trademark, logo, or physical likeness of Lilly or its officers, directors or employees, or any adaptation of any of them, in any advertising, promotional or sales literature, without Lilly’s prior written consent. Foghorn shall require its Affiliates to comply with the foregoing. Lilly shall not use the name, trademark, logo, or physical likeness of Foghorn or its officers, directors or employees, or any adaptation of any of them, in any advertising, promotional or sales literature, without Foghorn’s prior written consent. Lilly shall require its Affiliates and Sublicensees to comply with the foregoing.
17.7Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment or transfer without the other Party’s consent to: (a) its Affiliate, provided, that such Party shall remain primarily liable for any acts or omissions of such Affiliate; or (b) to an Acquirer in connection with a Change of Control, subject to Section 17.8. Any permitted assignee shall, in writing to the non-assigning Party, expressly assume performance of such assigning Party’s rights and obligations. Any permitted assignment is binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 17.7 is null, void and of no legal effect.
17.8Foghorn Change of Control.
17.8.1Notification of Change of Control. Foghorn shall provide Lilly with written notice of any Change of Control of Foghorn promptly, but no later than [***], following the earlier of the first public announcement of such Change of Control or the execution of a definitive agreement relating to such Change of Control (if such disclosure is not prohibited under Applicable Law or by the terms of any written agreement between Foghorn and any third party), which notice shall describe in reasonable detail the nature of the transaction and the identity of the Acquirer (a “Change of Control Notice”). If Foghorn undergoes a Change of Control, then the terms of Section 17.8.2 through Section 17.8.5 shall apply. For avoidance of doubt, a Change of Control of Foghorn shall not in any way limit or alter Lilly’s termination rights in accordance with Section 14.5, and the provisions of Section 17.8.2 below shall only apply if Lilly has not exercised any such termination right.
17.8.2Effects of Change of Control. If Foghorn undergoes a Change of Control, and at such time Foghorn [***], then Lilly shall have the option, [***]; provided, that [***]. In addition, in the event of a Change of Control of Foghorn, [***].
17.8.3[***]. Following any Change of Control of Foghorn to an Acquirer that owns or controls any [***] Foghorn shall cause the Acquirer to refrain from [***]. The obligations of this Section 17.8.3 apply with respect to any Acquirer, [***].
17.8.4Firewalled Programs. Promptly following the occurrence of any of the following events in relation to an Acquirer of Foghorn: (a) the effective date of a Change of Control of Foghorn [***], (b) Lilly’s delivery to Foghorn of a Proposed Additional Target Notice pursuant to Section 4.2 or a Proposed Replacement Target Notice pursuant to Section 4.3 (if applicable) specifying the identity of a Target that Lilly desires to include as a Collaboration

CONFIDENTIAL
Target under this Agreement, [***], or (c) the initiation of a [***] (each of (a), (b) and (c), with respect to such Competing Program, the “Firewall Event”), Foghorn shall implement and enforce Firewalls between the applicable Research Program and Competing Program for the duration of the applicable Firewall Period. [***]
17.8.5Firewall Audits. Lilly shall have the right, through a designated Third Party auditor reasonably acceptable to Foghorn, to audit Foghorn’s (and, as applicable, its Affiliates’) obligations under this Agreement regarding implementation and enforcement of Firewalls under this Section 17.8 for purposes of confirming compliance with the Firewalls, identifying any vulnerabilities or breaches and requiring Foghorn (or its Affiliates) to promptly remediate any non-compliance identified by such audit. In connection with such audit, duly authorized representatives of Lilly’s designated auditor may make an on-site visit to Foghorn (or its Affiliate) for the purpose of conducting such audit. Lilly may conduct such audits from time to time as reasonably necessary to confirm Foghorn’s compliance with such Firewall requirements no more than once per Calendar Year or more frequently if Lilly reasonably believes at any time that Foghorn is not in compliance with such Firewall requirements; [***]. Any audits described under this Section 17.8.5 shall be conducted during Foghorn’s regular business hours, for a duration only as reasonably necessary to confirm Foghorn’s compliance with the applicable Firewall requirements, and shall not unreasonably interfere with or impede Foghorn’s business operations. Lilly shall provide Foghorn with written notice of such audit no later than [***] prior to such requested audit (or such shorter period as may be designated by Lilly if Lilly reasonably believes at any time that Foghorn is not in compliance with such Firewall requirements). All such audits shall be conducted at Lilly’s cost and expense. If the auditor identifies any breach of the Firewall, Lilly and/or the auditor will notify Foghorn, and Foghorn will promptly (and will use reasonable efforts to ensure its Affiliates promptly) take all action necessary to remedy such breach, and will provide Lilly with reasonable assurance that such action has been taken, at Foghorn’s sole expense.
17.9Waivers. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.
17.10Force Majeure. Neither Party shall be responsible to the other for any failure or delay in performing any of its obligations under this Agreement or for other nonperformance hereunder (excluding, in each case, the obligation to make payments when due) if such delay or nonperformance is caused by strike, fire, flood, earthquake, accident, war, act of terrorism, epidemics, pandemics, quarantines, act of God or of the government of any country or of any local government, or by any other cause unavoidable or beyond the control of any Party hereto. In such event, such affected Party shall use Commercially Reasonable Efforts to resume performance of its obligations and will keep the other Party informed of actions related thereto.
17.11Interpretation. The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections,

CONFIDENTIAL
Appendices or Schedules mean the particular Articles, Sections, Appendices or Schedules to this Agreement and references to this Agreement include all Schedules hereto. In the event of any conflict between the main body of this Agreement and any Schedule hereto, the main body of this Agreement shall prevail. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation”; (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not merely to the particular provision in which such words appear; (e) the words “shall” and “will” have interchangeable meanings for purposes of this Agreement; (f) provisions that require that a Party, the Parties or a committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes, email or otherwise; (g) words of any gender include any other gender; (h) words using the singular or plural number also include the plural or singular number, respectively; (i) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; (j) the phrase “non-refundable” shall not prohibit, limit or restrict either Party’s right to obtain damages in connection with a breach of this Agreement; (k) the word “or” is used in the inclusive sense (“and/or”); and (l) neither Party shall be deemed to be acting on behalf of the other Party.
17.12Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which is deemed an original, but all of which together constitute one instrument. This Agreement may be executed and delivered electronically and upon such delivery such electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.
17.13Expenses. Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and execution of this Agreement.
17.14Further Assurances. Lilly and Foghorn hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all documents and take any action as may be reasonably necessary to carry out the intent and purposes of this Agreement.
17.15No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby, except for Lilly Indemnitees and Foghorn Indemnitees as expressly provided in Section 12.1 or as otherwise expressly provided for in this Agreement.
17.16Construction. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement;

CONFIDENTIAL
and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.
17.17Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.
17.18Extension to Affiliates. Except as expressly set forth otherwise in this Agreement, each Party shall have the right to extend the rights and immunities granted in this Agreement to one or more of its Affiliates. All applicable terms and provisions of this Agreement, except this right to extend, shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to the Party extending such rights and immunities. For clarity, the Party extending the rights and immunities granted hereunder shall remain primarily liable for any acts or omissions of its Affiliates.
[Signature page follows]

In Witness Whereof, the Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.
Eli Lilly and Company
By: /s/ David Ricks
Name:    David Ricks
Title:    Chairman and Chief Executive Officer

[SIGNATURE PAGE TO THE COLLABORATION AGREEMENT]

CONFIDENTIAL
In Witness Whereof, the Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.
Foghorn Therapeutics Inc.
By: /s/ Adrian Gottschalk
Name:    Adrian Gottschalk
Title:    President and Chief Executive Officer